Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-206501 and 333-213343

PROSPECTUS SUPPLEMENT

(To Prospectuses dated September 24, 2015 and August 26, 2016)

5,579,978 Shares

ARDMORE SHIPPING CORPORATION

Common Stock

The selling shareholder named in this prospectus supplement is selling 5,579,978 shares of our common stock. We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to 634,497 additional shares of our common stock. We will not receive any of the proceeds from the sale of the shares being sold by the selling shareholder. Please read “Use of Proceeds” and “Underwriting” for more information.

Subject to the completion of this offering, we have (a) agreed to purchase from the underwriter 1,350,000 shares of our common stock that are subject to this offering and (b) agreed to purchase from the selling shareholder in a privately-negotiated transaction an additional 85,654 shares of our common stock, in each case at a purchase price per share equal to the price per share paid by the underwriter to the selling shareholder in this offering and at a total purchase price of $11.1 million (together, the “share repurchase”).

Our common stock is listed on the New York Stock Exchange under the symbol “ASC.” The last reported sale price of our common stock on the New York Stock Exchange on November 27, 2017 was $8.80 per share.

We are an “emerging growth company” under the U.S. federal securities laws and, as such, we are eligible for reduced public company reporting requirements.

Investing in our common stock involves risks. You should carefully consider each of the factors described or referred to under “Risk Factors” beginning on page S-11 of this prospectus supplement and in the accompanying prospectuses and in the documents incorporated by reference into this prospectus supplement and accompanying prospectuses before you make an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectuses. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price(1)	$8.10	$34,262,821.80
Underwriting discount and commissions (2)	$0.38475	$1,627,484.04
Proceeds, before expenses, to the selling shareholder (3)	$7.71525	$32,635,337.76

(1)	Excludes the shares purchased by us in the share repurchase.
(2)	If the underwriter exercises the option granted by us to it to purchase additional shares of our common stock in full, the total underwriting discount and commissions payable by the selling shareholder and by us will be $1,871,606.76 (of which our portion will be $244,122.72), and the total proceeds to us before expenses will be approximately $4,895,302.98. There will be no underwriting discount or commissions paid for any shares purchased by us in the share repurchase. See “Use of Proceeds” and “Underwriting.”
(3)	Excludes the proceeds to the selling shareholder from the sale of the 1,435,654 shares subject to the share repurchase at a total sale price of $11.1 million.

The underwriter expects to deliver the shares of common stock on or about November 30, 2017.

Sole Book-Running Manager

Morgan Stanley

The date of this prospectus supplement is November 28, 2017.

Prospectus Supplement

August 26, 2016 Prospectus

September 24, 2015 Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in three parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second and third parts are the accompanying base prospectuses, dated August 26, 2016 and September 24, 2015, respectively, which give more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying base prospectus dated September 24, 2015 relate to (i) the sale by the selling shareholder of 4,178,517 shares of our common stock and (ii) the issuance and sale by us of 634,497 shares of our common stock. This prospectus supplement and the accompanying base prospectus dated August 26, 2016 relate to the sale by the selling shareholder of an additional 1,523,771 shares of our common stock. Generally, when we refer to the “prospectus,” we are referring to this prospectus supplement and the accompanying base prospectuses combined. If information in the prospectus supplement conflicts with information in the accompanying base prospectuses, you should rely on the information in the prospectus supplement.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will be deemed not to constitute a part of this prospectus except as so modified or superseded.

You should rely only on the information contained in this prospectus, any related free writing prospectus and the documents incorporated by reference into this prospectus. None of us, the selling shareholder or the underwriter has authorized anyone else to provide you different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. These securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any free writing prospectus, as well as the information we previously filed with the U.S. Securities and Exchange Commission (the “SEC”) that is incorporated by reference into this prospectus, is accurate as of any date other than its respective date. We may disclose material changes in our affairs in an amendment to this prospectus, a free writing prospectus or a future filing with the SEC incorporated by reference into this prospectus.

You should read carefully this prospectus, any related free writing prospectus, and the additional information described under the heading “Where You Can Find More Information” in the accompanying August 26, 2016 base prospectus and under the heading “Incorporation of Documents by Reference” in this prospectus supplement.

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in or incorporated by reference into this prospectus and any free writing prospectus are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995, as amended, provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. In addition, we and our representatives may from time to time make other oral or written statements that are also forward-looking statements. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, and the markets in which we operate. The words “believe,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “will,” “expect,” “pending” and similar expressions are among those that identify forward-looking statements.

Forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events affecting us. Forward-looking statements are subject to risks, uncertainties and assumptions, including those risks discussed under “Risk Factors” section of this prospectus supplement and those risks discussed in other reports we file with the SEC and that are incorporated into this prospectus by reference, including, among others, our Annual Report on Form 20-F for the year ended December 31, 2016 (our “2016 Annual Report”). The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

Except to the extent required by applicable law or regulation, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. In addition, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement, and accordingly, you should not place undue reliance on forward-looking statements.

Forward-looking statements in this prospectus or incorporated by reference herein include, among others, statements addressing such matters as:

•	our future operating or financial results;

•	global and regional economic and political conditions;

•	the strength of national economies and currencies;

•	general market conditions;

•	our vessel acquisitions, our business strategy and expected capital spending or operating expenses, including bunker prices, drydocking and insurance costs and our ability to grow our staff as our fleet expands;

•	competition in the tanker industry;

•	shipping market trends and general market conditions, including fluctuations in charter rates and vessel values and changes in demand for and the supply of tanker vessel capacity;

•	charter counterparty performance;

•	changes in governmental rules and regulations or actions taken by regulatory authorities;

•	the formal designation of the North Sea and Baltic Sea as Emission Control Areas for nitrogen oxides;

•	our financial condition and liquidity, including our ability to manage our near-term liquidity needs and to obtain financing in the future to fund capital expenditures, acquisitions, refinancing of existing indebtedness and other general corporate activities;

•	our ability to comply with covenants in financing arrangements;

•	vessel breakdowns and instances of off-hires;

•	future dividends;

•	our ability to enter into fixed-rate charters after our current charters expire and our ability to earn income in the spot market;

•	our expectations of the availability of vessels to purchase, the time it may take to construct new vessels, and vessels’ useful lives;

•	our ability to fund the share repurchase; and

•	our intended use of proceeds if the underwriter exercises the option we granted to it to purchase additional shares.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully under the “Risk Factors” section of this prospectus supplement. Any of these factors or a combination of these factors could materially affect our business, results of operations and financial condition and the ultimate accuracy of the forward-looking statements. Factors that might cause future results to differ include, among others, the following:

•	changes in the markets in which we operate;

•	changes in governmental rules and regulations or actions taken by regulatory authorities;

•	changes in economic and competitive conditions affecting our business, including market fluctuations in charter rates and charterers’ abilities to perform under time charters;

•	potential liability from future litigation and potential costs due to environmental damage and vessel collisions;

•	the length and number of off-hire periods and dependence on third-party managers; and

•	other factors discussed under the “Risk Factors” section of this prospectus supplement.

You should not place undue reliance on forward-looking statements contained in this prospectus, because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in this prospectus are qualified in their entirety by the cautionary statements contained in this prospectus. These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements.

Except to the extent required by applicable law or regulation, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This section summarizes some of the key information that appears or is incorporated by reference in other sections of this prospectus supplement. It may not contain all of the information that may be important to you. You should review carefully the risk factors and the more detailed information and financial statements included in this prospectus supplement before making an investment decision. Unless the context otherwise requires, when used in this prospectus supplement, the terms “Ardmore,” “Ardmore Shipping,” the “Company,” “we,” “our” and “us” refer to Ardmore Shipping Corporation and our consolidated subsidiaries, except that those terms, when used in this prospectus supplement in connection with our common shares, shall mean specifically Ardmore Shipping Corporation. The financial information included in this prospectus supplement represents our financial information and the operations of our vessel-owning subsidiaries and wholly-owned management company. Unless otherwise indicated, all references to currency amounts in this prospectus supplement are in U.S. dollars and financial information presented in this prospectus supplement is prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Please read the “Glossary of Shipping Terms” included in this prospectus supplement for definitions of certain terms used in this prospectus supplement that are commonly used in the shipping industry.

THE COMPANY

We provide seaborne transportation of petroleum products and chemicals worldwide to oil majors, national oil companies, oil and chemical traders, and chemical companies, with our modern, fuel-efficient fleet of mid-size product and chemical tankers. Our current fleet consists of 27 vessels, all of which are in operation.

We commenced business operations in April 2010 through our predecessor company with the goal of building an enduring product and chemical tanker company that emphasizes service excellence, innovation and operational efficiency through our focus on high-quality, fuel-efficient vessels. We are led by a team of experienced senior managers who have previously held senior management positions with highly regarded public shipping companies and financial institutions.

We are strategically focused on modern, fuel-efficient, mid-size product and chemical tankers. As of September 30, 2017, mid-size tankers comprised approximately 34% of the world’s tanker fleet capacity as measured by number of ships. We actively pursue opportunities to exploit the overlap we believe exists between the clean petroleum product (“CPP”) and chemical sectors in order to enhance earnings, and also seek to engage in more complex CPP trades, such as multi-grade and multi-port loading and discharging operations, where our knowledge of chemical operations is beneficial to our CPP customers.

Our fuel-efficient operations are designed to enhance our investment returns and provide value-added service to our customers. We believe we are on the forefront of fuel efficiency and emissions reduction trends and are well-positioned to capitalize on these developments by (a) constructing new economically advanced vessels (“Eco-design”), (b) modifying ships to improve fuel efficiency (“Eco-mod”) and (c) equipping our fleet with engine diagnostic and ship performance management systems to optimize voyage performance.

As a result, we have reduced the fuel consumption of our Eco-mod vessels which, in some cases, achieve performance close to that of new Eco-design vessels. We intend to order only Eco-design vessels and we intend to make Eco-mod improvements to any second-hand vessels that we may acquire, as necessary. Our acquisition strategy is to build our fleet with Eco-design newbuildings and modern second-hand vessels that can be upgraded to Eco-mod.

We have no related-party transactions concerning our vessel operations. Certain of our subsidiaries carry out our management and administrative services, with Ardmore Shipping (Bermuda) Limited providing our management services and associated functions, Ardmore Shipping Services (Ireland) Limited (“ASSIL”) providing our corporate, accounting, fleet administration and operations services and Ardmore Shipping (Asia) Pte. Limited and Ardmore Shipping (Americas) LLC performing our commercial management and chartering services. Technical management of our vessels is performed by a combination of ASSIL, Anglo Ardmore Ship Management Limited, a joint venture entity that is 50% owned by us, and our third-party technical managers. ASSIL’s operations team is directly responsible for insurance and for overseeing significant operational functions of the third-party technical managers. We have a resolute focus on both high-quality service and efficient operations, and we believe that our corporate overhead and operating expenses are among the lowest of our peers.

We are commercially independent, as we have no blanket employment arrangements with third-party or related-party commercial managers. We market our services both directly to a broad range of customers, including oil majors, national oil companies, oil and chemical traders, chemical companies, and a range of pooling service providers. We monitor the tanker markets to understand and best utilize our vessels and may change our chartering strategy to take advantage of changing market conditions.

We believe that the market for mid-size product and chemical tankers is recovering from cyclical lows, resulting from strong underlying demand growth driven by both cyclical and secular trends, as well as a reduction in the supply overhang due to reduced ordering activity and an extended period of fleet growth at a rate below that of demand growth. We believe that we are well positioned to benefit from the market recovery with a modern, fuel-efficient fleet, access to capital for growth, a diverse and high-quality customer base, an emphasis on service excellence in an increasingly demanding regulatory environment and a relative cost advantage in assets, operations and corporate overhead.

CURRENT FLEET

As of November 26, 2017, our fleet consisted of 27 operating vessels (of which 21 are Eco-design and 6 are Eco-mod). Please read “Glossary of Shipping Terms” in this prospectus supplement for definitions of terms used below. The average age of our fleet as of November 26, 2017 was 5.2 years.

Vessel Name	Type	Dwt	IMO	Built	Country	Flag	Employment	Charter Expires	Specification
In Operation
Ardmore Seavaliant	Product/Chemical	49,998	2/3	Feb-13	Korea	MI	Spot	N/A	Eco-design
Ardmore Seaventure	Product/Chemical	49,998	2/3	Jun-13	Korea	MI	Spot	N/A	Eco-design
Ardmore Seavantage	Product/Chemical	49,997	2/3	Jan-14	Korea	MI	Spot	N/A	Eco-design
Ardmore Seavanguard	Product/Chemical	49,998	2/3	Feb-14	Korea	MI	Spot	N/A	Eco-design
Ardmore Sealion	Product/Chemical	49,999	2/3	May-15	Korea	MI	Pool	N/A	Eco-design
Ardmore Seafox	Product/Chemical	49,999	2/3	Jun-15	Korea	MI	Pool	N/A	Eco-design
Ardmore Seawolf	Product/Chemical	49,999	2/3	Aug-15	Korea	MI	Pool	N/A	Eco-design
Ardmore Seahawk	Product/Chemical	49,999	2/3	Nov-15	Korea	MI	Pool	N/A	Eco-design
Ardmore Endeavour	Product/Chemical	49,997	2/3	Jul-13	Korea	MI	Spot	N/A	Eco-design
Ardmore Enterprise	Product/Chemical	49,453	2/3	Sep-13	Korea	MI	Spot	N/A	Eco-design
Ardmore Endurance	Product/Chemical	49,466	2/3	Dec-13	Korea	MI	Spot	N/A	Eco-design
Ardmore Encounter	Product/Chemical	49,478	2/3	Jan-14	Korea	MI	Spot	N/A	Eco-design
Ardmore Explorer	Product/Chemical	49,494	2/3	Jan-14	Korea	MI	Spot	N/A	Eco-design
Ardmore Exporter	Product/Chemical	49,466	2/3	Feb-14	Korea	MI	Spot	N/A	Eco-design
Ardmore Engineer	Product/Chemical	49,420	2/3	Mar-14	Korea	MI	Spot	N/A	Eco-design
Ardmore Seafarer	Product/Chemical	45,744	3	Aug-04	Japan	MI	Spot	N/A	Eco-mod
Ardmore Seatrader	Product	47,141	—	Dec-02	Japan	MI	Spot	N/A	Eco-mod
Ardmore Seamaster	Product/Chemical	45,840	3	Sep-04	Japan	MI	Spot	N/A	Eco-mod
Ardmore Seamariner	Product/Chemical	45,726	3	Oct-06	Japan	MI	Spot	N/A	Eco-mod
Ardmore Sealeader	Product	47,463	—	Aug-08	Japan	MI	Spot	N/A	Eco-mod
Ardmore Sealifter	Product	47,472	—	Jul-08	Japan	MI	Spot	N/A	Eco-mod
Ardmore Dauntless	Product/Chemical	37,764	2	Feb-15	Korea	MI	Pool	N/A	Eco-design
Ardmore Defender	Product/Chemical	37,791	2	Feb-15	Korea	MI	Pool	N/A	Eco-design
Ardmore Cherokee	Product/Chemical	25,215	2	Jan-15	Japan	MI	Spot	N/A	Eco-design
Ardmore Cheyenne	Product/Chemical	25,217	2	Mar-15	Japan	MI	Pool	N/A	Eco-design
Ardmore Chinook	Product/Chemical	25,217	2	Jul-15	Japan	MI	Spot	N/A	Eco-design
Ardmore Chippewa	Product/Chemical	25,217	2	Nov-15	Japan	MI	Pool	N/A	Eco-design

Total	27	1,202,568

Our chartering policy is to maintain a broad range of operating and potential time charter customers and pooling alternatives in order to maximize commercial flexibility and to provide a risk management tool depending on prevailing market conditions and outlook. In particular, we seek customers who place value on our proactive approach to fuel efficiency.

COMPETITIVE STRENGTHS

We believe that we possess a number of competitive strengths that support our objectives of maximizing returns and capitalizing on growth opportunities in the product and chemical tanker sectors, including:

•	Experienced Management Team with an Established Track Record. Our senior management team has an aggregate of over 75 years of experience in maritime and related activities. Our Chief Executive

Officer, Anthony Gurnee, has over 30 years of experience in the maritime industry, as part of the senior management team that guided Teekay Corporation’s turnaround in the 1990s and laid the foundation for its future growth with a series of public bond issuances and its initial public offering. Our Chairman, Reginald Jones, was formerly the global head of transportation investment banking at Goldman, Sachs & Co. where he led numerous shipping mergers and acquisitions and capital markets transactions. Our Chief Operating Officer, Mark Cameron, has held a wide range of operational and strategic management positions within Teekay Corporation, AP Moller Maersk and Safmarine over a 20 year onshore career. Additionally, he served 11 years at sea and achieved the rank of Chief Engineer. Our Chief Financial Officer, Paul Tivnan, was formerly with Ernst & Young in its financial services tax practice specializing in international tax structuring for banking and financial institutions. Our Senior Vice President, Chartering and Business Development, Gernot Ruppelt, joined Ardmore with 12 years of commercial experience in the maritime business. He previously worked as a Tanker Broker at Poten & Partners, New York, and for Maersk Broker and AP Moller Maersk in Copenhagen, Singapore and Germany.

•	Attractive, Fuel-Efficient Fleet. Consistent with our strategy of focusing on fuel-efficient vessels, we have assembled a modern, high-quality fleet of Eco-design or Eco-mod Japanese and Korean-built tankers. As of November 26, 2017, the average age of our current fleet was 5.2 years.

•	Focus on Service Excellence and Innovation. Since inception, we have focused on service excellence through high-quality operations and innovation relating to fuel efficiency improvements, including the acquisition of Eco-design newbuildings and performing Eco-mod improvements to second-hand vessels we acquire. Central to our approach is accurate vessel speed and fuel consumption measurement and continuous operational improvement. We believe that this focus has enabled us to negotiate favorable time charter rates in the past and to benefit directly in spot trading and pool arrangements. In addition, we apply our operational experience and expertise in chemical tanker operations to complex CPP trades to support our customers’ needs.

•	Low Cost Operation. We believe our overhead cost per vessel and operating expenses per vessel are among the lowest of our industry peers. We have achieved these results by purchasing high-quality second-hand vessels, building ships in modern, reputable shipyards and remaining focused on two closely related business sectors. We have further achieved low operating expenses per vessel by using our operations management team to closely supervise and augment our jointly owned ship manager and third-party technical managers, which provide scale benefits with managed fleets each in excess of 800 vessels.

•	Financial Flexibility. We have capitalized our business in a financially conservative manner and have been able to raise debt and equity capital to fund growth. We have done so during the recent severe shipping downturn that led to the reorganization or bankruptcy of many leading shipping companies and prevented many other operators from taking advantage of attractive investment opportunities.

BUSINESS STRATEGY

Our objective is to solidify our position as a market leader in modern, fuel-efficient, mid-size product and chemical tankers by engaging in well-timed growth and utilizing our operational expertise and quality-focused approach to provide value-added services to our customers. The key elements of our business strategy include:

•	Focus on Modern, Mid-Size Product and Chemical Tankers. The average sizes of our product and chemical tankers are substantially similar to the median sizes of the global fleets for product tankers and chemical tankers. We have developed our strategic focus around mainstream tanker sizes that are readily employed and actively traded worldwide in broad and deep markets. Additionally, as a result of the overlap between the product and chemical sectors, we believe that our fleet composition enables us to take advantage of opportunities, both operationally and strategically, while also providing investment diversification.

•	Well-Timed Growth through the Acquisition of Quality Tonnage. We have a diligent and patient approach to expanding our fleet and are selective as to the quality of ships we seek to acquire. Since we commenced business in 2010, we have only acquired Japanese or Korean-built ships, but may consider vessels constructed elsewhere if they meet the same high standard of quality. We believe that our commitment and selectivity in growing our fleet has been instrumental in building our reputation for quality and service excellence.

•	Optimizing Fuel Efficiency. The shipping industry is experiencing a steady increase in fuel efficiency, and we intend to remain at the forefront of this development. Our Eco-design vessels incorporate many of the latest technological improvements, such as electronically-controlled engines, more efficient hull forms matched with energy efficient propellers, and decreased water resistance. Our Eco-mod vessels have improved propulsion efficiency and decreased water resistance. In addition, we achieve further improvements through engine diagnostics and operational performance monitoring. We estimate that our Eco-design and Eco-mod medium range (“MR”) tankers consume approximately 10—20% less fuel than similar standard MR tankers.

•	Commercial Independence, Flexibility and Diversification. We maintain a broad range of existing and potential time-charter and spot customers, as well as pooling alternatives, as part of our effort to maximize commercial flexibility and to manage cash flow visibility through charter duration and customer diversification. In particular we seek customers who value our active approach to fuel efficiency and service delivery.

•	Low Cost Structure. We have established a solid foundation for growth while cost-effectively managing our operating expenses and corporate overhead. We intend to grow our staff as needed and to realize further economies of scale as our fleet expands. At the core of our business philosophy is the belief that well-run companies can deliver high quality service and achieve efficiency simultaneously, through hands-on management, effective communication with employees, and constant re-evaluation of budgets and operational performance.

CORPORATE STRUCTURE

Ardmore Shipping Corporation was incorporated under the laws of the Republic of the Marshall Islands on May 14, 2013. We commenced business operations through our predecessor company, Ardmore Shipping LLC, on April 15, 2010. On August 6, 2013, we completed our initial public offering of our common stock.

As at November 1, 2017, GA Holdings LLC held 5,787,942 shares of our common stock, or 17.2% of our outstanding shares of common stock, with the remaining 82.8% held by public investors.

We maintain our principal executive offices in Hamilton, Bermuda and our principal operating office in Cork, Ireland. Our telephone number at our principal executive offices located at Cumberland House, 1 Victoria Street, 5th Floor, Hamilton, HM 11, Bermuda is +(1) 441 405-7800. ASSIL’s office is located at Unit 1102, One Albert Quay, Albert Quay, Cork, T12X8N6 Ireland. Our telephone at this address is +(353) 21 240-9500. Ardmore Shipping (Bermuda) Limited, a wholly-owned subsidiary incorporated in Bermuda, carries out our management services and associated functions. Each of Ardmore Shipping (Asia) Pte. Limited and Ardmore Shipping (Americas) LLC, wholly-owned subsidiaries incorporated in Singapore and Delaware, respectively, performs commercial management and chartering services for us.

SHARE REPURCHASE

Subject to the completion of this offering, we have (a) agreed to purchase from the underwriter 1,350,000 shares of our common stock that are subject to this offering and (b) agreed to purchase from the selling shareholder in a privately-negotiated transaction 85,654 shares of our common stock, having an aggregate value of approximately $11.6 million (based upon the public offering price) and in each case at a purchase price per share equal to the price per share paid by the underwriter to the selling shareholder in this offering. We refer to this repurchase in this prospectus supplement as the “share repurchase.” We intend to fund the share repurchase with cash on hand. The share repurchase is being conducted outside of our recently renewed $25 million share repurchase plan.

The description and the other information in this prospectus supplement about the share repurchase is included solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of our common stock subject to the share repurchase

THE OFFERING

The following summary of the offering contains basic information about the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, please refer to the section of the August 26, 2016 base prospectus entitled “Description of Capital Stock.”

Issuer	Ardmore Shipping Corporation.

Selling shareholder	GA Holdings LLC.

Shares of common stock offered by the selling shareholder	5,579,978 shares.

Shares of common stock offered by us	634,497, if the underwriter exercises in full the option we granted to it to purchase additional shares.

Shares of common stock outstanding immediately after this offering

Giving effect to the share repurchase (but without giving effect to any exercise by the underwriter of the option we granted to it to purchase additional shares in this offering), there would be 32,139,956 shares of common stock outstanding immediately following completion of this offering. Giving effect to the share repurchase and assuming the underwriter exercises its option to purchase additional shares in full, there would be 32,774,453 shares of common stock outstanding immediately following completion of this offering.

Use of proceeds

We will not receive any proceeds from the sale of shares of our common stock by the selling shareholder in this offering. We intend to use the net proceeds from the sale of shares of our common stock to the underwriter pursuant to any exercise by the underwriter of its option to purchase additional shares, which proceeds would be approximately $4.5 million assuming the underwriter exercises this option in full, for general corporate purposes. Please read “Use of Proceeds.”

Share repurchase

Subject to completion of this offering, we have agreed to repurchase a total of 1,435,654 shares of our common stock from the underwriter in this offering and the selling shareholder, at a purchase price per share equal to the price paid by the underwriter to the selling shareholder in this offering and a total purchase price of $11.1 million. We intend to fund the share repurchase with cash on hand. A special committee of our board of directors, which committee consisted solely of independent directors without any direct or indirect financial interest in the selling shareholder or this offering, approved the share repurchase and our providing the over-allotment option to the underwriter in this offering.

Dividend policy

Our dividend policy is to pay out, as a cash dividend on a quarterly basis, 60% of Earnings from Continuing Operations (which represents our earnings per share reported under GAAP as adjusted for unrealized and realized gains and losses and extraordinary items). Our ability to pay dividends is subject to various risks and restrictions. Since the quarter ended June 30, 2016, we have not paid cash dividends on our shares of common stock due to losses from continuing operations. Please read “Risk Factors—Risks Related to our Common Stock and this Offering—Our ability to pay dividends may be limited by the amount of cash we generate from operations following the payment of fees and expenses, by the establishment of any reserves and by additional factors unrelated to our profitability.”

NYSE listing	Our common stock is listed on the New York Stock Exchange under the symbol “ASC.”

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

The following tables set forth, in each case for the periods and as at the dates indicated, our summary consolidated financial data and operating data. The summary financial and operating data has been prepared on the following basis:

•	The summary consolidated income statement data for the fiscal years ended December 31, 2016, December 31, 2015 and December 31, 2014 and the summary consolidated balance sheet data as of December 31, 2016 and 2015 are derived from our audited consolidated financial statements and the notes thereto, which are included in our 2016 Annual Report and incorporated into this prospectus supplement by reference. The summary consolidated balance sheet data as of December 31, 2014 is derived from our audited consolidated financial statements and the notes thereto, which are not incorporated by reference into this prospectus supplement.

•	The summary condensed consolidated financial data as at and for the nine months ended September 30, 2017 and 2016 are derived from our unaudited condensed interim consolidated financial statements and the notes thereto, which financial statements are included in our Report on Form 6-K dated November 1, 2017 and incorporated by reference into this prospectus supplement.

	Nine months ended September 30,		Years ended December 31,
INCOME STATEMENT DATA	2017	2016	2016	2015	2014
REVENUE
Revenue	$148,168,757	121,224,907	164,403,938	157,882,259	67,326,634
OPERATING EXPENSES
Commissions and voyage related costs(1)	55,199,927	23,762,818	37,121,398	30,137,173	7,004,045
Vessel operating expenses	46,786,299	40,290,408	56,399,979	46,416,510	29,447,876
Depreciation	25,625,382	21,578,136	30,091,237	24,157,022	14,854,885
Amortization of deferred dry dock expenditure	1,971,213	2,050,091	2,715,109	2,120,974	2,031,100
Total general and administrative expenses	11,496,529	11,266,648	14,077,212	10,748,622	8,178,666
Corporate	9,484,195	10,030,701
Commercial and Chartering	2,012,334	1,235,947

Total operating expenses	141,079,350	98,948,101	140,404,935	113,580,301	61,516,572

Profit/(loss) from operations	7,089,407	22,276,806	23,999,003	44,301,958	5,810,062
Interest expense and finance costs	(16,029,527)	(12,294,821)	(17,754,118)	(12,282,704)	(4,119,283)
Interest income	327,016	107,425	164,629	15,571	16,444
Gain (loss) on disposal of vessels	—	451,962	(2,601,148)	—	—
Loss on asset held for sale	—	(3,028,416)	—	—	—

Profit/(loss) before taxes	(8,613,104)	7,512,956	3,808,366	32,034,825	1,707,223

Income tax	(47,839)	(77,250)	(60,434)	(79,860)	(46,749)

Net profit/(loss)	$(8,660,943)	7,435,706	3,747,932	31,954,965	1,660,474

Net earnings/(loss) per share, basic and diluted	$(0.26)	0.26	0.12	1.23	0.07
Weighted average number of common shares, basic and diluted	33,575,610	28,988,963	30,141,891	26,059,122	24,547,661

	As of September 30,		As of December 31,
BALANCE SHEET DATA	2017	2016	2016	2015	2014
Cash and cash equivalents	$45,814,043	52,970,481	55,952,873	40,109,382	59,879,596
Net vessels (including drydock assets)	764,407,890	769,133,912	788,693,708	662,359,307	489,833,626
Total assets	861,710,616	879,936,498	883,642,723	778,197,608	562,214,991
Senior debt and capital leases	445,997,730	457,277,918	462,343,756	415,014,315	224,902,715
Paid in capital	401,690,178	401,186,887	401,347,393	337,211,121	338,064,585
Accumulated surplus (deficit)	$(5,738,537)	6,610,184	2,922,406	10,400,157	(10,864,492)

	Nine months ended September 30,		Years ended December 31,
CASH FLOW DATA	2017	2016	2016	2015	2014
Net cash provided by operating activities	$11,959,149	32,558,821	42,634,500	37,659,686	12,421,127
Net cash used in investing activities	(448,229)	(111,535,142)	(122,311,231)	(232,849,734)	(209,741,529)
Net cash (used in) provided by financing activities	$(21,649,750)	91,837,420	95,520,221	175,419,834	200,339,153

	Nine months ended September 30,		Years ended December 31,
TIME CHARTER EQUIVALENT DATA(2)	2017	2016	2016	2015	2014
Fleet weighted average TCE(2)	12,751	15,748	14,785	18,309	14,393
MR Tankers “Eco-design”	13,190	16,543	15,098	19,149	15,913
MR Tankers “Eco-mod”	12,913	15,141	14,318	20,223	14,793
Chemical Tankers “Eco-design”	11,468	16,362	15,395	17,507	—
Chemical Tankers “Eco-mod”	—	11,832	11,839	13,417	11,404

	Nine months ended September 30,		Years ended December 31,
FLEET OPERATING DATA	2017	2016	2016	2015	2014
OPERATING EXPENDITURE
Fleet operating costs per day(3)	5,923	6,030	6,017	5,976	6,197
Technical management fees per day(4)	385	255	388	357	359

Total fleet operating costs per day	6,308	6,285	6,405	6,333	6,556

Expenditures for drydock(5)	2,866,638	2,899,096	3,099,805	3,314,568	4,921,479
HIRE
On-hire utilization(6)	99.28%	98.53%	99.52%	99.7%	99.9%

(1)	Voyage expenses are all expenses related to a particular voyage, including any bunker fuel expenses, port fees, cargo loading and unloading expenses, canal tolls and agency fees.
(2)	Time Charter Equivalent (“TCE”) daily rate is the gross charter rate or gross pool rate, as appropriate, per revenue day plus allowances paid by charterers to owners for communications, victualing and entertainment costs for crew. Revenue days are the total number of calendar days the vessels are in our possession less off-hire days generally associated with drydocking or repairs. For vessels employed on voyage charters, TCE is the net rate after deducting voyage costs incurred by commercial managers. Fleet weighted average TCE is total gross revenue for the fleet, after deducting voyage expenses incurred on voyage charters divided by the number of revenue days.
(3)	Fleet operating costs per day are routine operating expenses and include crewing, repairs and maintenance, insurance, stores, lube oils and communication costs. They do not include additional costs related to upgrading or enhancement of the vessels that are not capitalized.

(4)	Technical management fees are fees paid to third-party technical managers.
(5)	Drydock costs, which include costs for in-water surveys, consist of direct costs that are incurred as part of drydockings to meet regulatory requirements, expenditures that add economic life to the vessel, and expenditures during drydocking that increase the vessel’s earnings capacity or improve the vessel’s operating efficiency.
(6)	On-hire utilization is based on revenue days divided by net operating days (i.e. operating days less scheduled offhire days).

RISK FACTORS

Before investing in our common stock, you should carefully consider all of the information included or incorporated by reference into this prospectus supplement. When evaluating an investment in our common stock, you should carefully consider the following risk factors together with all other information included in this prospectus supplement, including those risks discussed under the caption “Risk Factors” in our 2016 Annual Report which is filed with the SEC and is incorporated by reference into this prospectus supplement, and information included in any applicable free writing prospectus.

Risks Related to our Common Stock and this Offering

The price of our common shares after this offering may be volatile, and the value of an investment in our common stock may decline.

The market price of our common stock could be subject to wide fluctuations in response to many of the risk factors discussed in this prospectus supplement and others beyond our control, including:

•	the market for similar securities;

•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

•	mergers and strategic alliances in the tanker industry;

•	market conditions generally and in the tanker industry;

•	prevailing global and regional economic and political conditions;

•	the effect of governmental regulations and maritime self-regulatory organization standards on the conduct of our business;

•	changes in the basis of taxation of our activities in various jurisdictions;

•	our ability to service and refinance our current and future indebtedness;

•	our ability to raise additional debt and equity to satisfy our capital needs;

•	the failure of securities analysts to publish research about us after this offering, or shortfalls in our operating results from levels forecast by securities analysts;

•	announcements concerning us or our competitors; and

•	the general state of the securities markets.

The seaborne transportation industry has been highly unpredictable and volatile. In addition, the stock markets in recent years have experienced substantial price and volume fluctuations that have affected and continue to affect the market prices of securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as factors such as those listed above, may negatively impact the price of our common stock. If the market price of our common stock declines, you may not realize any return on your investment in us and may lose some or all of your investment. Also, investors may not be able to sell the common stock at prices equal to or greater than those paid in this offering. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. Current or future securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could harm our business, results of operations and financial condition.

Future sales of our common stock could cause the market price of our common stock to decline.

The market price for our common shares could decline as a result of sales by existing shareholders of large numbers of our common shares after this offering, or as a result of the perception that such sales may occur.

Sales of our common shares by these shareholders also might make it more difficult for us to sell equity or equity-related securities in the future at a time and at the prices that we deem appropriate.

Anti-takeover provisions in our charter documents could make it difficult for our shareholders to replace or remove our current board of directors or could have the effect of discouraging, delaying or preventing a merger or acquisition, which could adversely affect the market price of our common shares.

Several provisions of our articles of incorporation and bylaws could make it difficult for our shareholders to change the composition of our board of directors in any one year, preventing them from changing the composition of management. In addition, the same provisions may discourage, delay or prevent a merger or acquisition that shareholders may consider favorable. These provisions include:

•	authorizing the board of directors to issue “blank check” preferred stock without shareholder approval;

•	providing for a classified board of directors with staggered, three-year terms;

•	prohibiting cumulative voting in the election of directors;

•	authorizing the removal of directors only for cause and only upon the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock entitled to vote for the directors;

•	limiting the persons who may call special meetings of shareholders;

•	establishing advance notice requirements for nominating candidates for election to our board of directors or for proposing matters that can be acted on by shareholders at shareholder meetings; and

•	restricting business combinations with interested shareholders.

These anti-takeover provisions could substantially impede the ability of public shareholders to benefit from a change in control and, as a result, may adversely affect the market price of our common stock and your ability to realize any potential change of control premium.

We are an “emerging growth company”, and we cannot be certain if the reduced reporting requirements applicable to “emerging growth companies” will make our common shares less attractive to investors.

We are an “emerging growth company”, as defined in the Securities Act of 1933, as amended (the “Securities Act”), and we may take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies”. Investors may find our common shares less attractive because we rely on certain of these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our share price may be more volatile.

Because of our status as an “emerging growth company” under the Jumpstart Our Business Startups Act status, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) for so long as we are an emerging growth company. As long as we take advantage of the reduced reporting obligations, the information that we provide shareholders may be different from information provided by other public companies. We may take advantage of these provisions until December 31, 2018 or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company if, among other things, we have more than $1.0 billion in “total annual gross revenues” during the most recently completed fiscal year.

We may issue additional shares of common stock or other equity securities without your approval, which could dilute your ownership interests and may depress the market price of our common stock.

We may issue additional shares of common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future vessel acquisitions, repayment of outstanding indebtedness or our equity incentive plan, without shareholder approval, in a number of circumstances.

Our issuance of additional shares of common stock or other equity securities of equal or senior rank would have the following effects:

•	our existing shareholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available, if any, for dividends payable on our common stock may decrease;

•	the relative voting strength of each previously outstanding common share may be diminished; and

•	the market price of our common stock may decline.

Our ability to pay dividends may be limited by the amount of cash we generate from operations following the payment of fees and expenses, by the establishment of any reserves by our board of directors and by additional factors unrelated to our profitability.

Although we generally intend to pay regular quarterly dividends on our common shares, we have not paid dividends on our common stock since August 31, 2016, when we paid a cash dividend of $0.11 per share for the quarter ended June 30, 2016, and we may not pay dividends in the future. The amount of dividends we pay will depend in part upon the amount of cash we generate from our operations. We may not, however, have sufficient cash available each quarter to pay dividends, as a result of insufficient levels of profit, restrictions on the payment of dividends contained in our financing arrangements or under applicable law and the decisions of our management and directors. The amount of cash we have available for dividends may fluctuate upon, among other things:

•	the rates we obtain from our charters, as well as the rates obtained following expiration of our existing charters;

•	the level of our operating costs;

•	the number of unscheduled off-hire days and the timing of, and number of days required for, scheduled drydocking of our vessels;

•	vessel acquisitions and related financings, such as restrictions in our credit facilities and in any future debt arrangements;

•	prevailing global and regional economic and political conditions;

•	the effect of governmental regulations and maritime self-regulatory organization standards, including with respect to environmental and safety matters, on the conduct of our business; and

•	changes in the bases of taxation of our activities in various jurisdictions.

The actual amount of cash we will have available for dividends will also depend on many factors, including:

•	changes in our operating cash flows, capital expenditure requirements, working capital requirements and other cash needs;

•	our fleet expansion strategy and associated uses of our cash and our financing requirements;

•	modification or revocation of our dividend policy by our board of directors;

•	the amount of any cash reserves established by our board of directors; and

•	restrictions under our credit facilities and Marshall Islands law.

The amount of cash we generate from our operations may differ materially from our net income or loss for the period, which may be affected by non-cash items. We may incur other expenses or liabilities that could reduce or eliminate the cash available for distribution as dividends. Our credit facilities also restrict our ability to declare and pay dividends if an event of default has occurred and is continuing or if the payment of the dividend would result in an event of default. In addition, Marshall Islands law generally prohibits the payment of dividends other than from surplus (retained earnings in excess of consideration received for the sale of stock above the par value of the stock), or while a company is insolvent or if it would be rendered insolvent by the payment of such a dividend, and any dividend may be discontinued at the discretion of our board of directors. As a result of these or other factors, we may pay dividends during periods when we record losses and may not pay dividends during periods when we record income.

Risks Related to our Industry

The tanker industry is cyclical and volatile in terms of charter rates and profitability, which may affect our results of operations.

The tanker industry is both cyclical and volatile in terms of charter rates and profitability. A prolonged downturn in the tanker industry could adversely affect our ability to recharter our vessels or to sell them on the expiration or termination of their charters. In addition, the rates payable in respect of our vessels currently operating in a commercial pool, or any renewal or replacement charters that we enter into, may not be sufficient for us to operate our vessels profitably. Fluctuations in charter rates and tanker values result from changes in the supply and demand for tanker capacity and changes in the supply and demand for oil, oil products and chemicals. The factors affecting the supply and demand for tankers are outside of our control, and the nature, timing and degree of changes in industry conditions are unpredictable.

Factors that influence demand for tanker capacity include:

•	supply of and demand for oil, oil products and chemicals;

•	regional availability of refining capacity;

•	global and regional economic and political conditions;

•	the distance oil, oil products and chemicals are to be moved by sea;

•	changes in seaborne and other transportation patterns;

•	environmental and other legal and regulatory developments;

•	currency exchange rates;

•	weather;

•	competition from alternative sources of energy; and

•	international sanctions, embargoes, import and export restrictions, nationalizations and wars.

Factors that influence the supply of tanker capacity include:

•	the number of newbuilding deliveries;

•	the scrapping rate of older vessels;

•	conversion of tankers to other uses;

•	the price of steel and other raw materials;

•	the number of vessels that are out of service; and

•	environmental concerns and regulations.

Historically, the tanker markets have been volatile as a result of a variety of conditions and factors that can affect the price, supply and demand for tanker capacity. Demand for transportation of oil products and chemicals over longer distances was significantly reduced during the last economic downturn. More recently, since 2015 an oversupply of tanker capacity has contributed to continuing low charter rates in the tanker industry. As of

November 26, 2017, none of our vessels were on time charters, eight of our vessels operated in a spot market-oriented commercial pool and 19 of our vessels operated in the spot market directly. We may seek to employ one or more of our vessels directly in the spot market upon re-delivery from the current time charterers. If time charter or spot charter rates decline, we may be unable to achieve a level of charter hire sufficient for us to operate our vessels profitably or we may have to operate our vessels at a greater loss.

Any decrease in spot-charter rates in the future or continuation of current rates may adversely affect our results of operations.

As of November 26, 2017, eight of our operating vessels were employed in a spot market-oriented commercial pool and 19 of our operating vessels operated directly in the spot market. The earnings of these vessels are based on the spot market charter rates of the pool or the particular voyage charter. We may seek to employ other vessels directly in the spot market upon re-delivery from the current charterers.

We may employ in the spot-charter market additional vessels that we may acquire in the future. Where we plan to employ a vessel in the spot-charter market, we intend to generally place such vessel in a commercial pool that pertains to that vessel’s size class or to employ the vessel in the spot market directly. Although spot chartering is common in the tanker industry, the spot-charter market may fluctuate significantly based upon tanker and oil product/chemical supply and demand, and there have been periods when spot rates have declined below the operating cost of vessels. The successful operation of our vessels in the competitive spot-charter market, including within commercial pools, depends upon, among other things, spot-charter rates and minimizing, to the extent possible, time spent waiting for charters and time spent travelling unladen to pick up cargo. If spot-charter rates decline, we may be unable to operate our vessels trading in the spot market profitably, meet our obligations, including payments on indebtedness or of dividends in the future. In addition, as charter rates for spot-charters are fixed for a single voyage that may last up to several weeks, during periods in which spot-charter rates are rising, we will generally experience delays in realizing the benefits from such increases.

Our ability to renew the charters on our vessels on the expiration or termination of our current charters, or to enter into charters on vessels that we may acquire in the future, the charter rates payable under any replacement charters and vessel values will depend upon, among other things, economic conditions in the sectors in which our vessels operate at that time, changes in the supply and demand for vessel capacity and changes in the supply and demand for the seaborne transportation of oil and chemical products.

A continuation of the recent significant declines in oil prices may adversely affect our growth prospects and results of operations.

Global crude oil prices have significantly declined since mid-2014. A continuation of lower oil prices or a further decline in oil prices may adversely affect our business, results of operations and financial condition and our ability to service our indebtedness and pay dividends, as a result of, among other things:

•	a reduction in exploration for or development of new oil fields or energy projects, or the delay or cancelation of existing projects as energy companies lower their capital expenditures budgets, which may reduce our growth opportunities;

•	potential lower demand for tankers, which may reduce available charter rates and revenue to us upon chartering or rechartering of our vessels;

•	customers failing to extend or renew contracts upon expiration;

•	the inability or refusal of customers to make charter payments to us due to financial constraints or otherwise; or

•	declines in vessel values, which may result in losses to us upon vessel sales or impairment charges against our earnings.

Declines in charter rates and other market deterioration could cause us to incur impairment charges.

We evaluate the carrying amounts of our vessels to determine if events have occurred that would require an impairment of their carrying amounts. The recoverable amount of vessels is reviewed based on events and changes in circumstances that would indicate that the carrying amount of the assets might not be recovered. The review for potential impairment indicators and projection of future cash flows related to our vessels is complex and requires us to make various estimates, including future charter rates, operating expenses and drydock costs. Historically, each of these items has been volatile.

An impairment charge is recognized if the carrying value is in excess of the estimated future undiscounted net operating cash flows. The impairment loss is measured based on the excess of the carrying amount over the fair market value of the asset. An impairment loss could adversely affect our results of operations.

The market values of our vessels may decrease, which could cause us to breach covenants in our credit facilities and adversely affect our operating results.

The market values of tankers have historically experienced high volatility. The market prices for tankers declined significantly from historically high levels reached in early 2008 and remain at relatively low levels. The market value of our vessels will fluctuate depending on general economic and market conditions affecting the shipping industry and prevailing charter hire rates, competition from other shipping companies and other modes of transportation, the types, sizes and ages of vessels, applicable governmental regulations and the cost of new buildings. If the market value of our fleet declines, we may not be able to obtain other financing or to incur debt on terms that are acceptable to us or at all. A decrease in these values could also cause us to breach certain loan-to-value covenants that are contained in our credit facilities and in future financing agreements that we may enter into from time to time. If we breach such covenants due to decreased vessel values and we are unable to remedy the relevant breach, our lenders could accelerate our debt and foreclose on vessels in our fleet, which would adversely affect our business, results of operations and financial condition.

An over-supply of tanker capacity may lead to reductions in charter rates, vessel values, and profitability.

The market supply of tankers is affected by a number of factors, such as demand for energy resources, oil, petroleum and chemical products, as well as the level of global and regional economic growth. If the capacity of new ships delivered exceeds the capacity of tankers being scrapped and lost, tanker capacity will increase. In addition, the global newbuilding MR product tanker orderbook, which extends to 2020, equaled approximately 4% of the existing MR product tanker fleet and approximately 9% of the existing chemical tanker fleet as of September 30, 2017, and the orderbook may increase further in proportion to the existing fleet. If the supply of tanker capacity increases and if the demand for tanker capacity does not increase correspondingly, charter rates and vessel values could materially decline. A reduction in charter rates and the value of our vessels may have a material adverse effect on our business, results of operations and financial condition.

We have limited current liquidity.

As at September 30, 2017, we had total liquidity of $45.8 million in cash and cash equivalents. Giving effect to the share repurchase and our estimated expenses for this offering (but without giving effect to any exercise by the underwriter of the option we granted it to purchase additional shares in this offering and the effect of a drawdown under the recently completed revolving credit facility), as at September 30, 2017, we would have had pro forma total liquidity of approximately $34.4 million in cash and cash equivalents. Our short-term liquidity requirements include the payment of operating expenses, drydocking expenditures, debt servicing costs, any dividends on our shares of common stock, scheduled repayments of long-term debt, as well as funding our other working capital requirements. Our short-term spot charters, including our participation in spot charter pooling arrangements, contribute to the volatility of our net operating cash flow, and thus our ability to generate sufficient cash flows to meet our short-term liquidity needs. We expect to manage our near-term liquidity needs from our working capital, together with expected cash flows from operations and availability under credit facilities. Our existing long-term debt facilities require, among other things, that we maintain minimum cash and cash equivalents based on the number of vessels owned and chartered-in and 5% of outstanding debt. The required minimum cash balance as of September 30, 2017, was $22.8 million. Should we not meet this financial covenant or other covenants in our debt facilities, the lenders may declare our obligations under the applicable agreements immediately due and payable, and terminate any further loan commitments, which would significantly affect our short-term liquidity requirements. A default under financing agreements could also result in foreclosure on any of our vessels and other assets securing the related loans.

Global financial markets and economic conditions may adversely impact our ability to obtain additional financing on acceptable terms, if at all, and otherwise negatively impact our business.

Global financial markets and economic conditions have been, and continue to be, volatile. In the last economic downturn, operating businesses in the global economy faced tightening credit, weakening demand for goods and services, deteriorating international liquidity conditions and declining markets. There was a general decline in the willingness of banks and other financial institutions to extend credit, particularly in the shipping industry due to the historically volatile asset values of vessels. Since 2008, lending by financial institutions worldwide decreased significantly compared to the period preceding 2008 and lending to the shipping industry remains restrictive. As the shipping industry is highly dependent on the availability of credit to finance and expand operations, it was negatively affected by this decline.

Also, as a result of concerns about the stability of financial markets generally and the solvency of counterparties specifically, the cost of borrowing funds during the last economic downturn increased as many lenders increased interest rates, enacted tighter lending standards, refused to refinance existing debt at all or on terms similar to current debt and reduced, and in some cases, ceased to provide funding to borrowers. Due to these factors, additional financing may not be available if needed by us on acceptable terms or at all. If additional financing is not available when needed or is available only on unfavorable terms, we may be unable to expand or meet our obligations as they come due or we may be unable to enhance our existing business, complete additional vessel acquisitions or otherwise take advantage of business opportunities as they arise.

Changes in fuel, or bunkers, prices may adversely affect our results of operation.

Fuel, or bunkers, is a significant expense for our vessels employed in the spot market and can have a significant impact on pool earnings. For our vessels that may be employed on time charters in the future, the charterer is generally responsible for the cost and supply of fuel; however, such cost may affect the charter rates we are able to negotiate for our vessels. Changes in the price of fuel may adversely affect our profitability. The price and supply of fuel is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by the Organization of Petroleum Exporting Countries and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns. In addition, fuel price increases may reduce the profitability and competitiveness of our business versus other forms of transportation, such as truck or rail.

Changes in the oil, oil products and chemical markets could result in decreased demand for our vessels and services.

Demand for our vessels and services in transporting oil, oil products and chemicals depends upon world and regional oil markets. Any decrease in shipments of oil, oil products and chemicals in those markets could have a material adverse effect on our business, financial condition and results of operations. Historically, those markets have been volatile as a result of the many conditions and events that affect the price, production and transport of oil, oil products and chemicals, including competition from alternative energy sources. Past slowdowns of the U.S. and world economies have resulted in reduced consumption of oil and oil products and decreased demand for our vessels and services, which reduced vessel earnings. Additional slowdowns could have similar effects on our operating results and may limit our ability to expand our fleet.

We are subject to complex laws and regulations, including environmental laws and regulations, which can adversely affect our business, results of operations and financial condition.

Our operations are subject to numerous laws and regulations in the form of international conventions and treaties, national, state and local laws and national and international regulations in force in the jurisdictions in which our vessels operate or are registered, which can significantly affect the ownership and operation of our vessels. Compliance with such laws and regulations, where applicable, may require installation of costly equipment or operational changes and may affect the resale value or useful lives of our vessels. We may also incur additional costs in order to comply with other existing and future regulatory obligations, including costs relating to, among other things: air emissions including greenhouse gases; the management of ballast and bilge waters; maintenance and inspection; elimination of tin-based paint; development and implementation of emergency procedures and insurance coverage or other financial assurance of our ability to address pollution incidents. Environmental or other initiatives or incidents (such as the 2010 Deepwater Horizon oil spill in the Gulf of Mexico) may result in additional regulatory initiatives or statutes or changes to existing laws that may affect our operations or require us to incur additional expenses to comply with such regulatory initiatives, statutes or laws. These costs could have a material adverse effect on our business, results of operations and financial condition.

A failure to comply with applicable laws and regulations may result in administrative and civil penalties, criminal sanctions or the suspension or termination of our operations. Environmental laws often impose joint and strict liability for remediation of spills and releases of oil and hazardous substances, which could subject us to liability without regard to whether we were negligent or at fault. Under the U.S. Oil Pollution Act of 1990, for example, owners, operators and bareboat charterers are jointly and severally strictly liable for the discharge of oil in U.S. waters, including the 200-nautical mile exclusive economic zone around the United States. An oil spill could also result in significant liability, including fines, penalties, criminal liability, remediation costs and natural resource damages under international and U.S. federal, state and local laws, as well as third-party damages, and could harm our reputation with current or potential charterers of our tankers. We are required to satisfy insurance and financial responsibility requirements for potential oil (including marine fuel) spills and other pollution incidents. Although we have arranged insurance to cover certain environmental risks, there can be no assurance that such insurance will be sufficient to cover all such risks or that any claims will not have a material adverse effect on our business, results of operations and financial condition.

If we fail to comply with international safety regulations, we may be subject to increased liability, which may adversely affect our insurance coverage and may result in a denial of access to, or detention in, certain ports.

The operation of our vessels is affected by the requirements set forth in the International Maritime Organization’s International Safety Management Code for the Safe Operation of Ships and Pollution Prevention (“ISM Code”), promulgated by the IMO under the International Convention for the Safety of Life at Sea of 1974. The ISM Code requires ship owners, ship managers and bareboat charterers to develop and maintain an extensive “Safety Management System” that includes the adoption of safety and environmental protection policies setting forth instructions and procedures for safe operation and describing procedures for dealing with emergencies. If we fail to comply with the ISM Code or similar regulations, we may be subject to increased liability or our existing insurance coverage may be invalidated or decreased for our affected vessels. Such failure may also result in a denial of access to, or detention of our vessels in, certain ports. The U.S. Coast Guard and European Union authorities have indicated that vessels not in compliance with the ISM Code will be prohibited from trading in U.S. and European Union ports, which could have an adverse effect on the our future performance, results of operations, cash flows and financial position.

If our vessels suffer damage due to the inherent operational risks of the shipping industry, we may experience unexpected drydocking costs and delays or total loss of our vessels, which may adversely affect our business and financial condition.

The operation of an ocean-going vessel carries inherent risks. Our vessels and their cargoes will be at risk of being damaged or lost because of events, such as marine disasters, bad weather, climate change, business interruptions caused by mechanical failures, grounding, fire, explosions, collisions, human error, war, terrorism, piracy, cargo loss, latent defects, acts of God and other circumstances or events. Changing economic, regulatory and political conditions in some countries, including political and military conflicts, have from time to time resulted in attacks on vessels, mining of waterways, piracy, terrorism, labor strikes and boycotts. These hazards may result in death or injury to persons, loss of revenues or property, environmental damage, higher insurance rates, damage to our customer relationships, market disruptions, delays or rerouting. In addition, the operation of tankers has unique operational risks associated with the transportation of oil and chemical products. An oil or chemical spill may cause significant environmental damage and the associated costs could exceed the insurance coverage available to us. Compared to other types of vessels, tankers are exposed to a higher risk of damage and loss by fire, whether ignited by a terrorist attack, collision or other causes, due to the high flammability and high volume of the oil or chemicals transported in tankers.

If our vessels suffer damage, they may need to be repaired at a drydocking facility. The costs of drydock repairs are unpredictable and may be substantial. We may have to pay drydocking costs if our insurance does not cover them in full. The loss of revenues while these vessels are being repaired and repositioned, as well as the actual cost of these repairs, may adversely affect our business, results of operations and financial condition. In addition, space at drydocking facilities is sometimes limited and not all drydocking facilities are conveniently located. We may be unable to find space at a suitable drydocking facility or our vessels may be forced to travel to a drydocking facility that is not conveniently located to our vessels’ positions. The loss of earnings while such vessels wait for space or travel or are towed to more distant drydocking facilities may be significant. The total loss of any of our vessels could harm our reputation as a safe and reliable vessel owner and operator. If we are unable to adequately maintain or safeguard our vessels, we may be unable to prevent any such damage, costs or loss which could negatively impact our business, results of operations and financial condition.

We operate our vessels worldwide and, as a result, our vessels are exposed to international risks which may reduce revenue or increase expenses.

The international shipping industry is an inherently risky business involving global operations. Our vessels are at risk of damage or loss because of events such as marine disasters, bad weather, climate change, business interruptions caused by mechanical failures, grounding, fire, explosions, collisions, human error, war, terrorism, piracy, cargo loss, latent defects, acts of God and other circumstances or events. In addition, changing economic, regulatory and political conditions in some countries, including political and military conflicts, have from time to time resulted in attacks on vessels, mining of waterways, piracy, terrorism, labor strikes and boycotts. These sorts of events could interfere with shipping routes and result in market disruptions, which may reduce our revenue and increase our expenses. Our worldwide operations also expose us to the risk that an increase in restrictions on global trade will harm our business. The adoption of trade barriers by governments may reduce global shipping demand and reduce our revenue.

International shipping is subject to various security and customs inspection and related procedures in countries of origin and destination and transhipment points. Inspection procedures can result in the seizure of the cargo or vessels, delays in the loading, offloading or delivery and the levying of customs duties, fines or other penalties against vessel owners. It is possible that changes to inspection procedures could impose additional financial and legal obligations on us. In addition, changes to inspection procedures could also impose additional costs and obligations on our customers and may, in certain cases, render the shipment of certain types of cargo uneconomical or impractical. Any such changes or developments may have a material adverse effect on our business, results of operations and financial condition.

Acts of piracy on ocean-going vessels could adversely affect our business.

Acts of piracy have historically affected ocean-going vessels trading in regions of the world such as the South China Sea, the Indian Ocean and in the Gulf of Aden. Sea piracy incidents continue to occur, particularly in the South China Sea, the Indian Ocean, the Red Sea, the Gulf of Aden, the Gulf of Guinea, Venezuela, and in certain areas of the Middle East, and increasingly the Sulu Archipelago and Indonesia in the South China Sea with tankers particularly vulnerable to such attacks. If piracy attacks result in the characterization of regions in which our vessels are deployed as “war risk” zones or Joint War Committee “war and strikes” listed areas by insurers, premiums payable for such coverage could increase significantly and such insurance coverage may be more difficult to obtain. In addition, crew costs, including costs which may be incurred to the extent we employ onboard security guards, could increase in such circumstances. We may not be adequately insured to cover losses from these incidents, which could have a material adverse effect on us. In addition, detention or hijacking as a result of an act of piracy against our vessels, or an increase in cost, or unavailability of insurance for our vessels, could have a material adverse impact on our business, results of operations, cash flows and financial condition and may result in loss of revenues, increased costs and decreased cash flows to our customers, which could impair their ability to make payments to us under our charters.

Political instability, terrorist or other attacks, war or international hostilities can affect the tanker industry, which may adversely affect our business.

We conduct most of our operations outside of the United States, and our business, results of operations, cash flows, financial condition and available cash may be adversely affected by the effects of political instability, terrorist or other attacks, war or international hostilities. Continuing conflicts and recent developments in the Middle East, and the presence of the United States and other armed forces in regions of conflict, may lead to additional acts of terrorism and armed conflict around the world, which may contribute to further world economic instability and uncertainty in global financial markets. As a result of these factors, insurers have increased premiums and reduced or restricted coverage for losses caused by terrorist acts generally. Future terrorist attacks could result in increased volatility of the financial markets and negatively impact the United States and global economy. These uncertainties could also adversely affect our ability to obtain additional financing on terms acceptable to us or at all.

In the past, political instability has also resulted in attacks on vessels, mining of waterways and other efforts to disrupt international shipping, particularly in the Arabian Gulf region. Acts of terrorism and piracy have also affected vessels trading in regions such as the West of Africa, South China Sea, South-East Asia and the Gulf of Aden including off the coast of Somalia. Any of these occurrences could have a material adverse impact on our business, results of operations and financial condition.

If our vessels call on ports located in countries that are subject to restrictions imposed by the U.S. government, our reputation and the market for our securities could be adversely affected.

Although no vessels owned or operated by us have called on ports located in countries subject to sanctions and embargoes imposed by the U.S. government and other authorities or countries identified by the U.S. government or other authorities as state sponsors of terrorism, such as Iran, Sudan and Syria, in the future our vessels may call on ports in these countries from time to time on charterers’ instructions in violation of contractual provisions that prohibit them from doing so. Sanctions and embargo laws and regulations vary in their application, as they do not all apply to the same covered persons or proscribe the same activities, and such sanctions and embargo laws and regulations may be amended or strengthened over time.

Although we believe that we have been in compliance with all applicable sanctions and embargo laws and regulations, and intend to maintain such compliance, there can be no assurance that we will be in compliance in the future, particularly as the scope of certain laws may be unclear and may be subject to changing interpretations. Any such violation could result in fines, penalties or other sanctions that could severely impact the market for our common shares, our ability to access U.S. capital markets and conduct our business and could result in some investors deciding, or being required, to divest their interest, or not to invest, in us.

Our charterers may violate applicable sanctions and embargo laws and regulations as a result of actions that do not involve us or our vessels and those violations could in turn negatively affect our reputation or the ability of our charters to meet their obligations to us or result in fines, penalties or sanctions.

The smuggling of drugs or other contraband onto our vessels may lead to governmental claims against us.

We expect that our vessels will call on ports where smugglers may attempt to hide drugs and other contraband on vessels, with or without the knowledge of crew members. To the extent our vessels are found with contraband, whether inside or attached to the hull of our vessel and whether with or without the knowledge of any of our crew, we may face governmental or other regulatory claims which could have an adverse effect on our business, results of operations and financial condition.

Maritime claimants could arrest our vessels, which would have a negative effect on our business and results of operations.

Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages. In many jurisdictions, a maritime lien holder may enforce its lien by arresting or attaching a vessel through foreclosure proceedings. The arrest or attachment of one or more of our vessels could interrupt our business or require us to pay significant amounts to have the arrest lifted, which would have a negative effect on our business, results of operations and financial condition.

In addition, in some jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest both the vessel that is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner. Claimants could try to assert “sister ship” liability against one vessel in our fleet for claims relating to another of our vessels.

Governments could requisition our vessels during a period of war or emergency, which may adversely affect our business and results of operations.

A government could requisition for title or seize our vessels. Requisition for title occurs when a government takes control of a vessel and becomes the owner. Also, a government could requisition our vessels for hire. Requisition for hire occurs when a government takes control of a vessel and effectively becomes the charterer at dictated charter rates. Generally, requisitions occur during a period of war or emergency. Government requisition of one or more of our vessels could adversely affect our business, results of operations and financial condition.

Technological innovation could reduce our charter hire income and the value of our vessels.

The charterhire rates and the value and operational life of a vessel are determined by a number of factors, including the vessel’s efficiency, operational flexibility and physical life. Efficiency includes speed, fuel economy and the ability to load and discharge cargo quickly. Flexibility includes the ability to enter various harbors and ports, utilize related docking facilities and pass through canals and straits. The length of a vessel’s physical life is related to its original design and construction, its maintenance and the impact of the stress of operations. If new tankers are built that are more efficient or more flexible or have longer physical lives than our vessels, competition from these more technologically advanced vessels could adversely affect the amount of charterhire payments, if any, we receive for our vessels once existing charters expire and the resale value of our vessels could significantly decrease. As a result, our business, results of operations and financial condition could be adversely affected.

If labor or other interruptions are not resolved in a timely manner, they could have a material adverse effect on our business.

We, indirectly through our technical managers, employ masters, officers and crews to operate our vessels, exposing us to the risk that industrial actions or other labor unrest may occur. A significant portion of the seafarers that crew our vessels are employed under collective bargaining agreements. We may suffer labor disruptions if relationships deteriorate with the seafarers or the unions that represent them. The collective bargaining agreements may not prevent labor disruptions, particularly when the agreements are being renegotiated. If not resolved in a timely and cost-effective manner, industrial action or other labor unrest could prevent or hinder our operations from being carried out as we expect and could have a material adverse effect on our business, results of operations and financial condition.

Risks Related to our Business

Delays in deliveries of vessels we may purchase or order, our decision to cancel an order for purchase of a vessel or our inability to otherwise complete the acquisitions of additional vessels for our fleet, could harm our operating results.

We expect to purchase and order additional vessels from time to time. The delivery of these vessels could be delayed, not completed or cancelled, which would delay or eliminate our expected receipt of revenues from the employment of these vessels. The seller could fail to deliver these vessels to us as agreed, or we could cancel a purchase contract because the seller has not met its obligations. The delivery of any vessels we may propose to acquire could be delayed because of, among other things, hostilities or political disturbances, non-performance of the purchase agreement with respect to the vessels by the seller, our inability to obtain requisite permits, approvals or financings or damage to or destruction of vessels while being operated by the seller prior to the delivery date.

If the delivery of any vessel is materially delayed or cancelled, especially if we have committed the vessel to a charter under which we become responsible for substantial liquidated damages to the customer as a result of the delay or cancellation, our business, financial condition and results of operations could be adversely affected.

The delivery of vessels we may purchase or order could be delayed because of, among other things:

•	work stoppages or other labor disturbances or other events that disrupt the operations of the shipyard building the vessels;

•	quality or other engineering problems;

•	changes in governmental regulations or maritime self-regulatory organization standards;

•	lack of raw materials;

•	bankruptcy or other financial crisis of the shipyard building the vessels;

•	our inability to obtain requisite financing or make timely payments;

•	a backlog of orders at the shipyard building the vessels;

•	hostilities or political or economic disturbances in the countries where the vessels are being built;

•	weather interference or catastrophic event, such as a major earthquake or fire;

•	our requests for changes to the original vessel specifications;

•	shortages or delays in the receipt of necessary construction materials, such as steel;

•	our inability to obtain requisite permits or approvals; or

•	a dispute with the shipyard building the vessels.

We will be required to make substantial capital expenditures to expand the number of vessels in our fleet and to maintain all our vessels, which will depend on our ability to obtain additional financing.

Our business strategy is based in part upon the expansion of our fleet through the purchase and ordering of additional vessels. We will be required to make substantial capital expenditures to expand the size of our fleet. We also have incurred significant capital expenditures to upgrade secondhand vessels we have acquired to Eco-Mod standards.

In addition, we will incur significant maintenance costs for our current fleet and any additional vessels we acquire. A newbuilding vessel must be drydocked within five years of its delivery from a shipyard and vessels are typically drydocked every 30 to 60 months thereafter depending on the vessel, not including any unexpected repairs. We estimate the cost to drydock a vessel is between $0.75 million and $1.1 million, depending on the size and condition of the vessel and the location of drydocking relative to the location of the vessel.

We may be required to incur additional debt or raise capital through the sale of equity securities to fund the purchasing of vessels or for drydocking costs from time to time. However, we may be unable to access the required financing if conditions change and we may be unsuccessful in obtaining financing for future fleet growth. Use of cash from operations will reduce available cash. Our ability to obtain bank financing or to access the capital markets for future offerings may be limited by our financial condition at the time of any such financing or offering as well as by adverse market conditions resulting from, among other things, general economic conditions and contingencies and uncertainties that are beyond our control. If we finance our expenditures by incurring additional debt, our financial leverage could increase. If we finance our expenditures by issuing equity securities, our shareholders’ ownership interest in us could be diluted.

We will not be able to take advantage of favorable opportunities in the spot market with respect to vessels employed on medium to long-term time charters, if any.

As of November 26, 2017, none of our vessels were employed under fixed-rate time charter agreements. However, in the future we may enter into fixed-rate time charter agreements with respect to our vessels. Vessels committed to medium and long-term time charters may not be available for spot charters during periods of increasing charter hire rates, when spot charters might be more profitable.

If we do not identify suitable vessels or shipping companies for acquisition or successfully integrate any acquired vessels or shipping companies, we may not be able to grow or effectively manage our growth.

One of our principal strategies is to continue expanding our operations and our fleet. Our future growth will depend upon a number of factors, some of which may not be within our control. These factors include our ability to:

•	identify suitable tankers and/or shipping companies for acquisitions at attractive prices;

•	identify businesses engaged in managing, operating or owning tankers for acquisitions or joint ventures;

•	integrate any acquired tankers or businesses successfully with our existing operations;

•	hire, train and retain qualified personnel and crew to manage and operate our growing business and fleet;

•	identify additional new markets;

•	improve or expand our operating, financial and accounting systems and controls; and

•	obtain required financing for our existing and new vessels and operations.

Our failure to effectively identify, purchase, develop and integrate any tankers or businesses could adversely affect our business, financial condition and results of operations. The number of employees that perform services for us and our current operating and financial systems may not be adequate as we implement our plan to expand the size of our fleet and we may not be able to effectively hire more employees or adequately improve those systems. In addition, acquisitions may require additional equity issuances or the incurrence of additional debt (which may require additional amortization payments or impose more restrictive covenants). If we are unable to successfully accommodate any growth, our business, results of operations and financial condition may be adversely affected.

Growing any business by acquisition presents numerous risks such as undisclosed liabilities and obligations, difficulty in obtaining additional qualified personnel and managing relationships with customers and suppliers and integrating newly acquired vessels and operations into existing infrastructures. The expansion of our fleet may impose significant additional responsibilities on our management and staff, and the management and staff of our technical managers, and may necessitate that we, and they, increase the number of personnel to support such expansion. We may not be successful in executing our growth plans and we may incur significant expenses and losses in connection with such growth plans.

If we purchase and operate second-hand vessels, we will be exposed to increased operating costs that could adversely affect our earnings and, as our fleet ages, the risks associated with older vessels could adversely affect our ability to obtain profitable charters.

Our current business strategy includes additional growth through the acquisition of new and second-hand vessels. While we typically inspect second-hand vessels prior to purchase, this does not provide us with the same knowledge about their condition that we would have had if these vessels had been built for and operated exclusively by us. Generally, we do not receive the benefit of warranties from the builders of the second-hand vessels that we acquire. These factors could increase the ultimate cost of any second-hand vessel acquisitions by us.

In general, the costs to maintain a vessel in good operating condition increase with the age of the vessel. Older vessels are typically less fuel-efficient than more recently constructed vessels due to improvements in engine technology. Cargo insurance rates increase with the age of a vessel, making older vessels less desirable to charterers.

Governmental regulations, safety or other equipment standards related to the age of vessels may require expenditures for alterations or the addition of new equipment, to our vessels and may restrict the type of activities in which the vessels may engage. As our vessels age, market conditions may not justify those expenditures or enable us to operate our vessels profitably during the remainder of their useful lives.

An increase in operating or voyage expenses would decrease our earnings and cash flows.

For all vessels that may be operating under time charters in the future, the charterer is primarily responsible for voyage expenses and we are responsible for the vessel operating expenses. Under spot chartering arrangements, we will be responsible for all cost associated with operating the vessel, including operating expenses, voyage expenses, bunkers, port and canal costs.

Our vessel operating expenses include the costs of crew, provisions, deck and engine stores, insurance and maintenance, repairs and spares, which depend on a variety of factors, many of which are beyond our control. If our vessels suffer damage, they may need to be repaired at a drydocking facility. The costs of drydocking repairs are unpredictable and can be substantial. Increases in any of these expenses would decrease earnings and cash flow.

We may be unsuccessful in competing in the highly competitive international tanker market, which would negatively affect our results of operations and financial condition and our ability to expand our business.

The operation of tanker vessels and transportation of petroleum and chemical products is extremely competitive, and our industry is capital intensive and highly fragmented. Competition arises primarily from other tanker owners, including major oil companies as well as independent tanker companies, some of which have substantially greater resources than we do. Competition for the transportation of oil products and chemicals can be intense and depends on price, location, size, age, condition and the acceptability of the tanker and its operators to the charterers. We may be unable to compete effectively with other tanker owners, including major oil companies and independent tanker companies.

Our market share may decrease in the future. We may not be able to compete profitably as we seek to expand our business into new geographic regions or provide new services. New markets may require different skills, knowledge or strategies than we use in our current markets, and the competitors in those new markets may have greater financial strength and capital resources than we do.

We derive a substantial majority of our revenues from a limited number of customers, and the loss of any such customers could result in a significant loss of revenues and cash flow.

We have derived, and we believe we will continue to derive, a substantial majority of revenues and cash flow from a limited number of customers. Each of the Vitol Group and Trafigura accounted for more than 10% of our consolidated revenues from continuing operations during the nine months ended September 30, 2017; each of the Vitol Group, the Navig8 Group and Trafigura accounted for more than 10% of our consolidated revenues from continuing operations during 2016; each of the Vitol Group and the Navig8 Group accounted for more than 10% of our consolidated revenues from continuing operations during 2015; and each of Cargill International SA, Geneva, Koch Shipping Inc., the Vitol Group, and Womar Logistic Pte. Ltd (pool arrangement) accounted for more than 10%, of our consolidated revenues from continuing operations during 2014. No other customer accounted for 10% or more of revenues from continuing operations during any of these periods.

If we lose a key customer or if a customer exercises its right under some charters to terminate the charter, we may be unable to enter into an adequate replacement charter for the applicable vessel or vessels. The loss of any of our significant customers or a reduction in revenues from them could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Our charterers may terminate or default on their charters, which could adversely affect our business, results of operations and cash flow.

Our charters may terminate earlier than their scheduled expirations. The terms of our charters vary as to which events or occurrences will cause a charter to terminate or give the charterer the option to terminate the charter, but these generally include: a total or constructive loss of the relevant vessel; the governmental requisition for hire of the relevant vessel; the drydocking of the relevant vessel for a certain period of time; and the failure of the relevant vessel to meet specified performance criteria. In addition, the ability of each of our charterers to perform its obligations under a charter will depend on a number of factors that are beyond our control. These factors may include general economic conditions, the condition of the tanker industry, the charter rates received for specific types of vessels and various operating expenses. The costs and delays associated with the default by a charterer under a charter of a vessel may be considerable and may adversely affect our business, results of operations, cash flows and financial condition and our available cash.

We cannot predict whether our charterers will, upon the expiration of their charters, re-charter our vessels on favorable terms or at all. If our charterers are unable or decide not to re-charter our vessels, we may not be able to re-charter them on terms similar to our current charters or at all. In addition, the ability and willingness of each of our counterparties to perform its obligations under a time charter agreement with us will depend on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the tanker shipping industry and the overall financial condition of the counterparties. Charterers are sensitive to the commodity markets and may be impacted by market forces affecting commodities. In depressed market conditions, there have been reports of charterers renegotiating their charters or defaulting on their obligations under charters. Our customers may fail to pay charter hire or attempt to renegotiate charter rates.

If a counterparty fails to honor its obligations under agreements with us, it may be difficult for us to secure substitute employment for such vessel, and any new charter arrangements we secure in the spot market or on time charters may be at lower rates. Any failure by our charterers to meet their obligations to us or any renegotiation of our charter agreements could have a material adverse effect on our business, financial condition and results of operations.

Our ability to obtain additional debt financing may be dependent on the performance of our then-existing charters and the creditworthiness of our charterers.

The actual or perceived credit quality of our charterers, and any defaults by them, may materially affect our ability to obtain the additional capital resources that we will require to purchase additional vessels or may significantly increase our costs of obtaining such capital. Our inability to obtain additional financing at all or at a higher than anticipated cost may materially affect our results of operations and our ability to implement our business strategy.

Servicing our debt, including debt which we may incur in the future, limits funds available for other purposes and if we cannot service our debt, we may lose our vessels.

Borrowing under our existing credit facilities requires us to dedicate a significant part of our cash flow from operations to paying principal and interest on our indebtedness, and we intend to incur additional debt in the future. These payments limit funds available for working capital, capital expenditures and other purposes

Amounts borrowed under our credit facilities bear interest at variable rates. Currently, we do not have any hedge arrangements in place to reduce our exposure to interest rate variability on variable rate debt. Increases in prevailing rates could increase the amounts that we would have to pay to our lenders, even though the outstanding principal amount remains the same, and our net income and cash flows would decrease. We expect our earnings and cash flow to vary from year to year due to the cyclical nature of the tanker industry. If we do not generate or reserve enough cash flow from operations to satisfy our debt obligations, we may have to:

•	seek to raise additional capital;

•	refinance or restructure our debt;

•	sell tankers; or

•	reduce or delay capital investments.

However, these alternatives, if necessary, may not be sufficient to allow us to meet our debt obligations. If we are unable to meet our debt obligations or if some other default occurs under our credit facilities, the lenders could elect to declare that debt, together with accrued interest and fees, to be immediately due and payable and proceed against the vessels or other collateral securing that debt.

We are a holding company and depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial obligations and to make dividend payments.

We are a holding company and our subsidiaries, which are all directly and indirectly wholly-owned by us, conduct all of our operations and own all of our operating assets. As a result, our ability to satisfy our financial obligations and to pay dividends to our shareholders depends on the ability of our subsidiaries to generate profits available for distribution to us and, to the extent that they are unable to generate profits, we will be unable to pay our creditors or dividends to our shareholders.

Our ability to grow may be adversely affected by our dividend policy.

Under our dividend policy, we expect to distribute on a quarterly basis as dividends on our shares of common stock an amount equal to 60% of Earnings from Continuing Operations (which represents our earnings per share reported under GAAP as adjusted for unrealized and realized gains and losses and extraordinary items). Accordingly, our growth, if any, may not be as fast as businesses that do not distribute quarterly dividends. To the extent we do not have sufficient cash reserves or are unable to obtain financing from external sources, our dividend policy may significantly impair our ability to meet our financial needs or to grow. Since the quarter ended June 30, 2016, we have not paid cash dividends on our shares of common stock due to losses from continuing operations.

Our credit facilities contain restrictive covenants that limit our business and financing activities, which could negatively affect our growth and results of operations.

Our credit facilities and capital leases impose operating and financial restrictions on us. These restrictions may limit our ability, or the ability of our subsidiaries, to:

•	pay dividends and make capital expenditures if we do not repay amounts drawn under our credit facilities or if there is a default under our credit facilities;

•	incur or guarantee additional indebtedness;

•	create liens on our assets;

•	change the flag, class or management of our vessels or terminate or materially amend the management agreement relating to each vessel;

•	sell our vessels;

•	merge or consolidate with, or transfer all or substantially all our assets to, another person; or

•	enter into a new line of business.

Certain of our credit facilities and capital leases require us to maintain specified financial ratios and satisfy financial covenants. These financial ratios and covenants require us, among other things, to maintain minimum solvency, cash and cash equivalents, corporate net worth, working capital, loan-to-value and interest coverage levels and to avoid exceeding corporate leverage maximum.

As a result of these restrictions, we may need to seek consent from our lenders in order to engage in some corporate actions. Our lenders’ interests may be different from ours and we may not be able to obtain our lenders’ consent when needed. This may limit our ability to finance our future operations or capital requirements, make acquisitions or pursue business opportunities. Our ability to comply with covenants and restrictions contained in debt instruments may be affected by events beyond our control, including prevailing economic, financial and industry conditions. If market or other economic conditions deteriorate, we may fail to comply with these covenants. If we breach any of the restrictions, covenants, ratios or tests in our financing agreements, our obligations may become immediately due and payable, and the lenders’ commitment under our credit facilities, if any, to make further loans may terminate. A default under financing agreements could also result in foreclosure on any of our vessels and other assets securing related loans.

If interest rates increase, it will affect the interest rates under our credit facilities which could affect our results of operations.

Amounts borrowed under our existing credit facilities bear interest at an annual rate ranging from 2.50% to 2.90% above LIBOR. Interest rates have recently been at historic lows and any normalization in interest rates would lead to an increase in LIBOR, which would affect the amount of interest payable on amounts that we borrow under our credit facilities, which in turn could have an adverse effect on our results of operations.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. In addition, any testing we conduct in connection with Section 404 of the Sarbanes-Oxley Act, or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

We are required to disclose changes made in our internal controls and procedures and our management is required to assess the effectiveness of these controls annually. However, for as long as we are an “emerging growth company”, as defined in the Securities Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We could be an “emerging growth company” until December 31, 2018. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.

We are subject to certain risks with respect to our counterparties on contracts, and failure of such counterparties to meet their obligations could cause us to suffer losses or otherwise adversely affect our results of operation.

We enter into time-charter contracts, commercial pool agreements, ship management agreements, credit facilities and capital lease arrangements and other commercial arrangements. Such agreements and arrangements subject us to counterparty risks. The ability of each of our counterparties to perform its obligations under a contract with us will depend on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the maritime and offshore industries, the overall financial condition of the counterparty, charter rates received for specific types of vessels, and various expenses. For example, the combination of a reduction of cash flow resulting from declines in world trade, a reduction in borrowing bases under reserve-based credit facilities and the lack of availability of debt or equity financing may result in a significant reduction in the ability of our charterers to make charter payments to us. In addition, in depressed market conditions, our charterers and customers may no longer need a vessel that is currently under charter or contract or may be able to obtain a comparable vessel at lower rates. As a result, charterers and customers may seek to renegotiate the terms of their existing charter agreements or avoid their obligations under those contracts. Should a counterparty fail to honor its obligations under agreements with us, we could sustain significant losses, which could have a material adverse effect on our business, financial condition and results of operation.

Our business depends upon key members of our senior management team who may not necessarily continue to work for us.

Our future success depends to a significant extent upon certain members of our senior management team. Our management team includes members who have substantial experience in the product tanker and chemical shipping industries and have worked with us since inception. Our management team is crucial to the execution of our business strategies and to the growth and development of our business. If the individuals were no longer affiliated with us, we may be unable to recruit other employees with equivalent talent and experience, and our business and financial condition may suffer as a result.

Our insurance may not be adequate to cover our losses that may result from our operations due to the inherent risks of the tanker industry.

We carry insurance to protect us against most of the accident-related risks involved in the conduct of our business, including marine hull and machinery insurance, protection and indemnity insurance, which includes pollution risks, crew insurance and war risk insurance. However, we may not be adequately insured to cover losses from our operational risks, which could have a material adverse effect on us. Additionally, our insurers may refuse to pay particular claims and our insurance may be voidable by the insurers if we take, or fail to take, certain action, such as failing to maintain certification of our vessels with applicable maritime regulatory organizations. Any significant uninsured or under-insured loss or liability could have a material adverse effect on our business, results of operations and financial condition. In addition, we may not be able to obtain adequate insurance coverage at reasonable rates in the future during adverse insurance market conditions. Changes in the insurance markets attributable to terrorist attacks may also make certain types of insurance more difficult for us to obtain due to increased premiums or reduced or restricted coverage for losses caused by terrorist acts generally.

Because we obtain some of our insurance through protection and indemnity associations, we may be required to make additional premium payments.

We receive insurance coverage for tort liability, including pollution-related liability, from protection and indemnity associations. We may be subject to increased premium payments, or calls, in amounts based on our claim records, the claim records of our managers, as well as the claim records of other members of the protection and indemnity associations. In addition, our protection and indemnity associations may not have enough resources to cover claims made against them. Our payment of these calls could result in significant expense to us, which could have a material adverse effect on our business, results of operations and financial condition.

Exposure to currency exchange rate fluctuations could result in fluctuations in our operating results.

We operate within the international shipping market, which utilizes the U.S. Dollar as its functional currency. As a consequence, the majority of our revenues and the majority of our expenses are in U.S. Dollars.

However, we incur certain general and operating expenses, including vessel operating expenses and general and administrative expenses, in foreign currencies, the most significant of which are the Euro, Singapore Dollar, and British Pound Sterling. This partial mismatch in revenues and expenses could lead to fluctuations in net income due to changes in the value of the U.S. Dollar relative to other currencies.

Climate change and greenhouse gas restrictions may adversely affect our operating results.

A number of countries have adopted, or are considering the adoption of, regulatory frameworks to reduce greenhouse gas emissions due to the concern about climate change. These regulatory measures in various jurisdictions include the adoption of cap and trade regimes, carbon taxes, increased efficiency standards, and incentives or mandates for renewable energy. In November 2016, the international Paris Agreement that deals with greenhouse gas emission reduction measures and targets to limit global temperature increases came into force. Compliance with changes in laws, regulations and obligations relating to climate change, including as a result of such international negotiations, could increase our costs related to operating and maintaining our vessels and require us to install new emission controls, acquire allowances or pay taxes related to our greenhouse gas emissions, or administer and manage a greenhouse gas emissions program. Revenue generation and strategic growth opportunities may also be adversely affected.

The effects upon the oil industry relating to climate change and the resulting regulations may also include declining demand for our services. We do not expect that demand for oil will lessen dramatically over the short-term, but in the long-term climate change may reduce the demand for oil or increased regulation of greenhouse gases may create greater incentives for use of alternative energy sources. Any long-term material adverse effect on the oil industry could adversely affect the financial and operational aspects of our business, which we cannot predict with certainty at this time.

We are incorporated in the Marshall Islands, which does not have a well-developed body of corporate case law or bankruptcy law and, as a result, shareholders may have fewer rights and protections under Marshall Islands law than under a typical jurisdiction in the United States.

Our corporate affairs are governed by our articles of incorporation and bylaws and by the Marshall Islands Business Corporations Act (the “BCA”). The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain U.S. jurisdictions. Shareholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, our shareholders may have more difficulty in protecting their interests in the face of actions by management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction. In addition, the Marshall Islands does not have a well-developed body of bankruptcy law. As such, in the case of a bankruptcy involving us, there may be a delay of bankruptcy proceedings and the ability of securityholders and creditors to receive recovery after a bankruptcy proceeding, and any such recovery may be less predictable.

It may be difficult to serve process on or enforce a U.S. judgment against us, our officers and our directors.

We are a Marshall Islands corporation and several of our executive offices are located outside of the United States. Most of our directors and officers reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process upon us or any of these persons within the United States. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or any of these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. In addition, there is substantial doubt that the courts of the Marshall Islands or of the non-U.S. jurisdictions in which our offices are located would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

The Public Company Accounting Oversight Board (“PCAOB”) is not currently permitted to inspect our independent accounting firm and you may not benefit from such inspections.

Auditors of U.S. public companies are required by law to undergo periodic PCAOB inspections to assess their compliance with U.S. law and professional standards in connection with performance of audits of financial statements filed with the SEC. Certain European Union countries, including Ireland, do not currently permit the PCAOB to conduct inspections of accounting firms established and operating in such European Union countries, even if they are part of major international firms. Accordingly, unlike for most U.S. public companies, the PCAOB is currently prevented from evaluating our auditor’s performance of audits and its quality control procedures, and, unlike shareholders of most U.S. public companies, we and our shareholders are deprived of the possible benefits of such inspections.

Tax Risks

U.S. tax authorities could treat us as a “passive foreign investment company”, which could have adverse U.S. federal income tax consequences to U.S. holders.

A foreign corporation will be treated as a passive foreign investment company (“PFIC”), for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of “passive income” or (2) at least 50% of the average value of the corporation’s assets produce or are held for the production of “passive income”. For purposes of these tests, “passive income” generally includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services generally does not constitute “passive income”. U.S. shareholders of a PFIC are subject to an adverse U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

Based upon our operations as described herein, we do not believe that our income from time charters should be treated as “passive income” for purposes of determining whether we are a PFIC, and, consequently, the assets that we own and operate in connection with the production of that income should not constitute passive assets. Accordingly, based on our current operations, we do not believe we will be treated as a PFIC with respect to any taxable year.

There is substantial legal authority supporting this position consisting of case law and U.S. Internal Revenue Service (“IRS”), pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes.

Accordingly, no assurance can be given that the IRS or a court of law will accept this position, and there is a risk that the IRS or a court of law could determine that we are a PFIC. Moreover, no assurance can be given that we would not constitute a PFIC for any future taxable year if the nature and extent of our operations change.

If the IRS were successful in asserting that we are or have been a PFIC for any taxable year, U.S. shareholders would face adverse U.S. federal income tax consequences. Under the PFIC rules, unless a shareholder makes an election available under the U.S. Internal Revenue Code of 1986, as amended, (the “Code”), which election could itself have adverse consequences for such shareholders, as discussed in the accompanying prospectuses under “Tax Considerations—U.S. Federal Income Tax Considerations,” excess distributions and any gain from the disposition of such shareholder’s common shares would be allocated ratably over the shareholder’s holding period of the common shares and the amounts allocated to the taxable year of the excess distribution or sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed with respect to such tax. See “Tax Considerations—U.S. Federal Income Tax Considerations” in the accompanying prospectuses for a more comprehensive discussion of the U.S. federal income tax consequences to United States shareholders if we are treated as a PFIC.

We may have to pay tax on U.S. source shipping income, which would reduce our earnings.

Under the Code, 50% of the gross shipping income of a corporation that owns or charters vessels, as we and our subsidiaries do, that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States will be subject to a 4% U.S. federal income tax without allowance for deduction, unless that corporation qualifies for exemption from tax under Section 883 of the Code and the applicable Treasury Regulations promulgated thereunder or that corporation is entitled to an exemption from such tax under an applicable U.S. income tax treaty.

We expect to take the position that we qualify for this statutory exemption for U.S. federal income tax return reporting purposes for our 2017 taxable year and we intend to so qualify for future taxable years. However, there are factual circumstances beyond our control that could cause us to lose the benefit of this tax exemption and thereby cause us to become subject to U.S. federal income tax on our U.S. source shipping income. For example, there is a risk that we could no longer qualify for exemption under Section 883 of the Code for a particular taxable year if “non-qualified” shareholders with a 5% or greater interest in our stock were, in combination with each other, to own 50% or more of the outstanding shares of our stock on more than half the days during the taxable year. Due to the factual nature of the issues involved, we can give no assurances on our tax-exempt status or that of any of our subsidiaries.

If we or our subsidiaries were not entitled to exemption under Section 883 of the Code for any taxable year, we or our subsidiaries would be subject for such year to a 4% U.S. federal income tax on 50% of the shipping income we or our subsidiaries derive during the year which is attributable to the transport of cargoes to or from the United States. The imposition of this taxation would have a negative effect on our business and would decrease our earnings available for distribution to our shareholders. For a discussion of the U.S. federal income tax treatment of our operating income, please read “Additional Information—Taxation of Holders—U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of Operating Income: In General” of our 2016 Annual Report.

We may be subject to additional taxes, which could adversely impact our business and financial results.

We and our subsidiaries are subject to tax in certain jurisdictions in which we or our subsidiaries are organized, own assets or have operations. In computing our tax obligations in these jurisdictions, we are required to take various tax accounting and reporting positions on matters that are not entirely free from doubt and for which we have not received rulings from the governing authorities. We cannot assure you that, upon review of these positions, the applicable authorities will agree with our positions. A successful challenge by a tax authority could result in additional tax imposed on us or our subsidiaries, which could adversely impact our business and financial results.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling shareholder in this offering. We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to 634,497 additional shares of our common stock. We intend to use the net proceeds to us from the sale of shares of our common stock to the underwriter pursuant to any exercise of this option, which proceeds would be approximately $4.5 million assuming the underwriter exercises this option in full, for general corporate purposes.

CAPITALIZATION

The following table sets forth our capitalization, as of September 30, 2017:

•	on an actual basis; and

•	on an as adjusted basis, to give effect to the share repurchase and our expenses for this offering.

The data in the table is derived from, and should be read in conjunction with, our historical financial statements, including accompanying notes incorporated by reference into this prospectus.

	As of September 30, 2017
	Actual	As Adjusted(1)
Cash and cash equivalents	$45,814,043	34,387,613

Current debt:
Current portion of capital lease obligations	3,299,099	3,299,099
Current portion of long-term debt	36,487,931	36,487,931
Non-current debt:
Non-current portion of capital lease obligations	39,818,777	39,818,777
Non-current portion of long-term debt	366,391,923	366,391,923

Total debt	$445,997,730	445,997,730
Equity:
Share capital	340,613	340,613
Additional paid-in capital	405,622,042	405,272,042
Treasury stock	(4,272,477)	(15,348,907)
Accumulated (deficit) surplus	(5,738,537)	(5,738,537)

Total equity	$395,951,641	384,525,211

Total capitalization	$841,949,371	830,522,941

(1)	Assumes no exercise by the underwriter of its option to purchase additional shares from us.

MATTERS REGARDING OUR COMMON STOCK

Market Price of Common Stock

Our common stock is traded on the New York Stock Exchange under the symbol “ASC.” The following table sets forth, for the periods indicated, the high and low sales prices for shares of our common stock as reported on the New York Stock Exchange and quarterly dividend paid per common share. The closing sale price of our common stock on the New York Stock Exchange on November 27, 2017 was $8.80 per share.

	Price ranges		Dividend per Share
	High	Low
For the Year Ended
December 31, 2016	$12.69	$5.00	$0.27
December 31, 2015	15.07	9.55	0.64
December 31, 2014	15.41	8.25	0.40
December 31, 2013(1)	15.84	11.32	0.17
For the Quarter Ended
September 30, 2017	8.50	6.87	—
June 30, 2017	8.75	6.95	—
March 31, 2017	8.15	6.60	—
December 31, 2016	7.58	5.00	—
September 30, 2016	8.37	6.52	—
June 30, 2016	9.96	6.46	$0.11
March 31, 2016	12.69	7.11	0.16
December 31, 2015	15.03	11.13	0.13
September 30, 2015	15.07	9.65	0.31
June 30, 2015	13.30	10.03	0.10
March 31, 2015	12.42	9.55	0.10
For the Month Ended
November 30, 2017(2)	9.00	8.00	—
October 31, 2017	9.05	8.15	—
September 30, 2017	8.30	7.18	—
August 31, 2017	8.15	6.87	—
July 31, 2017	8.50	7.58	—
June 30, 2017	8.75	6.98	—
May 31, 2017	8.24	7.05	—

(1)	Commencing with the date of our initial public offering on August 1, 2013.
(2)	Through November 27, 2017.

Dividend Policy

Under our dividend policy established in September 2015, we expect to pay our shareholders quarterly dividends of 60% of our Earnings from Continuing Operations, which represents our earnings per share reported under GAAP as adjusted for unrealized and realized gains and losses and extraordinary items. We intend to use the remainder of retained earnings for investment in fleet growth, share repurchases under existing and future programs, debt reduction or other corporate purposes. Our board of directors may review and amend our dividend policy from time to time in light of our plans for future growth and other factors. In addition, our ability to pay dividends will be subject to the amount of cash reserves established by our board of directors for the conduct of our business, restrictions in our credit facilities and the provisions of the laws of the Marshall Islands, as well as the other limitations set forth in the section of this prospectus supplement entitled “Risk Factors” Since the quarter ended June 30, 2016, we have not paid cash dividends on our shares of common stock due to losses from continuing operations.

In addition, we have in place a dividend reinvestment plan (“DRIP”), which allows our existing shareholders to purchase additional common shares of our common stock by automatically reinvesting all or any portion of the cash dividends paid on common shares held by the DRIP participant.

SELLING SHAREHOLDER

The following table sets forth the name and address of the selling shareholder, the number and percentage of shares of our common stock beneficially owned by the selling shareholder as of November 1, 2017, the number of shares of our common stock being offered by the selling shareholder pursuant to this prospectus supplement, and the number and percentage of shares of our common stock to be beneficially owned by the selling shareholder after the offering, assuming the sale of all shares of common stock being offered by the selling shareholder pursuant to this prospectus supplement, the completion of the share repurchase and the distribution by the selling shareholder to certain of its members of its remaining shares of our common stock in connection with the offering.

We have determined beneficial ownership in accordance with the rules of the SEC. The information below is based on information provided by the selling shareholder. The number of shares and percentages of beneficial ownership prior to this offering set forth below are based on the number of shares of our common stock issued and outstanding immediately prior to the consummation of this offering. The number of shares and percentages of beneficial ownership after this offering set forth below are based on the number of shares of our common stock issued and outstanding immediately after the completion of this offering and assumes the selling shareholder sells all 5,579,978 shares of common stock offered by this prospectus supplement, sells an additional 85,654 shares of common stock to us as part of the share repurchase and distributes to certain of its members in connection with the offering its remaining 122,310 shares of common stock (the “share distribution”).

Name	Common Shares Beneficially Owned Prior to the Offering		Shares Sold in this Offering	Shares Repurchased by Us Directly from Selling Shareholder(1)	Share Distribution By Selling Shareholder(2)	Common Shares Beneficially Owned After the Offering, the Share Repurchase and the Share Distribution
	Shares	Percentage				Shares	Percentage
GA Holdings LLC(3)	5,787,942	17.2%	5,579,978	85,654	122,310	0	0%

(1)	As part of the share repurchase, we have agreed to purchase from the selling shareholder in a privately-negotiated transaction 85,654 shares of our common stock at a price per share equal to the price per share paid by the underwriter to the selling shareholder in this offering.
(2)	In connection with the offering, the selling shareholder intends to distribute to certain of its members, including Anthony Gurnee, our chief executive officer and a member of our board of directors, the selling shareholder’s remaining 122,310 shares of our common stock.
(3)	Approximately 97.9% of the limited liability company interests in GA Holdings LLC are owned by private investment funds managed by affiliates of Greenbriar Equity Group, LLC. Such entities and their control persons, Joel S. Beckman, Reginald Jones (an Ardmore director) and Gerald Greenwald, have shared voting and investment power with respect to shares of the company held by GA Holdings LLC. The business address of GA Holdings LLC is 555 Theodore Fremd Avenue, Suite A-201, Rye, NY 10580.

Two members of our board of directors, Reginald Jones and Niall McComiskey, are affiliated with the selling shareholder. Following the offering, Mr. McComiskey intends to resign as a member of our board of directors. Anthony Gurnee, our chief executive officer and a member of our board of directors, is the beneficial owner of 1.9% of the outstanding equity interests of the selling shareholder. For additional information about certain relationships and transactions between us and the selling shareholder, please read “Item 7. Major Shareholders and Related Party Transactions” in our 2016 Annual Report.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriter named below has agreed to purchase, and the selling shareholder has agreed to sell to it, the number of shares indicated below:

Name	Number of Shares
Morgan Stanley & Co. LLC	5,579,978

The underwriter is offering the shares of common stock subject to its acceptance of the shares from the selling shareholder and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriter is not required to take or pay for the shares covered by the underwriter’s option to purchase additional shares described below.

The underwriter initially proposes to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the underwriter.

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase from us up to 634,497 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, the underwriter will become obligated, subject to certain conditions, to purchase the additional shares of common stock issuable upon such exercise of the option.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to the selling shareholder and us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase up to 634,497 additional shares of common stock.

	Per Share	Total
		No Exercise	Full Exercise
Public offering price(1)	$8.10	$34,262,821.80	$39,402,247.50
Underwriting discounts and commissions to be paid by the selling shareholder(1)	$0.38475	$1,627,484.04	$1,627,484.04
Underwriting discounts and commissions to be paid by us(2)	$0.38475	$—	$244,122.72
Proceeds, before expenses, to the selling shareholder(3)	$7.71525	$32,635,337.76	$32,635,337.76
Proceeds, before expenses, to us	$7.71525	$—	$4,895,302.98

(1)	Excludes the shares repurchased by us in the share repurchase.
(2)	There will be no underwriting discount or commissions paid to the underwriter for shares we purchase in connection with the share repurchase.
(3)	Excludes the proceeds to the selling shareholder from the sale of 1,435,654 shares subject to the share repurchase at a total sale price of $11.1 million.

The underwriting discounts and commissions to be paid by the selling shareholder represent 4.75% of the total amount of this offering sold to the public. The estimated offering expenses payable by us in connection with this offering, which exclude any legal expenses of the selling shareholder, are approximately $350,000. We have agreed to reimburse the underwriter for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority (“FINRA”) up to $30,000.

Our common stock is listed on the New York Stock Exchange under the trading symbol “ASC.”

We and all of our directors and officers have agreed that, without the prior written consent of Morgan Stanley & Co. LLC, we and they will not, during the period ending 60 days after the date of this prospectus supplement (the “restricted period”):

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

•	file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock;

regardless of whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person has agreed that, without the prior written consent of Morgan Stanley & Co. LLC, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The restrictions described in the immediately preceding paragraph do not apply to:

•	the sale of shares to the underwriter or the sale of shares by the selling shareholder to us pursuant to the share repurchase;

•	the issuance by the Company of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriter has been advised in writing;

•	transfers of shares of common stock as a bona fide gift or to limited partners or stockholders of holders of our common stock; provided that each transferee shall agree to the same lock-up restrictions described above and no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is required or voluntarily made during the restricted period;

•	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period; or

•	the grant of options to purchase or the issuance of shares of common stock by the Company to employees, officers, directors, advisors or consultants of the Company pursuant to employee benefit plans in effect on the date of this prospectus supplement;

•	the filing by the Company of a registration statement with the SEC on Form S-8 in respect of any shares issued under or the grant of any award pursuant to an employee benefit plan in effect on the date of this prospectus supplement;

•	the issuance of shares of common stock by the Company pursuant to the Company’s dividend reinvestment plan;

•

the sale or issuance of or entry into an agreement to sell or issue shares of common stock or securities convertible into or exercisable for common stock by the company in connection with any acquisitions of vessels; provided, that (i) the aggregate number of shares of common stock or securities convertible into or exercisable for common stock (on an as-converted or as-exercised basis, as the case may be)

that the Company may sell or issue or agree to sell or issue in connection with any acquisitions of vessels shall not exceed 10% of the total number of shares of common stock issued and outstanding on the date of this prospectus supplement and (ii) each transferee or distributee shall sign and deliver a lock-up agreement;

•	the issuance of shares of common stock by the Company pursuant to the Open Market Sale Agreement, dated August 26, 2016, between the Company and Jefferies LLC;

•	the acquisition of common stock pursuant to any employee benefit plan or dividend reinvestment plan of the Company in effect as of the date of this prospectus supplement; or

•	transfers of shares of common stock that are acquired in the open market after the date of this prospectus supplement; provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period.

Morgan Stanley & Co. LLC, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the common stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriter may sell more shares than it is obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriter under the option to purchase additional shares. The underwriter can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriter will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriter may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriter is not required to engage in these activities and may end any of these activities at any time.

We, the selling shareholder and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by the underwriter, or selling group members, if any, participating in this offering. The underwriter may agree to allocate a number of shares of common stock for sale to its online brokerage account holders.

Other Relationships

The underwriter and its affiliates is a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging. financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriter and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our common stock may be made at any time under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to public” in relation to our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common stock to be offered so as to enable an investor to decide to purchase our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU and includes any relevant implementing measure in the Relevant Member State.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

The underwriter has agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers in Canada purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103

Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Address of the Underwriter

The address of the underwriter is as follows:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

EXPENSES

The following table sets forth costs and expenses we expect to incur in connection with the sale of the securities covered by this prospectus. All amounts other than the FINRA filing fee are estimated.

FINRA filing fee	$77,155
Legal fees and expenses	$165,000
Accounting fees and expenses	$40,000
Transfer Agent fees and expenses	$7,000
Printing costs	$25,000
Miscellaneous	$35,845

Total	$350,000

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Perkins Coie LLP, Portland, Oregon. The validity of the common shares offered hereby and certain other legal matters with respect to the laws of the Republic of the Marshall Islands and otherwise will be passed upon for us by Seward & Kissel LLP. Seward & Kissel LLP, New York, New York will also act as counsel to the selling shareholder. Davis Polk & Wardwell LLP, New York, New York, will pass upon certain legal matters in connection with the offering on behalf of the underwriter.

EXPERTS

The consolidated financial statements of Ardmore Shipping Corporation appearing in Ardmore Shipping Corporation’s Annual Report on Form 20-F for the year ended December 31, 2016, have been audited by Ernst & Young, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The section of our Form 20-F for the year ended December 31, 2016 (which is incorporated by reference into this prospectus supplement) entitled “The International Product and Chemical Tanker Industry” in Item 4.B of such Form 20-F has been prepared by Drewry Maritime Research, our industry expert, which has confirmed to us that such section accurately describes the international tanker market as of the dates provided therein.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2016;

•	our Reports on Form 6-K filed with the SEC on April 13, 2017, May 3, 2017 (with our unaudited condensed interim consolidated financial statements and related notes as at and for the three months ended March 31, 2017 and related Management’s Discussion and Analysis of Financial Condition and Results of Operation), August 2, 2017 (with our unaudited condensed interim consolidated financial statements and related notes as at and for the three and six months ended June 30, 2017 and related Management’s Discussion and Analysis of Financial Condition and Results of Operation) and November 1, 2017 (with our unaudited condensed interim consolidated financial statements and related notes as at and for the three and nine months ended September 30, 2017 and related Management’s Discussion and Analysis of Financial Condition and Results of Operation); and

•	any subsequent Reports on Form 6-K filed with the SEC prior to the termination of this offering that we identify in such Reports as being incorporated by reference into the registration statement of which this prospectus is a part.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its public reference facilities or its website at the addresses provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our internet website at www.ardmoreshipping.com, or by writing or calling us at the following address:

Ardmore Shipping Corporation

Cumberland House

1 Victoria Street, 5th Floor

Hamilton, HM11

Bermuda

+(1) 441 405-7800

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document. The information contained in our website is not part of this prospectus.

In reviewing any agreements included as exhibits to the registration statement relating to the securities covered by this prospectus or to other SEC filings incorporated by reference into this prospectus or any prospectus supplement, please be aware that these agreements are attached as exhibits to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement, which representations and warranties may have been made solely for the benefit of the other parties to the applicable agreement and, as applicable:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that may have been made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied upon by investors in considering whether to invest in our securities.

GLOSSARY OF SHIPPING TERMS

The following are definitions of certain terms that are commonly used in the shipping industry.

Ballast. A voyage during which the vessel is not laden with cargo.

Bareboat charter. A charter of a vessel under which the vessel-owner is usually paid a fixed daily or monthly rate for a certain period of time during which the charterer is responsible for the ship operating expenses and voyage expenses of the vessel and for the management of the vessel. In this case, all voyage related costs, including vessel fuel, or bunker, and port dues as well as all vessel operating costs, such as day-to-day operations, maintenance, crewing and insurance are paid by the charterer. A bareboat charter is also known as a “demise charter” or a “time charter by demise” and involves the use of a vessel usually over longer periods of time ranging over several years. The owner of the vessel receives monthly charterhire payments on a per day basis and is responsible only for the payment of capital costs related to the vessel.

Bunkers. Fuel oil used to operate a vessel’s engines, generators and boilers.

Charter. The hiring of a vessel, or use of its carrying capacity, for either (1) a specified period of time or (2) to carry a cargo for a fixed fee from a loading port to a discharging port. The contract for a charter is called a charterparty.

Charterer. The party that hires a vessel pursuant to a charter.

Charterhire. Money paid to the vessel-owner by a charterer for the use of a vessel under a time charter or bareboat charter. Such payments are usually made during the course of the charter every 15 or 30 days in advance or in arrears by multiplying the daily charter rate times the number of days and, under a time charter only, subtracting any time the vessel was deemed to be off-hire. Under a bareboat charter such payments are usually made monthly and are calculated on a 360 or 365 day calendar year basis.

Charter rate. The amount of money agreed between the charterer and the vessel-owner accrued on a daily or monthly basis that is used to calculate the vessel’s charterhire.

Classification society. An independent society that certifies that a vessel has been built and maintained according to the society’s rules for that type of vessel and complies with the applicable rules and regulations of the country in which the vessel is registered, as well as the international conventions which that country has ratified. A vessel that receives its certification is referred to as being “in class” as of the date of issuance.

Clean petroleum products (CPP). Liquid products refined from crude oil, whose color is less than or equal to 2.5 on the National Petroleum Association scale. Clean products include naphtha, jet fuel, gasoline and diesel/gasoil.

CVE income. Allowance paid by charterers to owners in respect of communications, victualing and entertainment costs for crew.

Deadweight ton (dwt). A unit of a vessel’s capacity for cargo, fuel oil, stores and crew, measured in metric tons of 1,000 kilograms. A vessel’s dwt or total deadweight is the total weight necessary to submerge the vessel to its maximum permitted draft.

Draft. Vertical distance between the waterline and the bottom of the vessel’s keel.

Drydocking. The removal of a vessel from the water for inspection and/or repair of those parts of a vessel which are below the water line. During drydockings, which are required to be carried out periodically, certain mandatory classification society inspections are carried out and relevant certifications issued. Drydockings are generally required once every 30 to 60 months.

Hull. Shell or body of a vessel.

IMO. International Maritime Organization, a United Nations agency that issues international regulations and standards for seaborne transportation.

ISM Code. International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention, which, among other things, requires vessel-owners to obtain a safety management certification for each vessel they manage.

Metric ton. A unit of weight equal to 1,000 kilograms.

MR Product Tanker. A vessel ranging from 25,000 dwt to 59,999 dwt and classed for petroleum or IMO 3 cargoes (e.g. vegetable oils, caustic soda, or liquid fertilizer).

Newbuilding. A new vessel under construction or just completed.

Off-hire. The period a vessel is unable to perform the services for which it is required under a time charter. Off-hire periods typically include days spent undergoing repairs and drydocking, whether or not scheduled.

OPA. Oil Pollution Act of 1990 of the U.S. (as amended).

Product tanker. A tanker designed for the carriage of refined petroleum products whose cargo tanks are usually coated with epoxy-based paint to facilitate the cleaning of the tanker between the carriage of different cargoes and to prevent product contamination and hull corrosion. A product tanker typically has multiple cargo tanks capable of handling different cargoes simultaneously. The vessel may have equipment designed for the loading and unloading of cargoes with a high viscosity.

Protection and indemnity (P&I) insurance. Insurance obtained through mutual associations (called “Clubs”) formed by vessel-owners to provide liability insurance protection against a large financial loss by one member by contribution towards that loss by all members. To a great extent, the risks are reinsured.

Refined petroleum products. Refined crude oil products, such as fuel oils, gasoline and jet fuel.

Scrapping. The disposal of old or damaged vessel tonnage by way of sale as scrap metal.

Sister ship. Vessels of the same type and specification.

Spot charter. A spot charter is an industry term referring to both voyage and trip time charters. These charters are referred to as spot charters or spot market charters due to their short term duration, consisting mostly of a single voyage between one load port and one discharge port.

Spot market. The market for the immediate chartering of a vessel, usually for single voyage.

Strict liability. Liability that is imposed without regard to fault.

Tanker. Vessel designed for the carriage of liquid cargoes in bulk with cargo space consisting of many tanks. Tankers carry a variety of products including crude oil, refined petroleum products, liquid chemicals and liquid gas.

Time charter. A time charter is a contract under which a charterer pays a fixed daily hire rate on a semi- monthly or monthly basis for a fixed period of time for use of the vessel. Subject to any restrictions in the charter, the charterer decides the type and quantity of cargo to be carried and the ports of loading and unloading.

The charterer pays the voyage related expenses such as fuel, canal tolls, and port charges. The vessel-owner pays all vessel operating costs such as the management expenses and crew costs as well as for the capital costs of the vessel. Any delays at port or during the voyages are the responsibility of the charterer, except for certain specific exceptions such as loss of time arising from vessel breakdown and routine maintenance.

Time charter equivalent (TCE) rates. Time charter equivalent, or TCE, rates, are a standard industry measure of the average daily revenue performance of a vessel. The TCE rate achieved on a given voyage is expressed in U.S. dollars per day and is generally calculated by subtracting voyage expenses, including bunkers and port charges, from voyage revenue and dividing the net amount (time charter equivalent revenues) by the number of days in the period.

Trip time charter. A trip time charter is a short term time charter where the vessel performs a single voyage between load port(s) and discharge port(s) and the charterer pays a fixed daily hire rate on a semi-monthly basis for use of the vessel. The difference between a trip time charter and a voyage charter is only in the form of payment for use of the vessel and the respective financial responsibilities of the charterer and vessel-owner as described under time charter and voyage charter.

Ton. See “Metric ton.”

Vessel operating costs. The costs of operating a vessel that are incurred during a charter, primarily consisting of crew wages and associated costs, insurance premiums, lubricants and spare parts, and repair and maintenance costs. Vessel operating costs exclude fuel and port charges, which are known as “voyage expenses.” For a time charter, the vessel-owner pays vessel operating costs. For a bareboat charter, the charterer pays vessel operating costs.

Voyage charter. A voyage charter involves the carriage of a specific amount and type of cargo from specific load port(s) to specific discharge port(s), subject to various cargo handling terms. Most of these charters are of a single voyage nature between two specific ports, as trading patterns do not encourage round voyage trading. The owner of the vessel receives one payment derived by multiplying the tons of cargo loaded on board by the cost per cargo ton, as agreed to transport that cargo between the specific ports. The owner is responsible for the payment of all expenses including voyage, operating and capital costs of the vessel. The charterer is typically responsible for any delay at the loading or discharging ports.

Voyage expenses. Expenses incurred due to a vessel’s traveling from a loading port to a discharging port, such as fuel (bunker) cost, port expenses, agent’s fees, canal dues and extra war risk insurance, as well as commissions.

PROSPECTUS

ARDMORE SHIPPING CORPORATION

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Convertible Debt Securities

Warrants

Units

1,523,771 Shares of Common Stock Offered by the Selling Shareholder

We may, from time to time in one or more offerings, offer and sell up to $500,000,000 in the aggregate of common stock, preferred stock, debt securities, convertible debt securities, warrants to purchase common stock, preferred stock, debt securities or convertible debt securities, and units of common stock, preferred stock, debt securities, convertible debt securities or warrants, in any combination. The selling shareholder may also offer and sell, from time to time, up to 1,523,771 common shares. We will not receive any of the proceeds from the sale of our common shares by the selling shareholder.

This prospectus provides a general description of the securities we or the selling shareholder may offer. We will provide the specific terms of the securities offered by us, and may provide additional information about the securities offered by the selling shareholder, in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with offerings by us or the selling shareholder. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities, other than by the selling shareholder, unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “ASC.” On August 25, 2016, the last reported sales price of our common stock was $7.11 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the New York Stock Exchange or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

We will, and the selling shareholder identified in this prospectus (or its donees, pledgees, transferees or other successors-in-interest) may, sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, who may receive compensation in the form of discounts, concessions or commissions. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities by us or the selling shareholder with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds, if any, we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. Please read the sections entitled “Forward-Looking Statements” and “Risk Factors” beginning on pages 3 and 4 of this prospectus, respectively, and in the applicable prospectus supplement, as well as documents which are incorporated by reference herein and therein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 26, 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we have filed with the U.S. Securities and Exchange Commission (or SEC or Commission) using a “shelf” registration process. Under this shelf registration process, we may sell from time to time common stock, preferred stock, debt securities, convertible debt securities, warrants to purchase common stock, preferred stock, debt securities or convertible debt securities, and units of common stock, preferred stock, debt securities, convertible debt securities or warrants, in any combination, in one or more offerings up to an aggregate offering price of $500,000,000, and the selling shareholder referred to in the prospectus may offer and resell from time to time up to 1,523,771 shares of our common stock as described in this prospectus. This prospectus generally describes us and the securities we and the selling shareholders may offer. Each time we or the selling shareholder offers securities with this prospectus, we will or may, as applicable, provide this prospectus and a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add to, update or change information in this prospectus. If information varies between this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus does not cover the issuance of any shares of our common stock by us to the selling shareholder, and we will not receive any of the proceeds from any sale of common shares by the selling shareholder. Except for any underwriting discounts, selling commissions, transfer taxes and fees and any expenses incurred in connection with any underwritten offering of the selling shareholder’s shares, all of which are to be paid by the selling shareholder, we have agreed to pay the expenses incurred in connection with the registration of the common shares owned by the selling shareholder covered by this prospectus.

You should rely only on the information contained in this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein. Neither we nor the selling shareholder have authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to sell our securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement or free writing prospectus, is accurate as of any date other than its date regardless of the time of delivery of the prospectus, prospectus supplement or free writing prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects, as well as other information, may have changed since such dates.

Unless otherwise indicated, references in this prospectus to “Ardmore Shipping Corporation,” “we”, “us” and “our” and similar terms refer to Ardmore Shipping Corporation and/or one or more of its subsidiaries, except that those terms, when used in this prospectus in connection with the securities described herein, shall mean specifically Ardmore Shipping Corporation. Unless otherwise indicated, the term “selling shareholder” as used in this prospectus means the selling shareholder referred to in this prospectus and its donees, pledgees, transferees and other successors-in-interest.

Unless otherwise indicated, all references in this prospectus to “dollars” and “$” are to, and amounts are presented in, U.S. Dollars, and financial information presented in this prospectus is prepared in accordance with accounting principles generally accepted in the United States (or GAAP).

You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in or incorporated by reference into this prospectus and any prospectus supplements are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995, as amended, provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. In addition, we and our representatives may from time to time make other oral or written statements that are also forward-looking statements. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, and the markets in which we operate. In some cases, you can identify the forward-looking statements by the use of words such as “may”, “will”, “could”, “should”, “would”, “expect”, “anticipate”, “intend”, “forecast”, “believe”, “estimate”, “predict”, “continue” or the negative of these terms or other comparable terminology.

Forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events affecting us. Forward-looking statements are subject to risks, uncertainties and assumptions, including those risks discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in other reports we file with the SEC and that are incorporated into this prospectus by reference. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. In addition, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement, and accordingly, you should not place undue reliance on forward-looking statements.

ARDMORE SHIPPING CORPORATION

We provide seaborne transportation of petroleum products and chemicals worldwide to oil majors, national oil companies, oil and chemical traders, and chemical companies, with our modern, fuel-efficient fleet of mid-size product and chemical tankers. Our fuel-efficient operations are designed to enhance our investment returns and provide value-added service to our customers. We believe we are on the forefront of fuel efficiency and emissions reduction trends and are well-positioned to capitalize on these developments by engaging in the construction of Eco-design vessels, modifying ships to improve fuel efficiency, and equipping our fleet with engine diagnostic and ship performance management systems to optimize voyage performance. We have no related-party transactions concerning our vessel operations. Our wholly-owned subsidiary Ardmore Shipping (Bermuda) Limited (or ASBL) carries out our management functions. Ardmore Shipping Services (Ireland) Limited, a wholly-owned subsidiary incorporated in Ireland, provides the Company’s corporate, accounting, fleet administration and operations services. Each of Ardmore Shipping (Asia) Pte. Limited and Ardmore Shipping (Americas) LLC, wholly-owned subsidiaries incorporated in Singapore and Delaware, respectively, performs commercial management and chartering services for the Company.

We commenced business operations in April 2010 with the goal of building an enduring product and chemical tanker company that emphasizes service excellence, innovation, and operational efficiency through our focus on high quality, fuel-efficient vessels. We are led by a team of experienced senior managers who have previously held senior management positions with highly regarded public shipping companies and financial institutions.

We are incorporated under the laws of the Republic of The Marshall Islands as Ardmore Shipping Corporation. Our principal executive offices are located at Cumberland House, 1 Victoria Street, 5th Floor, Hamilton, HM11 and our phone number is (441) 405-7800. Our website address is www.ardmoreshipping.com. The information contained in our website is not part of this prospectus.

RISK FACTORS

Before investing in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus. When evaluating an investment in any of our securities, you should carefully consider the following risk factors together with all other information included in this prospectus, including those risks discussed under the caption “Risk Factors” in our latest Annual Report on Form 20-F filed with the SEC, which are incorporated by reference into this prospectus, and information included in any applicable prospectus supplement.

If any of these risks were to occur, our business, financial condition, operating results or cash flows could be materially adversely affected. In that case, the trading price of our securities could decline, we might be unable to pay dividends on shares of our equity securities or interest or principal on our debt securities and you could lose all or part of your investment. In addition to the following risk factors, please read “Tax Considerations” in this prospectus for a more complete discussion of expected material U.S. federal income and non-U.S. tax consequences of owning and disposing of our securities.

Risks Inherent in an Investment in our Securities

The price of our securities after any offering may be volatile, and you could lose a significant part of your investment.

The price of our securities may fluctuate due to factors such as:

•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

•	mergers and strategic alliances in the tanker industry;

•	market conditions in the tanker industry;

•	general economic or financial market conditions;

•	changes in government regulation;

•	the failure of securities analysts to publish research about us, securities analysts making changes in their financial estimates, or shortfalls in our operating results from levels forecast by securities analysts;

•	announcements concerning us or our competitors of, among other things, significant contracts, acquisitions or capital commitments;

•	future sales of our securities; and

•	the general state of the securities markets.

The seaborne transportation industry has been highly unpredictable and volatile. The market for our securities in this industry may be equally volatile. Consequently, you may not be able to sell the securities at prices equal to or greater than those paid by you in any offering.

We may issue additional shares of our securities without your approval, which would dilute your ownership interests and may depress the market price of the securities.

We may issue additional shares of our securities of equal or senior rank to your securities, without shareholder approval, in a number of circumstances.

The issuance by us of additional securities of equal or senior rank to your securities may have the following effects:

•	our existing shareholders’ proportionate ownership interest in us may decrease;

•	the amount of cash available for dividends or interest payments may decrease;

•	the relative voting strength of previously outstanding securities may be diminished; and

•	the market price of our securities may decline.

Tax Risks

U.S. tax authorities could treat us as a “passive foreign investment company,” which could have adverse U.S. federal income tax consequences to U.S. holders.

A foreign corporation will be treated as a passive foreign investment company (or PFIC), for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of “passive income” or (2) at least 50% of the average value of the corporation’s assets produce or are held for the production of “passive income.” For purposes of these tests, “passive income” generally includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services generally does not constitute “passive income.” U.S. shareholders of a PFIC are subject to an adverse U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

Based upon our operations as described herein, we do not believe that our income from our time charters should be treated as “passive income” for purposes of determining whether we are a PFIC, and, consequently, the assets that we own and operate in connection with the production of that income should not constitute passive assets. Accordingly, based on our current operations, we do not believe we will be treated as a PFIC with respect to any taxable year.

There is substantial legal authority supporting this position consisting of case law and U.S. Internal Revenue Service (or IRS), pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. Accordingly, no assurance can be given that the IRS or a court of law will accept this position, and there is a risk that the IRS or a court of law could determine that we are a PFIC. Moreover, no assurance can be given that we would not constitute a PFIC for any future taxable year if the nature and extent of our operations change.

If the IRS were successful in asserting that we are or have been a PFIC for any taxable year, U.S. shareholders would face adverse U.S. federal income tax consequences. Under the PFIC rules, unless a shareholder makes an election available under the U.S. Internal Revenue Code of 1986, as amended, (or the Code), (which election could itself have adverse consequences for such shareholders, as discussed below under “Tax Considerations—U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders”), excess distributions and any gain from the disposition of such shareholder’s common shares would be allocated ratably over the shareholder’s holding period of the common shares and the amounts allocated to the taxable year of the excess distribution or sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed with respect to such tax. Please read “Tax Considerations—U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders” for a more comprehensive discussion of the U.S. federal income tax consequences to U.S. shareholders if we are treated as a PFIC.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we will use the net proceeds from our sale of securities covered by this prospectus for general corporate purposes, which may include, among other things:

•	paying or refinancing all or a portion of our indebtedness outstanding at the time; and

•	funding working capital, capital expenditures or acquisitions.

The actual application of proceeds from the sale by us of any particular offering of the securities covered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholder under this prospectus and any related prospectus supplement. Please read “Selling Shareholder.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods presented. No preferred stock dividends were paid during the periods presented.

	Six Months Ended June 30, 2016	Year Ended December 31,
		2015	2014		2013		2012		2011
Ratio of earnings to fixed charges (1)	2.48	3.03	—	(2)	—	(2)	—	(2)	—	(2)
Dollar amount of deficiency in earnings to fixed charges	—	—	$2,165,772		$6,140,660		$5,025,178		$3,505,704

(1)	For purposes of calculating the ratios of consolidated earnings to fixed charges:

•	“earnings” consist of pre-tax income from continuing operations prepared under U.S. GAAP, plus fixed charges, net of capitalized interest; and

•	“fixed charges” represent interest incurred (whether expensed or capitalized) and amortization of deferred financing costs (whether expensed or capitalized) and accretion of discount.

The ratios of earnings to fixed charges are ratios that we are required to present in this prospectus and have been calculated in accordance with Commission rules and regulations. These ratios have no application to our credit and lease facilities and preferred shares and we believe they are not ratios generally used by investors to evaluate our overall operating performance.

(2)	Earnings for this period were inadequate to cover fixed charges.

DESCRIPTION OF CAPITAL STOCK

The following description is a summary of the material provisions of our capital stock, including the rights, preferences and restrictions attaching to each class of stock. Because the following is a summary, it does not contain all information that you may find useful. For more complete information, you should read our amended and restated articles of incorporation and amended and restated bylaws, which have been filed as exhibits (by incorporation by reference) to the registration statement of which this prospectus forms a part.

Purpose

Our purpose, as stated in our Amended and Restated Articles of Incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Business Corporations Act of the Marshall Islands (or the BCA). Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws do not impose any limitations on the ownership rights of our shareholders.

Authorized Capital Stock

Under our Amended and Restated Articles of Incorporation, our authorized capital stock consists of 225,000,000 common shares, par value $0.01 per share, of which 33,489,686 shares are issued and outstanding as of August 25, 2016, and 25,000,000 preferred shares, par value $0.01 per share, of which no shares are issued and outstanding.

Common shares

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to any preferences that may be applicable to any outstanding shares of preferred stock, holders of common shares are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common shares are entitled to receive pro rata our remaining assets available for distribution. Holders of common shares do not have conversion, redemption or pre-emptive rights to subscribe for any of our securities. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of any shares of our preferred stock, which we may issue in the future.

Preferred shares

Our Amended and Restated Articles of Incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and

•	the voting rights, if any, of the holders of the series.

Registrar and Transfer Agent

The registrar and transfer agent for our common shares is Computershare Trust Company N.A.

Listing

Our common stock is currently listed on the New York Stock Exchange under the symbol “ASC.”

Directors

Our directors are elected by a plurality of the votes cast by shareholders entitled to vote. There is no provision for cumulative voting.

Our Amended and Restated Bylaws require our board of directors to consist of at least one member. Our board of directors currently consists of eight members. Our Amended and Restated Bylaws may be amended by the vote of a majority of our entire board of directors.

Directors are elected annually on a staggered basis, and each generally shall serve for a three-year term and until his or her successor shall have been duly elected and qualified, except in the event of his or her death, resignation, removal, or the earlier termination of his or her term of office.

Shareholder Meetings

Under our Amended and Restated Bylaws, annual meetings of shareholders will be held at a time and place selected by our board of directors. The meetings may be held in or outside the Marshall Islands. Special meetings may be called at any time by a majority of our board of directors, the chairman of our board of directors or the president of the Company. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting. One or more shareholders representing at least one-third of the total voting rights of our total issued and outstanding shares present in person or by proxy at a shareholder meeting shall constitute a quorum for the purposes of the meeting.

Dissenters’ Rights of Appraisal and Payment

Under the BCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation and the sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares, subject to exceptions. For example, the right of a dissenting shareholder to receive payment of the fair value of his or her shares is not available for the shares of any class or series of shares, which, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders to act upon the agreement of merger or consolidation, were either (1) listed on a securities exchange or admitted for trading on an interdealer quotation system or (2) held of record by more than 2,000 holders. In the event of any further amendment of our Amended and Restated Articles of Incorporation, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Marshall Islands or in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange.

Shareholders’ Derivative Actions

Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common shares both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Limitations on Liability and Indemnification of Officers and Directors

The BCA authorizes corporations to limit the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties. Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

Our Amended and Restated Bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses (including attorney’s fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and this insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws may discourage shareholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Anti-takeover Effect of Certain Provisions of Our Organizational Documents

Several provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (a) the merger or acquisition of us by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest or (b) the removal of incumbent officers and directors.

Blank check preferred stock

Under the terms of our Amended and Restated Articles of Incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 25 million shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of us or the removal of our management.

Election and removal of directors

Our Amended and Restated Articles of Incorporation prohibit cumulative voting in the election of directors. Our Amended and Restated Bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our Amended and Restated Articles of Incorporation also provide that our directors may be removed only for cause upon the affirmative vote of not less than two-thirds of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Classified board of directors

As described above, our Amended and Restated Articles of Incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms. Accordingly, approximately one-third of our board of directors generally will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for two years.

Limited actions by shareholders

Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide that, unless otherwise prescribed by law, only a majority of our board of directors, the chairman of our board of directors or the president of the Company may call special meetings of our shareholders and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting for shareholder consideration of a proposal over the opposition of our board of directors and shareholder consideration of a proposal may be delayed until the next annual meeting.

Advance notice requirements for shareholder proposals and director nominations

Our Amended and Restated Bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the one-year anniversary of the immediately preceding annual meeting of shareholders. Our Amended and Restated Bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Business combinations

Although the BCA does not contain specific provisions regarding “business combinations” between companies organized under Marshall Islands law and “interested shareholders,” we have included these provisions in our Amended and Restated Articles of Incorporation. Specifically, our Amended and Restated Articles of Incorporation prohibit us from engaging in a “business combination” with certain persons for three years following the date the person becomes an “interested shareholder”. Interested shareholders generally include:

•	any person who is the beneficial owner of 15% or more of our outstanding voting stock; or

•	any person who is our affiliate or associate and who held 15% or more of our outstanding voting stock at any time within three years before the date on which the person’s status as an interested shareholder is determined, and the affiliates and associates of such person.

Subject to certain exceptions, a business combination includes, among other things:

•	certain mergers or consolidations of us or any direct or indirect majority-owned subsidiary of ours;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets or of any subsidiary of ours having an aggregate market value equal to 10% or more of either the aggregate market value of all of our assets, determined on a combined basis, or the aggregate value of all of our outstanding stock;

•	certain transactions that result in the issuance or transfer by us of any stock of ours to the interested shareholder;

•	any transaction involving us or any of our subsidiaries that has the effect of increasing the proportionate share of any class or series of stock, or securities convertible into any class or series of stock, of ours or any such subsidiary that is owned directly or indirectly by the interested shareholder or any affiliate or associate of the interested shareholder; and

•	any receipt by the interested shareholder of the benefit directly or indirectly (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through us.

These provisions of our Amended and Restated Articles of Incorporation do not apply to a business combination if:

•	before a person became an interested shareholder, our board of directors approved either the business combination or the transaction in which the shareholder became an interested shareholder;

•	upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than certain excluded shares;

•	at or following the transaction in which the person became an interested shareholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock that is not owned by the interest shareholder;

•	the shareholder was or became an interested shareholder prior to the closing of our initial public offering;

•	a shareholder became an interested shareholder inadvertently and (i) as soon as practicable divested itself of ownership of sufficient shares so that the shareholder ceased to be an interested shareholder; and (ii) would not, at any time within the three-year period immediately prior to a business combination between us and such shareholder, have been an interested shareholder but for the inadvertent acquisition of ownership; or

•	the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required under our Amended and Restated Articles of Incorporation which (i) constitutes one of the transactions described in the following sentence; (ii) is with or by a person who either was not an interested shareholder during the previous three years or who became an interested shareholder with the approval of the board; and (iii) is approved or not opposed by a majority of the members of the board of directors then in office (but not less than one) who were directors prior to any person becoming an interested shareholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to:

(i)	a merger or consolidation of us (except for a merger in respect of which, pursuant to the BCA, no vote of our shareholders is required);

(ii)	a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of us or of any direct or indirect majority-owned subsidiary of ours (other than to any direct or indirect wholly-owned subsidiary or to us) having an aggregate market value equal to 50% or more of either the aggregate market value of all of our assets determined on a consolidated basis or the aggregate market value of all the outstanding shares; or

(iii)	a proposed tender or exchange offer for 50% or more of our outstanding voting stock.

Registration Rights Agreement

On June 13, 2016, we entered into a registration rights agreement with the selling shareholder named herein, pursuant to which we have agreed to register for resale 1,277,250 of our common shares purchased by the selling shareholder in our follow-on public offering of 7,500,000 common shares. The common shares being registered for the selling shareholder under the registration statement of which this prospectus forms a part include the 1,277,250 common shares that we agreed to register pursuant to the registration rights agreement.

MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our Articles of Incorporation and Bylaws and by the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands and we cannot predict whether Marshall Islands courts would reach the same conclusions as courts in the United States. As a result, you may have more difficulty protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the BCA and the Delaware General Corporation Law relating to shareholders’ rights.

Marshall Islands	Delaware
Shareholder Meetings

Held at a time and place as designated in the bylaws.	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors.

Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the articles of incorporation or by the bylaws.	Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

May be held within or without the Marshall Islands.	May be held within or without Delaware.

Notice:	Notice:

Whenever shareholders are required to take any action at a meeting, written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, unless it is an annual meeting, indicate that it is being issued by or at the direction of the person calling the meeting. Notice of a special meeting shall also state the purpose for which the meeting is called.	Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

A copy of the notice of any meeting shall be given personally or sent by mail not less than 15 nor more than 60 days before the meeting.	Written notice shall be given not less than 10 nor more than 60 days before the meeting.

Shareholders’ Voting Rights

Any action required to be taken by a meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote.	Any action required to be taken at a meeting of shareholders may be taken without a meeting if a consent for such action is in writing and is signed by shareholders having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Any person authorized to vote may authorize another person or persons to act for him by proxy.	Any person authorized to vote may authorize another person or persons to act for him by proxy.

Marshall Islands	Delaware
Shareholders’ Voting Rights

Unless otherwise provided in the articles of incorporation or bylaws, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting.	For stock corporations, the certificate of incorporation or bylaws may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.	When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

The articles of incorporation may provide for cumulative voting in the election of directors.	The certificate of incorporation may provide for cumulative voting in the election of directors.

Merger or Consolidation

Any two or more domestic corporations may merge into a single corporation if approved by the board and if authorized by a majority vote of the holders of outstanding shares at a shareholder meeting.	Any two or more corporations existing under the laws of the state may merge into a single corporation pursuant to a board resolution and upon the majority vote by shareholders of each constituent corporation at an annual or special meeting.

Any sale, lease, exchange or other disposition of all or substantially all the assets of a corporation, if not made in the corporation’s usual or regular course of business, once approved by the board, shall be authorized by the affirmative vote of two-thirds of the shares of those entitled to vote at a shareholder meeting.	Every corporation may at any meeting of the board sell, lease or exchange all or substantially all of its property and assets as its board deems expedient and for the best interests of the corporation when so authorized by a resolution adopted by the holders of a majority of the outstanding stock of the corporation entitled to vote.

Any domestic corporation owning at least 90% of the outstanding shares of each class of another domestic corporation may merge such other corporation into itself without the authorization of the shareholders of any corporation.	Any corporation owning at least 90% of the outstanding shares of each class of another corporation may merge the other corporation into itself and assume all of its obligations without the vote or consent of shareholders; however, in case the parent corporation is not the surviving corporation, the proposed merger shall be approved by a majority of the outstanding stock of the parent corporation entitled to vote at a duly called shareholder meeting.

Any mortgage, pledge of or creation of a security interest in all or any part of the corporate property may be authorized without the vote or consent of the shareholders, unless otherwise provided for in the articles of incorporation.	Any mortgage or pledge of a corporation’s property and assets may be authorized without the vote or consent of shareholders, except to the extent that the certificate of incorporation otherwise provides.

Directors

The board of directors must consist of at least one member.	The board of directors must consist of at least one member.

The number of board members may be changed by an amendment to the bylaws, by the shareholders, or by action of the board under the specific provisions of a bylaw.	The number of board members shall be fixed by, or in a manner provided by, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by an amendment to the certificate of incorporation.

Marshall Islands	Delaware
Directors

If the board is authorized to change the number of directors, it can only do so by a majority of the entire board and so long as no decrease in the number shall shorten the term of any incumbent director.	If the number of directors is fixed by the certificate of incorporation, a change in the number shall be made only by an amendment of the certificate.

Removal:	Removal:

Any or all of the directors may be removed for cause by vote of the shareholders.	Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote unless the certificate of incorporation otherwise provides.

If the articles of incorporation or the bylaws so provide, any or all of the directors may be removed without cause by vote of the shareholders.	In the case of a classified board, shareholders may effect removal of any or all directors only for cause.

Dissenters’ Rights of Appraisal

Shareholders have a right to dissent from any plan of merger, consolidation or sale of all or substantially all assets not made in the usual course of business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder under the BCA to receive payment of the appraised fair value of his shares is not available for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the Record Date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. The right of a dissenting shareholder to receive payment of the fair value of his or her shares shall not be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation.	Appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation, subject to limited exceptions, such as a merger or consolidation of corporations listed on a national securities exchange in which listed stock is offered for consideration is (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders.

A holder of any adversely affected shares who does not vote on or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:

Alters or abolishes any preferential right of any outstanding shares having preference; or

Creates, alters, or abolishes any provision or right in respect to the redemption of any outstanding shares; or

Alters or abolishes any preemptive right of such holder to acquire shares or other securities; or

Marshall Islands	Delaware
Dissenters’ Rights of Appraisal

Excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.

Shareholder’s Derivative Actions

An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time of bringing the action and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law.	In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

A complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board or the reasons for not making such effort.	Other requirements regarding derivative suits have been created by judicial decision, including that a shareholder may not bring a derivative suit unless he or she first demands that the corporation sue on its own behalf and that demand is refused (unless it is shown that such demand would have been futile).

Such action shall not be discontinued, compromised or settled, without the approval of the High Court of the Republic of The Marshall Islands.

Reasonable expenses including attorney’s fees may be awarded if the action is successful.

A corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and the shares have a value of less than $50,000.

DESCRIPTION OF DEBT SECURITIES

The following summary of the terms of the debt securities describes general terms that apply to the debt securities. The debt securities offered pursuant to this prospectus will be either senior debt or subordinated debt. The particular terms of any debt securities will be described more specifically in each prospectus supplement relating to those debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Senior debt securities and subordinated debt securities will be issued under either of two debt indentures summarized below. Where we make no distinction in our summary between senior debt securities and subordinated debt securities, the applicable information refers to any debt securities. Since this is only a summary, it does not contain all of the information that may be important to you. A form of senior debt indenture relating to senior debt securities and a form of subordinated debt indenture relating to subordinated debt securities are exhibits to the registration statement of which this prospectus is a part. We encourage you to read those documents.

General

The indentures do not limit the aggregate principal amount of debt securities we may issue and provide that we may issue debt securities thereunder from time to time in one or more series. The indentures do not limit the amount of other indebtedness or debt securities, other than certain secured indebtedness as described below, which we may issue. Under the indentures, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the subordinated debt securities will be unsecured obligations of ours and, as set forth below under “—Subordinated Debt Securities,” will be subordinated in right of payment to all of our senior indebtedness.

Because some of our assets are held in subsidiaries, our rights and the rights of our creditors (including the holders of debt securities) and stockholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise may be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of debt securities we are offering by that prospectus supplement. The terms may include:

•	the title and specific designation of the debt securities, including whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	whether the debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the currency or currencies, or composite currencies, in which the debt securities will be denominated and in which we will make payments on the debt securities;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the debt securities and where any debt securities issued in registered form may be sent for transfer or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the debt securities;

•	the terms and conditions of any sinking fund;

•	if other than denominations of $1,000, the denominations in which we may issue the debt securities;

•	the amount we will pay if the maturity of the debt securities is accelerated;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any addition to or changes in the events of default or covenants that apply to the debt securities;

•	whether the debt securities will be defeasible; and

•	any other terms of the debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of the debt securities, including those relating to the subordination of any debt securities.

Unless the accompanying prospectus supplement specifies otherwise, the debt securities will not be listed on any securities exchange.

Unless the accompanying prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the accompanying prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities. Debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in the prospectus supplement, we will pay principal, premium, interest and additional amounts, if any, on the debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may pay interest on debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on debt securities issued in registered form will be payable on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to:

•	issue, register the transfer of, or exchange, debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

We shall appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

We may issue the debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the accompanying prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units, or if any debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or currency units in the prospectus supplement.

We will comply with Section 14(e) under the U.S. Securities Exchange Act of 1934 (or the Exchange Act), and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the indentures do not limit our ability to incur debt or give holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any changes in the events of default described below or covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Subordinated Debt Securities

Unless otherwise provided in the accompanying prospectus supplement, the following provisions will apply for subordinated debt securities.

Before we pay the principal of, premium, if any, and interest on, the subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness as described below, except for:

•	obligations issued or assumed as the deferred purchase price of property;

•	conditional sale obligations;

•	obligations arising under any title retention agreements;

•	indebtedness relating to the applicable subordinated debt securities;

•	indebtedness owed to one of our subsidiaries; and

•	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable subordinated debt securities.

Generally, indebtedness means:

•	the principal of, premium, if any, and interest on indebtedness for money borrowed;

•	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

•	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

•	obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

•	obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

•	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one’s property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

•	there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

•	the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable;

unless, among other things, in either case:

•	the default has been cured or waived; or

•	full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the subordinated debt securities to pay the principal of, premium, if any, and interest on the subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the subordinated debt securities or on account of any purchase or other acquisition of the subordinated debt securities by us or any of our subsidiaries, in the event of:

•	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

•	any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities.

In addition, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the subordinated debt securities.

The indenture covering subordinated debt securities will not limit the aggregate amount of senior indebtedness that we may issue. If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person unless:

•	if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States, or any state thereof, the District of Columbia or the Republic of The Marshall Islands and assumes our obligations under the debt securities;

•	immediately after the transaction, no event of default occurs and continues; and

•	we meet certain other conditions specified in the indentures.

Modification and Waiver

We and the trustee may modify and amend the indentures without the consent of the holders of the outstanding debt securities of each affected series, in order to, among other things:

•	evidence the succession of another corporation to us and the assumption of all of our obligations under the debt securities, any related coupons and our covenants by a successor;

•	add to our covenants for the benefit of holders of debt securities or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting debt securities that are not yet issued;

•	secure certain debt securities;

•	establish the form or terms of debt securities not yet issued;

•	make provisions with respect to conversion or exchange rights of holders of debt securities;

•	evidence and provide for successor trustees; or

•	correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indentures in any material respect.

In addition, we and the trustee may modify and amend the indentures with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series. However, without the consent of each holder, we cannot modify or amend the indentures in a way that would:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

•	reduce the principal or interest on any debt security;

•	change the place or currency of payment of principal or interest on any debt security;

•	impair the right to sue to enforce any payment on any debt security after it is due; or

•	reduce the percentage in principal amount of outstanding debt securities necessary to modify or amend the indentures, to waive compliance with certain provisions of the indentures or to waive certain defaults.

The holders of at least a majority in aggregate principal amount of outstanding debt securities may waive our compliance with certain restrictive covenants of the indentures. The holders of at least a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indentures with respect to outstanding debt securities of that series, which will be binding on all holders of debt securities of that series, except a default in the payment of principal or interest on any debt security of that series or in respect of a provision of the indentures that cannot be modified or amended without each holder’s consent.

Events of Default

Each of the following will be an event of default:

•	default for 30 days in the payment of any interest;

•	default in the payment of principal;

•	default in the deposit of any sinking fund payment;

•	default in the performance of any other covenant in the indentures for 90 days after written notice; and

•	certain events in bankruptcy, insolvency or reorganization.

We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the indentures. The trustee may withhold notice of any default to the holders of debt securities of any series (except for a default on principal or interest payments on debt securities of that series) if it considers it in the interest of the holders to do so.

If an event of default occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us (and to the trustee if given by the holders). Upon any such declaration, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Except for certain duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. If the holders provide this security or indemnity, the holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security may bring any lawsuit or other proceeding with respect to the indentures or for any remedy under the indentures, unless:

•	the holder first gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity; and

•	the trustee fails to institute the proceeding within 60 days of the written request and has not received from holders of a majority in principal amount of the outstanding debt securities of the series in default a direction inconsistent with that request.

However, the holder of any debt security has the absolute right to receive payment of the principal of and any interest on the debt security on or after the stated due dates and to take any action to enforce any such payment.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on such debt securities to the date of deposit (if the debt securities have become due and payable) or to the maturity date, as the case may be.

Unless a prospectus supplement states that the following provisions do not apply to the debt securities of that series, we may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust), such an action a “defeasance”; or

•	to be released from our obligations under the applicable indenture as may be further described in any prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to such debt securities, such an action a “covenant defeasance.”

Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the debt securities on the scheduled due dates. Additional conditions to defeasance or covenant defeasance require that:

•	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no event of default has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

•	we have delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax for the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

If we accomplish covenant defeasance on debt securities of certain holders, those holders can still look to us for repayment of their debt securities in the event of any shortfall in the trust deposit. If one of the remaining events of default occurred, such as our bankruptcy, and the debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, such holders may not be able to obtain payment of the shortfall.

In the case of subordinated debt securities, the subordination provisions described under “—Subordinated Debt Securities” above are made subject to the provisions for defeasance and covenant defeasance. In other words, if we accomplish defeasance or covenant defeasance on any subordinated debt securities, such securities would cease to be so subordinated.

Governing Law

The indentures and the debt securities will be governed by and interpreted under the laws of the State of New York.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

The following summary of the terms of the convertible debt securities describes general terms that apply to the convertible debt securities. The convertible debt securities offered pursuant to this prospectus will be either convertible senior debt or convertible subordinated debt. The particular terms of any convertible debt securities will be described more specifically in each prospectus supplement relating to those convertible debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Convertible senior debt securities and convertible subordinated debt securities will be issued under either of two debt indentures summarized below. The indentures are the same as the indentures described above under “Description of Debt Securities”. Where we make no distinction in our summary between convertible senior debt securities and convertible subordinated debt securities, the applicable information refers to any convertible debt securities. Since this is only a summary, it does not contain all of the information that may be important to you. We may issue convertible debt securities under our senior debt indenture and our subordinated debt indenture, and forms of each of these indentures are exhibits to the registration statement of which this prospectus is a part. We encourage you to read those documents.

General

The indentures do not limit the aggregate principal amount of convertible debt securities we may issue and provides that we may issue convertible debt securities thereunder from time to time in one or more series. The indentures do not limit the amount of other indebtedness or convertible debt securities, other than certain secured indebtedness as described below, which we or our subsidiaries may issue. Under the indentures, the terms of the convertible debt securities of any series may differ and we, without the consent of the holders of the convertible debt securities of any series, may reopen a previous series of convertible debt securities and issue additional convertible debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, the convertible senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the convertible subordinated debt securities will be unsecured obligations of ours and, as set forth below under “—Convertible Subordinated Debt Securities,” will be subordinated in right of payment to all of our senior indebtedness.

Because some of our assets are held in subsidiaries, our rights and the rights of our creditors (including the holders of convertible debt securities) and stockholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise may be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of convertible debt securities we are offering by that prospectus supplement. The terms may include:

•	the title and specific designation of the convertible debt securities, including whether they are convertible senior debt securities or convertible subordinated debt securities;

•	any limit on the aggregate principal amount of the convertible debt securities or the series of which they are a part;

•	whether the convertible debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the currency or currencies, or composite currencies, in which the convertible debt securities will be denominated and in which we will make payments on the convertible debt securities;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the convertible debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the convertible debt securities;

•	the terms and conditions of any sinking fund;

•	if other than denominations of $1,000, the denominations in which we may issue the convertible debt securities;

•	the terms and conditions upon which conversion of the convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	the amount we will pay if the maturity of the convertible debt securities is accelerated;

•	whether we will issue the convertible debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any addition to or changes in the events of default or covenants that apply to the convertible debt securities;

•	whether the convertible debt securities will be defeasible; and

•	any other terms of the convertible debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of the convertible debt securities, including those relating to the subordination of any convertible debt securities.

Unless the accompanying prospectus supplement specifies otherwise, the convertible debt securities will not be listed on any securities exchange.

Unless the accompanying prospectus supplement specifies otherwise, we will issue the convertible debt securities in fully registered form without coupons. If we issue convertible debt securities of any series in bearer form, the accompanying prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those convertible debt securities and to payment on and transfer and exchange of those convertible debt securities. Convertible debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in the prospectus supplement, we will pay principal, premium, interest and additional amounts, if any, on the convertible debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may pay interest on convertible debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on convertible debt securities issued in registered form will be payable on any interest payment date to the registered owners of the convertible debt securities at the close of business on the regular record date for the interest payment. We will name in the prospectus supplement all paying agents we initially designate for the convertible debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the convertible debt securities are payable.

Unless otherwise stated in the prospectus supplement, the convertible debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other convertible debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to:

•	issue, register the transfer of, or exchange, convertible debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such convertible debt securities and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

We shall appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any convertible debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the convertible debt securities are payable.

Unless otherwise stated in the prospectus supplement, we will issue the convertible debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The convertible debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

We may issue the convertible debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any convertible debt securities that are issued as original issue discount securities in the accompanying prospectus supplement.

If the purchase price of any convertible debt securities is payable in one or more foreign currencies or currency units, or if any convertible debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the convertible debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the convertible debt securities and the foreign currency or currency units in the prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase convertible debt securities at the option of the holders. Any such obligation applicable to a series of convertible debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any convertible debt securities, the indentures do not limit our ability to incur debt or give holders of convertible debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of convertible debt securities for information regarding any changes in the events of default described below or covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion Rights

An accompanying prospectus supplement will set forth the terms on which the convertible debt securities of any series are convertible into common stock or other securities. Those terms will address whether conversion is mandatory, at the option of the holder or at our option. The terms may also provide that the number of shares or interests of our common stock or other securities, as the case may be, to be received by the holders of the convertible debt securities will be calculated according to the market price of our common stock or other securities, as the case may be, as of a time stated in the prospectus supplement or otherwise.

Convertible Subordinated Debt Securities

Unless otherwise provided in the accompanying prospectus supplement, the following provisions will apply for convertible subordinated debt securities.

Before we pay the principal of, premium, if any and interest on, the convertible subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness as described below, except for:

•	obligations issued or assumed as the deferred purchase price of property;

•	conditional sale obligations;

•	obligations arising under any title retention agreements;

•	indebtedness relating to the applicable convertible subordinated debt securities;

•	indebtedness owed to one of our subsidiaries; and

•	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable convertible subordinated debt securities.

Generally, indebtedness means:

•	the principal of, premium, if any, and interest on indebtedness for money borrowed;

•	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

•	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

•	obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

•	obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

•	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one’s property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the convertible subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

•	there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

•	the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable;

unless, among other things, in either case:

•	the default has been cured or waived; or

•	full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the convertible subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the convertible subordinated debt securities to pay the principal of, premium, if any, and interest on the convertible subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the convertible subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the convertible subordinated debt securities or on account of any purchase or other acquisition of the convertible subordinated debt securities by us or any of our subsidiaries, in the event of:

•	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

•	any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities.

In addition, the rights of the holders of the convertible subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the convertible subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the convertible subordinated debt securities.

The convertible indenture covering convertible subordinated debt securities will not limit the aggregate amount of senior indebtedness that we may issue. If this prospectus is being delivered in connection with the offering of a series of convertible subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person unless:

•	if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States, or any state thereof, the District of Columbia or the Republic of The Marshall Islands, and assumes our obligations under the convertible debt securities;

•	immediately after the transaction, no event of default occurs and continues; and

•	we meet certain other conditions specified in the indentures.

Modification and Waiver

We and the trustee may modify and amend the indentures without the consent of the holders of the outstanding convertible debt securities of each affected series, in order to, among other things:

•	evidence the succession of another corporation to us and the assumption of all of our obligations under the convertible debt securities, any related coupons and our covenants by a successor;

•	add to our covenants for the benefit of holders of convertible debt securities or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting convertible debt securities that are not yet issued;

•	secure certain convertible debt securities;

•	establish the form or terms of convertible debt securities not yet issued;

•	make provisions with respect to conversion or exchange rights of holders of convertible debt securities;

•	evidence and provide for successor trustees;

•	permit payment in respect of convertible debt securities in bearer form in the United States, if allowed without penalty under applicable laws and regulations; or

•	correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of convertible debt securities of any series issued under the indentures in any material respect.

In addition, we and the trustee may modify and amend the indentures with the consent of the holders of at least a majority in aggregate principal amount of the outstanding convertible debt securities of each affected series. However, without the consent of each holder, we cannot modify or amend the indentures in a way that would:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

•	reduce the principal or interest on any debt security;

•	change the place or currency of payment of principal or interest on any debt security;

•	impair the right to sue to enforce any payment on any debt security after it is due; or

•	reduce the percentage in principal amount of outstanding convertible debt securities necessary to modify or amend the indentures, to waive compliance with certain provisions of the indentures or to waive certain defaults.

The holders of at least a majority in aggregate principal amount of outstanding convertible debt securities may waive our compliance with certain restrictive covenants of the indentures. The holders of at least a majority in principal amount of the outstanding convertible debt securities of any series may waive any past default under the indentures with respect to outstanding convertible debt securities of that series, which will be binding on all holders of convertible debt securities of that series, except a default in the payment of principal or interest on any debt security of that series or in respect of a provision of the indentures that cannot be modified or amended without each holder’s consent.

Events of Default

Each of the following will be an event of default:

•	default for 30 days in the payment of any interest;

•	default in the payment of principal;

•	default in the deposit of any sinking fund payment;

•	default in the performance of any other covenant in the indentures for 90 days after written notice; and

•	certain events in bankruptcy, insolvency or reorganization.

We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the indentures. The trustee may withhold notice of any default to the holders of convertible debt securities of any series (except for a default on principal or interest payments on convertible debt securities of that series) if it considers it in the interest of the holders to do so.

If an event of default occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding convertible debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us (and to the trustee if given by the holders). Upon any such declaration, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding convertible debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Except for certain duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. If the holders provide this security or indemnity, the holders of a majority in principal amount of the outstanding convertible debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the convertible debt securities of that series.

No holder of a convertible debt security may bring any lawsuit or other proceeding with respect to the indentures or for any remedy under the indentures, unless:

•	the holder first gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in principal amount of the outstanding convertible debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity; and

•	the trustee fails to institute the proceeding within 60 days of the written request and has not received from holders of a majority in principal amount of the outstanding convertible debt securities of the series in default a direction inconsistent with that request.

However, the holder of any convertible debt security has the absolute right to receive payment of the principal of and any interest on the convertible debt security on or after the stated due dates and to take any action to enforce any such payment.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of convertible debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such convertible debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on such convertible debt securities to the date of deposit (if the convertible debt securities have become due and payable) or to the maturity date, as the case may be.

Unless a prospectus supplement states that the following provisions do not apply to the convertible debt securities of that series, we may elect either:

•	to defease and be discharged from any and all obligations with respect to such convertible debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the convertible debt securities and other obligations to provide for the conversion rights of the holders of such convertible debt securities, to register the transfer or exchange of such convertible debt securities, to replace temporary or mutilated, destroyed, lost or stolen convertible debt securities, to maintain an office or agency with respect to such convertible debt securities and to hold moneys for payment in trust), such an action a “defeasance”; or

•	to be released from our obligations under the applicable indenture as may be further described in any prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to such convertible debt securities, such an action a “covenant defeasance”.

Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the convertible debt securities on the scheduled due dates. Additional conditions to defeasance or covenant defeasance require that:

•	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no event of default has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

•	we have delivered to the trustee an opinion of counsel to the effect that the holders of such convertible debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax for the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

If we accomplish covenant defeasance on convertible debt securities of certain holders, those holders can still look to us for repayment of their convertible debt securities in the event of any shortfall in the trust deposit. If one of the remaining events of default occurred, such as our bankruptcy, and the convertible debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, such holders may not be able to obtain payment of the shortfall.

In the case of convertible subordinated debt securities, the subordination provisions described under “—Convertible Subordinated Debt Securities” above are made subject to the provisions for defeasance and covenant defeasance. In other words, if we accomplish defeasance or covenant defeasance on any convertible subordinated debt securities, such securities would cease to be so subordinated.

Governing Law

The indentures and the convertible debt securities will be governed by and interpreted under the laws of the State of New York.

USE OF GLOBAL SECURITIES

The debt securities of any series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with a depositary or its nominee identified in the series prospectus supplement.

The specific terms of the depositary arrangement covering debt securities will be described in the prospectus supplement relating to that series. We anticipate that the following provisions or similar provisions will apply to depositary arrangements relating to debt securities, although to the extent the terms of any arrangement differs from those described in this section, the terms of the arrangement shall supersede those in this section as ultimately described in the applicable indenture and related documents.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit, to accounts in its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global security. These accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Only institutions that have accounts with the depositary or its nominee, and persons who hold beneficial interests through those participants, may own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, its nominee or any such participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interest in a global security.

As long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names and will not be entitled to receive physical delivery of the debt securities in definitive form.

We will make all payments of principal of, any premium and interest on, and any additional amounts with respect to, debt securities issued as global securities to the depositary or its nominee. Neither we nor the trustee, any paying agent or the security registrar assumes any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The indentures provide that if:

•	the depositary notifies us that it is unwilling or unable to continue as depositary for a series of debt securities, or if the depositary is no longer legally qualified to serve in that capacity, and we have not appointed a successor depositary within 90 days of written notice;

•	we determine that a series of debt securities will no longer be represented by global securities and we execute and deliver an order to that effect to the trustee; or

•	an event of default with respect to a series of debt securities occurs and continues;

the global securities for that series will be exchanged for registered debt securities in definitive form. The definitive debt securities will be registered in the name or names the depositary instructs the trustee. We expect that these instructions may be based upon directions the depositary receives from participants with respect to ownership of beneficial interests in global securities.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

General

We may issue warrants to purchase common stock, preferred stock and debt securities or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our common stock, preferred stock, debt securities, convertible debt securities or warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement will describe the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file these documents with the SEC for incorporation by reference into this prospectus, as applicable. Please read “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Convertible Debt Securities” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

SELLING SHAREHOLDER

This prospectus covers the offering for resale of up to 1,523,771 shares of our common stock by the selling shareholder identified below.

An aggregate of 1,523,771 shares of our common stock covered by this prospectus are held by affiliates of GA Holdings LLC, which was our sole shareholder prior to our initial public offering in August 2013. These shares were issued to GA Holdings LLC (i) in connection with our public offering of 7,500,000 common shares on June 13, 2016 and (ii) pursuant to our Dividend Reinvestment Plan.

The table below provides information about the ownership of the selling shareholder of our common shares and the maximum number of common shares that may be offered from time to time by the selling shareholder under this prospectus. The information in the table below is based on information filed with the SEC and information provided to us. The selling shareholder may currently hold or acquire at any time common shares in addition to those registered hereby. In addition, the selling shareholder may sell, transfer or otherwise dispose of some or all of its common shares in private placement transactions exempt from, or not subject to, the registration requirements of the Securities Act. Accordingly, we cannot estimate the number or percentage of common shares that will be held by the selling shareholder upon termination of this offering. For information on the methods of sale that may be used by the selling shareholder, please read “Plan of Distribution.”

Information concerning the selling shareholder may change from time to time and, to the extent required, we will supplement this prospectus accordingly.

Two members of our board of directors, Reginald Jones and Niall McComiskey, are affiliated with GA Holdings LLC. Anthony Gurnee, our chief executive officer and a member of our board of directors, is the beneficial owner of 1.89% of the outstanding equity interests of GA Holdings LLC. For additional information about certain relationships and transactions between us and the selling shareholder, please read “Item 7. Major Shareholders and Related Party Transactions” in our Annual Report on Form 20-F.

We have prepared the following table and the related notes solely based on information filed with the SEC or supplied to us by the selling shareholder. We have not sought to verify such information. Additionally, the selling shareholder may have sold or transferred some or all of the common shares listed below in exempt or non-exempt transactions since the date on which the information was filed with the SEC or provided to us. Other information about the selling shareholder may change over time.

Selling shareholder and Address	Common Shares Owned		Percentage of Common Shares Owned*	Common Shares That May be Offered Hereby
GA Holdings LLC(1)	5,702,288	(2)	17.0%	1,523,771
c/o 555 Theodore Fremd Avenue, Suite A-201 Rye, NY 10580

*	Based on a total of 33,489,686 common shares issued and outstanding on August 25, 2016.
(1)	This information is based on the Schedule 13D filed with the SEC on June 21, 2016. Approximately 98% of the limited company interests in GA Holdings LLC are owned by private investment funds managed by affiliates of Greenbriar Equity Group, LLC. Such entities and their control persons, Joel S. Beckman, Reginald L. Jones III (an Ardmore director) and Gerald Greenwald, have shared voting and investment power with respect to shares of the company held by GA Holdings LLC.
(2)	Includes 4,178,517 common shares that are registered on Registration Statement No. 333-206501, which was declared effective by the Commission on October 2, 2015, and 1,523,771 common shares to be registered under the registration statement of which this prospectus forms a part.

TAX CONSIDERATIONS

The following is a discussion of the material Marshall Islands and U.S. federal income tax considerations relevant to an investment decision by a U.S. Holder and a Non-U.S. Holder, each as defined below, with respect to our common shares. This discussion does not purport to deal with the tax consequences of owning our common shares to all categories of investors, some of which, such as financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, persons holding our common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that have elected the mark-to-market method of accounting for their securities, persons liable for alternative minimum tax, persons who are investors in partnerships or other pass-through entities for U.S. federal income tax purposes, dealers in securities or currencies, U.S. Holders whose functional currency is not the U.S. dollar and investors that own, actually or under applicable constructive ownership rules, 10% or more of our shares of common stock, who may be subject to special rules. This discussion deals only with holders who purchase common shares in connection with an offering and hold the common shares as a capital asset. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or non-U.S. law of the ownership of our common shares.

Marshall Islands Tax Considerations

The following are the material Marshall Islands tax consequences of our activities to us and of our common shares to our shareholders. We are incorporated in the Marshall Islands. Under current Marshall Islands law, we are not subject to tax on income or capital gains, and no Marshall Islands withholding tax will be imposed upon payments of dividends by us to our shareholders.

U.S. Federal Income Tax Considerations

The following are the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders, each as defined below, of our common shares. The following discussion of U.S. federal income tax matters is based on the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the United States Department of the Treasury (or the Treasury Regulations), all of which are subject to change, possibly with retroactive effect.

U.S. Federal Income Taxation of U.S. Holders

As used herein, the term “U.S. Holder” means a holder that for U.S. federal income tax purposes is a beneficial owner of our common shares and is an individual U.S. citizen or resident, a U.S. corporation or other U.S. entity taxable as a corporation, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common shares, you are encouraged to consult your tax advisor.

Distributions

Subject to the discussion of passive foreign investment companies below, any distributions made by us with respect to our common shares to a U.S. Holder will generally constitute dividends to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of such earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in our common shares and thereafter as capital gain. Because we are not a U.S. corporation,

U.S. Holders that are corporations will not be entitled to claim a dividends received deduction with respect to any distributions they receive from us. Dividends paid with respect to our common shares will generally be treated as foreign source dividend income and will generally constitute “passive category income” for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes.

Subject to applicable limitations, including a holding period requirement, dividends paid on our common shares to certain non-corporate U.S. Holders will generally be treated as “qualified dividend income” that is taxable to such U.S. Holders at preferential tax rates provided that (1) the common shares are readily tradable on an established securities market in the United States (such as the NYSE, on which our common shares are traded); and (2) we are not a passive foreign investment company for the taxable year during which the dividend is paid or the immediately preceding taxable year (which, as discussed below, we do not believe that we are or will be for any future taxable years).

There is no assurance that any dividends paid on our common shares will be eligible for these preferential rates in the hands of such non-corporate U.S. Holders, although, as described above, we expect such dividends to be so eligible provided an eligible non-corporate U.S. Holder meets all applicable requirements. Any dividends paid by us which are not eligible for these preferential rates will be taxed as ordinary income to a non-corporate U.S. Holder.

Special rules may apply to any “extraordinary dividend”—generally, a dividend in an amount which is equal to or in excess of 10% of a shareholder’s adjusted tax basis in a common share—paid by us. If we pay an “extraordinary dividend” on our common shares that is treated as “qualified dividend income,” then any loss derived by certain non-corporate U.S. Holders from the sale or exchange of such common shares will be treated as long term capital loss to the extent of such dividend.

Sale, Exchange or Other Disposition of Common Shares.

Assuming we do not constitute a passive foreign investment company for any taxable year, a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of our common shares in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such shares. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Such capital gain or loss will generally be treated as U.S. source income or loss, as applicable, for U.S. foreign tax credit purposes. Long-term capital gains of certain non-corporate U.S. Holders are currently eligible for reduced rates of taxation. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

3.8% Tax on Net Investment Income

Certain U.S. Holders that are individuals, estates, or, in certain cases, trusts, are subject to a 3.8% tax on certain investment income, including dividends and capital gains. U.S. Holders should consult their tax advisors regarding the effect, if any, of this tax on their ownership of our common shares.

Passive Foreign Investment Company Status and Significant Tax Consequences

Special U.S. federal income tax rules apply to a U.S. Holder that holds shares in a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder holds our common shares, either

•	at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

•	at least 50% of the average value of our assets during such taxable year produce, or are held for the production of, passive income.

For purposes of determining whether we are a PFIC, cash held by us will be treated as passive assets. In addition, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business.

Based on our current and anticipated operations, we do not believe that we are currently a PFIC or will be treated as a PFIC for any future taxable year. Our belief is based principally on the position that the gross income we derive from our time or voyage chartering activities should constitute services income, rather than rental income. Accordingly, such income should not constitute passive income, and the assets that we own and operate in connection with the production of such income, in particular, the vessels, should not constitute passive assets for purposes of determining whether we are a PFIC. There is substantial legal authority supporting this position consisting of case law and IRS pronouncements concerning the characterization of income derived from time charters as services income for other tax purposes. However, there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. Accordingly, no assurance can be given that the IRS or a court of law will accept this position, and there is a risk that the IRS or a court of law could determine that we are a PFIC. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund” (or QEF election). As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to our common shares, as discussed below. A U.S. holder of shares in a PFIC will be required to file an annual information return on IRS Form 8621 containing information regarding the PFIC as required by applicable Treasury Regulations.

Taxation of U.S. Holders Making a Timely QEF Election

If a U.S. Holder makes a timely QEF election, which U.S. Holder we refer to as an “Electing Holder,” the Electing Holder must report for U.S. federal income tax purposes its pro rata share of our ordinary earnings and net capital gain, if any, for each of our taxable years during which we are a PFIC that ends with or within the taxable year of the Electing Holder, regardless of whether distributions were received from us by the Electing Holder. No portion of any such inclusions of ordinary earnings will be treated as “qualified dividend income.” Net capital gain inclusions of certain non-corporate U.S. Holders would be eligible for preferential capital gains tax rates. The Electing Holder’s adjusted tax basis in the common shares will be increased to reflect any income included under the QEF election. Distributions of previously taxed income will not be subject to tax upon distribution but will decrease the Electing Holder’s tax basis in the common shares. An Electing Holder would not, however, be entitled to a deduction for its pro rata share of any losses that we incur with respect to any taxable year. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of our common shares. A U.S. Holder would make a timely QEF election for our common shares by filing one copy of IRS Form 8621 with its U.S. federal income tax return for the first year in which it held such shares when we were a PFIC. If we determine that we are a PFIC for any taxable year, we would provide each U.S. Holder with all necessary information in order to make the QEF election described above.

Taxation of U.S. Holders Making a Mark-to-Market Election

Alternatively, if we were to be treated as a PFIC for any taxable year and, as we anticipate will be the case, our shares are treated as “marketable stock,” a U.S. Holder would be allowed to make a “mark-to-market” election with respect to our common shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S.

Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the common shares at the end of the taxable year over such Holder’s adjusted tax basis in the common shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common shares over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in its common shares would be adjusted to reflect any such income or loss amount recognized. In a year when we are a PFIC, any gain realized on the sale, exchange or other disposition of our common shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the common shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Holder.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

If we were to be treated as a PFIC for any taxable year, a U.S. Holder who does not make either a QEF election or a “mark-to-market” election for that year, whom we refer to as a “Non-Electing Holder,” would be subject to special rules with respect to (i) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on the common shares in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common shares), and (ii) any gain realized on the sale, exchange or other disposition of our common shares. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the common shares;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, would be taxed as ordinary income and would not be “qualified dividend income”; and

•	the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed tax deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

U.S. Federal Income Taxation of Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a holder that, for U.S. federal income tax purposes, is a beneficial owner of common shares (other than a partnership) that is not a U.S. Holder.

If a partnership holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common shares, you are encouraged to consult your tax advisor.

Dividends on Common Shares

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on dividends received from us with respect to our common shares, unless that income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.

Sale, Exchange or Other Disposition of Common Shares

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale, exchange or other disposition of our common shares, unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States; or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and other conditions are met.

Income or Gains Effectively Connected with a U.S. Trade or Business

If the Non-U.S. Holder is engaged in a U.S. trade or business for U.S. federal income tax purposes, dividends on the common shares and gain from the sale, exchange or other disposition of the shares, that is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), will generally be subject to regular U.S. federal income tax in the same manner as discussed in the previous section relating to the taxation of U.S. Holders. In addition, in the case of a corporate Non-U.S. Holder, its earnings and profits that are attributable to the effectively connected income, which are subject to certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable U.S. income tax treaty.

Backup Withholding and Information Reporting

In general, dividend payments, or other taxable distributions, and the payment of the gross proceeds on a sale of our common shares, made within the United States to a non-corporate U.S. Holder will be subject to information reporting. Such payments or distributions may also be subject to backup withholding if the non-corporate U.S. Holder:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that it has failed to report all interest or dividends required to be shown on its federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding with respect to dividends payments or other taxable distribution on our common shares by certifying their status on an applicable IRS Form W-8. If a Non-U.S. Holder sells our common shares to or through a U.S. office of a broker, the payment of the proceeds is subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder certifies that it is a non-U.S. person, under penalties of perjury, or it otherwise establishes an exemption. If a Non-U.S. Holder sells our common shares through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid outside the United States, then information reporting and backup withholding generally will not apply to that payment. However, U.S. information reporting requirements, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our common shares through a non-U.S. office of a broker that is a U.S. person or has some other contacts with the United States. Such information reporting requirements will not apply, however, if the broker has documentary evidence in its records that the Non-U.S. Holder is not a U.S. person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Rather, a refund may generally be obtained of any amounts withheld under backup withholding rules that exceed the taxpayer’s U.S. federal income tax liability by filing a timely refund claim with the IRS.

Individuals who are U.S. Holders (and to the extent specified in applicable Treasury regulations, Non-U.S. Holders and certain U.S. entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code) are required to file IRS Form 8938 with information relating to the asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher dollar amount as prescribed by applicable Treasury Regulations). Specified foreign financial assets would include, among other assets, our common shares, unless the common shares are held in an account maintained with a U.S. financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury Regulations, a Non-U.S. Holder or a U.S. entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including U.S. entities) and Non-U.S. Holders are encouraged to consult their own tax advisors regarding their reporting obligations in respect of our common shares.

PLAN OF DISTRIBUTION

We or the selling shareholder may sell shares of our securities offered by this prospectus and applicable prospectus supplements from time to time on a continuous or delayed basis:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers or other persons or entities;

•	through a combination of any such methods of sale; or

•	through other means.

We or the selling shareholder may enter into hedging transactions with respect to our securities. For example, we or the selling shareholder may:

•	enter into transactions involving short sales of our securities by underwriters, brokers or dealers;

•	sell our securities short and deliver the securities to close out short positions;

•	enter into option or other types of transactions that require us or the selling shareholder to deliver shares of our securities to an underwriter, broker or dealer, who will then resell or transfer the shares of securities under this prospectus; or

•	loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned shares of securities or, in the event of default, sell the pledged securities.

If underwriters are used to sell our securities, we and/or the selling shareholder will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from us or the selling shareholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. Any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 under the Securities Act rather than pursuant to this prospectus.

The applicable prospectus supplement relating to our securities will set forth, among other things:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us, if any, from such sale;

•	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

•	any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale by us or the selling shareholder, the shares of our securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the New York Stock Exchange:

•	at a fixed price or prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Our securities may be offered to the public by us or the selling shareholder either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Our securities may be sold directly by us or the selling shareholder from time to time, at prevailing market prices or otherwise. Our securities may also be sold through agents designated by us or the selling shareholder from time to time, at prevailing market prices or otherwise. The selling shareholder may act independently from us in making decisions with respect to the timing, manner and size of each sale. Any agent involved in the offer or sale of shares of our securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us or the selling shareholder to be indemnified by us or the selling shareholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us or the selling shareholder to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. We may also indemnify the selling shareholder against certain liabilities in connection with sales of shares under this prospectus, including certain liabilities arising under the Securities Act.

Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us or the selling shareholder in the ordinary course of business.

Any underwriters to whom shares of our securities are sold by us or the selling shareholder for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for our securities.

Certain persons participating in any offering of shares of our securities, whether by us or by the selling shareholder, may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell shares of our securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of our securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of shares of our securities than they are required to purchase from us or the selling shareholder in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such security is repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. These activities will be described in more detail in the applicable prospectus supplement.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Republic of The Marshall Islands as a corporation. The Republic of The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.

Most of our directors and officers and those of our controlled affiliates are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside of the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us or our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. However, we have expressly submitted to the jurisdiction of the U.S. federal and New York state courts sitting in the City of New York for the purpose of any suit, action or proceeding arising under the securities laws of the United States or any state in the United States, and we have appointed Seward & Kissel LLP to accept service of process on our behalf in any such action.

Seward & Kissel LLP, our counsel as to Marshall Islands law, has advised us that there is uncertainty as to whether the courts of the Republic of The Marshall Islands would (1) recognize or enforce against us or our directors and officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws or (2) impose liabilities against us or our directors and officers or those of our controlled affiliates in original actions brought in the Republic of The Marshall Islands, based on these laws.

LEGAL MATTERS

Unless otherwise stated in any applicable prospectus supplement, Perkins Coie LLP will pass upon certain legal matters for us with respect to the offering of our securities. Unless otherwise stated in any applicable prospectus supplement, the validity of shares of our equity securities and certain other legal matters with respect to the laws of the Republic of The Marshall Islands will be passed upon for us by Seward & Kissel LLP. As appropriate, legal counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement and may opine to certain legal matters

EXPERTS

The consolidated financial statements of Ardmore Shipping Corporation appearing in Ardmore Shipping Corporation’s Annual Report on Form 20-F for the fiscal year ended December 31, 2015, as amended by Ardmore Shipping Corporation’s Form 20-F/A filed with the SEC on April 8, 2016, have been audited by Ernst & Young, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The section in Ardmore Shipping Corporation’s Annual Report on Form 20-F for the fiscal year ended December 31, 2015, as amended by Ardmore Shipping Corporation’s Form 20-F/A filed with the SEC on April 8, 2016, entitled “The International Product and Chemical Tanker Industry” in Item 4.B of such report has been prepared by Drewry Maritime Research, our industry expert, which has confirmed to us that such section accurately describes the international tanker market as of the dates provided therein.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports with and furnish information to the SEC. You may inspect and copy any document we file with or furnish to the SEC at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the SEC at that address, at prescribed rates, or from the SEC’s website on the internet at www.sec.gov free of charge. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. You can also obtain information about us at the offices of the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2015, as amended by our Form 20-F/A filed with the SEC on April 8, 2016;

•	all subsequent Annual Reports on Form 20-F filed with the SEC prior to the termination of this offering;

•	our Reports on Form 6-K filed with the SEC on May 4, 2016, which contains our unaudited condensed interim consolidated financial statements and related notes for the three months ended March 31, 2016 and March 31, 2015, and on August 2, 2016, which contains our unaudited condensed interim consolidated financial statements and related notes for the three and six months ended June 30, 2016 and June 30, 2015;

•	all subsequent Reports on Form 6-K filed with the SEC prior to the termination of this offering that we identify in such Reports as being incorporated by reference into the registration statement of which this prospectus is a part; and

•	the description of our capital stock as described in our Registration Statement on Form 8-A filed on July 29, 2013, including any subsequent amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its public reference facilities or its website at the addresses provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our internet website at www.ardmoreshipping.com, or by writing or calling us at the following address:

Ardmore Shipping Corporation

Cumberland House

1 Victoria Street, 5th Floor

Hamilton, HM 11

Bermuda

(441) 405-7800

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document. The information contained in our website is not part of this prospectus.

In reviewing any agreements included as exhibits to the registration statement relating to the securities covered by this prospectus or to other SEC filings incorporated by reference into this prospectus or any prospectus supplement, please be aware that these agreements are attached as exhibits to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement, which representations and warranties may have been made solely for the benefit of the other parties to the applicable agreement and, as applicable:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that may have been made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied upon by investors in considering whether to invest in our securities.

EXPENSES

The following table sets forth costs and expenses, other than any underwriting discounts and commissions, we expect to incur in connection with the issuance and distribution of the shares of our securities covered by this prospectus. All amounts are estimated except the SEC registration fee.

U.S. Securities and Exchange Commission registration fee		$51,460.93
FINRA filing fees		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing costs		*
Transfer agent fees		*
New York Stock Exchange listing fee		*
Miscellaneous		*

Total	$	*

*	To be provided in a prospectus supplement or in a Report on Form 6-K subsequently incorporated by reference into this prospectus.

PROSPECTUS

ARDMORE SHIPPING CORPORATION

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Convertible Debt Securities

Warrants

Units

8,178,517 Shares of Common Stock Offered by the Selling Shareholder

We may, from time to time in one or more offerings, offer and sell up to $500,000,000 in the aggregate of common stock, preferred stock, debt securities, convertible debt securities, warrants to purchase common stock, preferred stock, debt securities or convertible debt securities, and units of common stock, preferred stock, debt securities, convertible debt securities or warrants, in any combination. The selling shareholder may also offer and sell, from time to time, up to 8,178,517 common shares. We will not receive any of the proceeds from the sale of our common shares by the selling shareholder.

This prospectus provides a general description of the securities we or the selling shareholder may offer. We will provide the specific terms of the securities offered by us, and may provide additional information about the securities offered by the selling shareholder, in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with offerings by us or the selling shareholder. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities, other than by the selling shareholder, unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “ASC.” On September 23, 2015, the last reported sales price of our common stock was $12.35 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the New York Stock Exchange or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

We will, and the selling shareholder identified in this prospectus (or its donees, pledgees, transferees or other successors-in-interest) may, sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, who may receive compensation in the form of discounts, concessions or commissions. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities by us or the selling shareholder with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds, if any, we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. Please read the sections entitled “Forward-Looking Statements” and “Risk Factors” contained on pages 3 and 4 of this prospectus and in the applicable prospectus supplement, as well as documents which are incorporated by reference herein and therein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 24, 2015

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we have filed with the U.S. Securities and Exchange Commission (or SEC or Commission) using a “shelf” registration process. Under this shelf registration process, we may sell from time to time common stock, preferred stock, debt securities, convertible debt securities, warrants to purchase common stock, preferred stock, debt securities or convertible debt securities, and units of common stock, preferred stock, debt securities, convertible debt securities or warrants, in any combination, in one or more offerings up to an aggregate offering price of $500,000,000, and the selling shareholder referred to in the prospectus may offer and resell from time to time up to 8,178,517 shares of our common stock as described in this prospectus. This prospectus generally describes us and the securities we and the selling shareholders may offer. Each time we or the selling shareholder offers securities with this prospectus, we will or may, as applicable, provide this prospectus and a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add to, update or change information in this prospectus. If information varies between this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus does not cover the issuance of any shares of our common stock by us to the selling shareholder, and we will not receive any of the proceeds from any sale of common shares by the selling shareholder. Except for any underwriting discounts, selling commissions, transfer taxes and fees and any expenses incurred in connection with any underwritten offering of the selling shareholder’s shares, all of which are to be paid by the selling shareholder, we have agreed to pay the expenses incurred in connection with the registration of the common shares owned by the selling shareholder covered by this prospectus.

You should rely only on the information contained in this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein. We have not authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to sell our securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement or free writing prospectus, is accurate as of any date other than its date regardless of the time of delivery of the prospectus, prospectus supplement or free writing prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects, as well as other information, may have changed since such dates.

Unless otherwise indicated, references in this prospectus to “Ardmore Shipping Corporation,” “we,” “us” and “our” and similar terms refer to Ardmore Shipping Corporation and/or one or more of its subsidiaries, except that those terms, when used in this prospectus in connection with the securities described herein, shall mean specifically Ardmore Shipping Corporation. Unless otherwise indicated, the term “selling shareholder” as used in this prospectus means the selling shareholder referred to in this prospectus and its donees, pledgees, transferees and other successors-in-interest.

Unless otherwise indicated, all references in this prospectus to “dollars” and “$” are to, and amounts are presented in, U.S. Dollars, and financial information presented in this prospectus is prepared in accordance with accounting principles generally accepted in the United States (or GAAP).

You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

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FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in or incorporated by reference into this prospectus and any prospectus supplements are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995, as amended, provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. In addition, we and our representatives may from time to time make other oral or written statements that are also forward-looking statements. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, and the markets in which we operate. In some cases, you can identify the forward-looking statements by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “intend,” “forecast,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events affecting us. Forward-looking statements are subject to risks, uncertainties and assumptions, including those risks discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in other reports we file with the SEC and that are incorporated into this prospectus by reference. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. In addition, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement, and accordingly, you should not place undue reliance on forward-looking statements.

ARDMORE SHIPPING CORPORATION

We provide seaborne transportation of petroleum products and chemicals worldwide to oil majors, national oil companies, oil and chemical traders, and chemical companies, with our modern, fuel-efficient fleet of mid-size product and chemical tankers. Our fuel-efficient operations are designed to enhance our investment returns and provide value-added service to our customers. We believe we are on the forefront of fuel efficiency and emissions reduction trends and are well-positioned to capitalize on these developments by engaging in the construction of Eco-design vessels, modifying ships to improve fuel efficiency, and equipping our fleet with engine diagnostic and ship performance management systems to optimize voyage performance. We have no related-party transactions concerning our vessel operations. Our wholly-owned subsidiary Ardmore Shipping (Bermuda) Limited (or ASBL) carries out our management functions. Technical management of our vessels is performed by our third-party technical managers with fleet administration and corporate and accounting services provided by our wholly-owned subsidiary Ardmore Shipping Services (Ireland) Limited (or ASSIL).

We commenced business operations in April 2010 with the goal of building an enduring product and chemical tanker company that emphasizes service excellence, innovation, and operational efficiency through our focus on high quality, fuel-efficient vessels. We are led by a team of experienced senior managers who have previously held senior management positions with highly regarded public shipping companies and financial institutions.

We are incorporated under the laws of the Republic of The Marshall Islands as Ardmore Shipping Corporation. Our principal executive offices are located at Hamilton House, 10 Queen Street, Suite 102, Hamilton, HM11 and our phone number is (441) 405-7800. Our website address is www.ardmoreshipping.com. The information contained in our website is not part of this prospectus.

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RISK FACTORS

Before investing in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus. When evaluating an investment in any of our securities, you should carefully consider the following risk factors together with all other information included in this prospectus, including those risks discussed under the caption “Risk Factors” in our latest Annual Report on Form 20-F filed with the SEC, which are incorporated by reference into this prospectus, and information included in any applicable prospectus supplement.

If any of these risks were to occur, our business, financial condition, operating results or cash flows could be materially adversely affected. In that case, the trading price of our securities could decline, we might be unable to pay dividends on shares of our equity securities or interest or principal on our debt securities and you could lose all or part of your investment. In addition to the following risk factors, please read “Tax Considerations” in this prospectus for a more complete discussion of expected material U.S. federal income and non-U.S. tax consequences of owning and disposing of our securities.

Risks Inherent in an Investment in our Securities

The price of our securities after any offering may be volatile, and you could lose a significant part of your investment.

The price of our securities may fluctuate due to factors such as:

•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

•	mergers and strategic alliances in the tanker industry;

•	market conditions in the tanker industry;

•	general economic or financial market conditions;

•	changes in government regulation;

•	the failure of securities analysts to publish research about us, securities analysts making changes in their financial estimates, or shortfalls in our operating results from levels forecast by securities analysts;

•	announcements concerning us or our competitors of, among other things, significant contracts, acquisitions or capital commitments;

•	Future sales of our securities; and

•	the general state of the securities markets.

The seaborne transportation industry has been highly unpredictable and volatile. The market for our securities in this industry may be equally volatile. Consequently, you may not be able to sell the securities at prices equal to or greater than those paid by you in any offering.

We may issue additional shares of our securities without your approval, which would dilute your ownership interests and may depress the market price of the securities.

We may issue additional shares of our securities of equal or senior rank to your securities, without shareholder approval, in a number of circumstances.

The issuance by us of additional securities of equal or senior rank to your securities may have the following effects:

•	our existing shareholders’ proportionate ownership interest in us may decrease;

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•	the amount of cash available for dividends or interest payments may decrease;

•	the relative voting strength of previously outstanding securities may be diminished; and

•	the market price of our securities may decline.

Tax Risks

U.S. tax authorities could treat us as a “passive foreign investment company,” which could have adverse U.S. federal income tax consequences to U.S. holders.

A foreign corporation will be treated as a passive foreign investment company (or PFIC), for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of “passive income” or (2) at least 50% of the average value of the corporation’s assets produce or are held for the production of “passive income.” For purposes of these tests, “passive income” generally includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services generally does not constitute “passive income.” U.S. shareholders of a PFIC are subject to an adverse U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

Based upon our operations as described herein, we do not believe that our income from our time charters should be treated as “passive income” for purposes of determining whether we are a PFIC, and, consequently, the assets that we own and operate in connection with the production of that income should not constitute passive assets. Accordingly, based on our current operations, we do not believe we will be treated as a PFIC with respect to any taxable year.

There is substantial legal authority supporting this position consisting of case law and U.S. Internal Revenue Service (or IRS), pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. Accordingly, no assurance can be given that the IRS or a court of law will accept this position, and there is a risk that the IRS or a court of law could determine that we are a PFIC. Moreover, no assurance can be given that we would not constitute a PFIC for any future taxable year if the nature and extent of our operations change.

If the IRS were successful in asserting that we are or have been a PFIC for any taxable year, U.S. shareholders would face adverse U.S. federal income tax consequences. Under the PFIC rules, unless a shareholder makes an election available under the U.S. Internal Revenue Code of 1986, as amended, (or the Code), (which election could itself have adverse consequences for such shareholders, as discussed below under “Tax Considerations—U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders”), excess distributions and any gain from the disposition of such shareholder’s common shares would be allocated ratably over the shareholder’s holding period of the common shares and the amounts allocated to the taxable year of the excess distribution or sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed with respect to such tax. Please read “Tax Considerations—U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of United States Holders” for a more comprehensive discussion of the U.S. federal income tax consequences to United States shareholders if we are treated as a PFIC.

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USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we will use the net proceeds from our sale of securities covered by this prospectus for general corporate purposes, which may include, among other things:

•	paying or refinancing all or a portion of our indebtedness outstanding at the time; and

•	funding working capital, capital expenditures or acquisitions.

The actual application of proceeds from the sale by us of any particular offering of the securities covered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholder under this prospectus and any related prospectus supplement. Please read “Selling Shareholder.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods presented. No preferred stock dividends were paid during the periods presented.

	Six Months Ended June 30, 2015	Year Ended December 31,
		2014	2013		2012		2011		2010
Ratio of earnings to fixed charges (1)	2.83	0.73	(0.05	)(2)	(0.43	)(2)	(0.04	)(2)	(0.80	)(2)
Dollar amount of deficiency in earnings to fixed charges	—	$2,165,772	$6,140,660		$5,025,178		$3,505,704		$1,171,424

(1)	For purposes of calculating the ratios of consolidated earnings to fixed charges:

•	“earnings” consist of pre-tax income from continuing operations prepared under U.S. GAAP, plus fixed charges, net of capitalized interest; and

•	“fixed charges” represent interest incurred (whether expensed or capitalized) and amortization of deferred financing costs (whether expensed or capitalized) and accretion of discount.

The ratios of earnings to fixed charges are ratios that we are required to present in this prospectus and have been calculated in accordance with Commission rules and regulations. These ratios have no application to our credit and lease facilities and preferred shares and we believe they are not ratios generally used by investors to evaluate our overall operating performance.

(2)	The ratio of earnings to fixed charges for this period was less than 1.0X.

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DESCRIPTION OF CAPITAL STOCK

Purpose

Our purpose, as stated in our Amended and Restated Articles of Incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Business Corporations Act of the Marshall Islands (or the BCA). Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws do not impose any limitations on the ownership rights of our shareholders.

Authorized Capital Stock

Under our Amended and Restated Articles of Incorporation, our authorized capital stock consists of 250 million common shares, par value $0.01 per share, of which 26,109,304 shares are issued and outstanding as of August 19, 2015, and 25 million preferred shares, par value $0.01 per share, of which no shares are issued and outstanding.

Common shares

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to any preferences that may be applicable to any outstanding shares of preferred stock, holders of common shares are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common shares are entitled to receive pro rata our remaining assets available for distribution. Holders of common shares do not have conversion, redemption or pre-emptive rights to subscribe for any of our securities. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of any shares of our preferred stock, which we may issue in the future.

Preferred shares

Our Amended and Restated Articles of Incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and

•	the voting rights, if any, of the holders of the series.

Registrar and Transfer Agent

The registrar and transfer agent for our common shares is Computershare Trust Company N.A.

Listing

Our common stock is currently listed on the New York Stock Exchange under the symbol “ASC.”

Directors

Our directors are elected by a plurality of the votes cast by shareholders entitled to vote. There is no provision for cumulative voting.

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Our Amended and Restated Bylaws require our board of directors to consist of at least one member. Our board of directors currently consists of seven members. Our Amended and Restated Bylaws may be amended by the vote of a majority of our entire board of directors.

Directors are elected annually on a staggered basis, and each generally shall serve for a three-year term and until his or her successor shall have been duly elected and qualified, except in the event of his or her death, resignation, removal, or the earlier termination of his or her term of office.

Shareholder Meetings

Under our Amended and Restated Bylaws, annual meetings of shareholders will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Special meetings may be called at any time by a majority of our board of directors, the chairman of our board of directors or an officer of the Company who is also a director. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting. One or more shareholders representing at least one-third of the total voting rights of our total issued and outstanding shares present in person or by proxy at a shareholder meeting shall constitute a quorum for the purposes of the meeting.

Dissenters’ Rights of Appraisal and Payment

Under the BCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation and the sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. In the event of any further amendment of our Amended and Restated Articles of Incorporation, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Marshall Islands or in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange.

Shareholders’ Derivative Actions

Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common shares both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Limitations on Liability and Indemnification of Officers and Directors

The BCA authorizes corporations to limit the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties. Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

Our Amended and Restated Bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses (including attorney’s fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and this insurance are useful to attract and retain qualified directors and executive officers.

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The limitation of liability and indemnification provisions in our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws may discourage shareholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Anti-takeover Effect of Certain Provisions of Our Organizational Documents

Several provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (a) the merger or acquisition of us by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest or (b) the removal of incumbent officers and directors.

Blank check preferred stock

Under the terms of our Amended and Restated Articles of Incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 25 million shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of us or the removal of our management.

Election and removal of directors

Our Amended and Restated Articles of Incorporation prohibit cumulative voting in the election of directors. Our Amended and Restated Bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our Amended and Restated Articles of Incorporation also provide that our directors may be removed only for cause upon the affirmative vote of not less than two-thirds of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Classified board of directors

As described above, our Amended and Restated Articles of Incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms. Accordingly, approximately one-third of our board of directors generally will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for two years.

Limited actions by shareholders

Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide that, unless otherwise prescribed by law, only a majority of our board of directors, the chairman of our board of directors or an officer of the Company who is

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also a director may call special meetings of our shareholders and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting for shareholder consideration of a proposal over the opposition of our board of directors and shareholder consideration of a proposal may be delayed until the next annual meeting.

Advance notice requirements for shareholder proposals and director nominations

Our Amended and Restated Bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the one-year anniversary of the immediately preceding annual meeting of shareholders. Our Amended and Restated Bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Business combinations

Although the BCA does not contain specific provisions regarding “business combinations” between companies organized under Marshall Islands law and “interested shareholders,” we have included these provisions in our Amended and Restated Articles of Incorporation. Specifically, our Amended and Restated Articles of Incorporation prohibit us from engaging in a “business combination” with certain persons for three years following the date the person becomes an “interested shareholder”. Interested shareholders generally include:

•	any person who is the beneficial owner of 15% or more of our outstanding voting stock; or

•	any person who is our affiliate or associate and who held 15% or more of our outstanding voting stock at any time within three years before the date on which the person’s status as an interested shareholder is determined, and the affiliates and associates of such person.

Subject to certain exceptions, a business combination includes, among other things:

•	certain mergers or consolidations of us or any direct or indirect majority-owned subsidiary of ours;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets or of any subsidiary of ours having an aggregate market value equal to 10% or more of either the aggregate market value of all of our assets, determined on a combined basis, or the aggregate value of all of our outstanding stock;

•	certain transactions that result in the issuance or transfer by us of any stock of ours to the interested shareholder;

•	any transaction involving us or any of our subsidiaries that has the effect of increasing the proportionate share of any class or series of stock, or securities convertible into any class or series of stock, of ours or any such subsidiary that is owned directly or indirectly by the interested shareholder or any affiliate or associate of the interested shareholder; and

•	any receipt by the interested shareholder of the benefit directly or indirectly (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through us.

These provisions of our Amended and Restated Articles of Incorporation do not apply to a business combination if:

•	before a person became an interested shareholder, our board of directors approved either the business combination or the transaction in which the shareholder became an interested shareholder;

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•	upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than certain excluded shares;

•	at or following the transaction in which the person became an interested shareholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock that is not owned by the interest shareholder;

•	the shareholder was or became an interested shareholder prior to the closing of this initial public offering;

•	a shareholder became an interested shareholder inadvertently and (i) as soon as practicable divested itself of ownership of sufficient shares so that the shareholder ceased to be an interested shareholder; and (ii) would not, at any time within the three-year period immediately prior to a business combination between us and such shareholder, have been an interested shareholder but for the inadvertent acquisition of ownership; or

•	the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required under our Amended and Restated Articles of Incorporation which (i) constitutes one of the transactions described in the following sentence; (ii) is with or by a person who either was not an interested shareholder during the previous three years or who became an interested shareholder with the approval of the board; and (iii) is approved or not opposed by a majority of the members of the board of directors then in office (but not less than one) who were directors prior to any person becoming an interested shareholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to:

(i)	a merger or consolidation of us (except for a merger in respect of which, pursuant to the BCA, no vote of our shareholders is required);

(ii)	a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of us or of any direct or indirect majority-owned subsidiary of ours (other than to any direct or indirect wholly-owned subsidiary or to us) having an aggregate market value equal to 50% or more of either the aggregate market value of all of our assets determined on a consolidated basis or the aggregate market value of all the outstanding shares; or

(iii)	a proposed tender or exchange offer for 50% or more of our outstanding voting stock.

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MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our Articles of Incorporation and Bylaws and by the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands and we cannot predict whether Marshall Islands courts would reach the same conclusions as courts in the United States. As a result, you may have more difficulty protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the BCA and the Delaware General Corporation Law relating to shareholders’ rights.

Marshall Islands	Delaware
Shareholder Meetings

Held at a time and place as designated in the bylaws.	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors.

Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the articles of incorporation or by the bylaws.	Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

May be held within or without the Marshall Islands.	May be held within or without Delaware.

Notice:	Notice:

Whenever shareholders are required to take any action at a meeting, written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, unless it is an annual meeting, indicate that it is being issued by or at the direction of the person calling the meeting.	Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

A copy of the notice of any meeting shall be given personally or sent by mail not less than 15 nor more than 60 days before the meeting.	Written notice shall be given not less than 10 nor more than 60 days before the meeting.

Shareholders’ Voting Rights

Any action required to be taken by a meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote.	Any action required to be taken at a meeting of shareholders may be taken without a meeting if a consent for such action is in writing and is signed by shareholders having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Any person authorized to vote may authorize another person or persons to act for him by proxy.	Any person authorized to vote may authorize another person or persons to act for him by proxy.

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Marshall Islands	Delaware
Shareholders’ Voting Rights

Unless otherwise provided in the articles of incorporation, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting.	For stock corporations, the certificate of incorporation or bylaws may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.	When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

The articles of incorporation may provide for cumulative voting in the election of directors.	The certificate of incorporation may provide for cumulative voting in the election of directors.

Merger or Consolidation

Any two or more domestic corporations may merge into a single corporation if approved by the board and if authorized by a majority vote of the holders of outstanding shares at a shareholder meeting.	Any two or more corporations existing under the laws of the state may merge into a single corporation pursuant to a board resolution and upon the majority vote by shareholders of each constituent corporation at an annual or special meeting.

Any sale, lease, exchange or other disposition of all or substantially all the assets of a corporation, if not made in the corporation’s usual or regular course of business, once approved by the board, shall be authorized by the affirmative vote of two-thirds of the shares of those entitled to vote at a shareholder meeting.	Every corporation may at any meeting of the board sell, lease or exchange all or substantially all of its property and assets as its board deems expedient and for the best interests of the corporation when so authorized by a resolution adopted by the holders of a majority of the outstanding stock of the corporation entitled to vote.

Any domestic corporation owning at least 90% of the outstanding shares of each class of another domestic corporation may merge such other corporation into itself without the authorization of the shareholders of any corporation.	Any corporation owning at least 90% of the outstanding shares of each class of another corporation may merge the other corporation into itself and assume all of its obligations without the vote or consent of shareholders; however, in case the parent corporation is not the surviving corporation, the proposed merger shall be approved by a majority of the outstanding stock of the parent corporation entitled to vote at a duly called shareholder meeting.

Any mortgage, pledge of or creation of a security interest in all or any part of the corporate property may be authorized without the vote or consent of the shareholders, unless otherwise provided for in the articles of incorporation.	Any mortgage or pledge of a corporation’s property and assets may be authorized without the vote or consent of shareholders, except to the extent that the certificate of incorporation otherwise provides.

Directors

The board of directors must consist of at least one member.	The board of directors must consist of at least one member.

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Marshall Islands	Delaware
Directors

The number of board members may be changed by an amendment to the bylaws, by the shareholders, or by action of the board under the specific provisions of a bylaw.	The number of board members shall be fixed by, or in a manner provided by, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by an amendment to the certificate of incorporation.

If the board is authorized to change the number of directors, it can only do so by a majority of the entire board and so long as no decrease in the number shall shorten the term of any incumbent director.	If the number of directors is fixed by the certificate of incorporation, a change in the number shall be made only by an amendment of the certificate.

Removal:	Removal:

Any or all of the directors may be removed for cause by vote of the shareholders.	Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote unless the certificate of incorporation otherwise provides.

If the articles of incorporation or the bylaws so provide, any or all of the directors may be removed without cause by vote of the shareholders.	In the case of a classified board, shareholders may effect removal of any or all directors only for cause.

Dissenters’ Rights of Appraisal

Shareholders have a right to dissent from any plan of merger, consolidation or sale of all or substantially all assets not made in the usual course of business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder under the BCA to receive payment of the appraised fair value of his shares is not available for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the Record Date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. The right of a dissenting shareholder to receive payment of the fair value of his or her shares shall not be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation.	Appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation, subject to limited exceptions, such as a merger or consolidation of corporations listed on a national securities exchange in which listed stock is offered for consideration is (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders.

A holder of any adversely affected shares who does not vote on or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:

Alters or abolishes any preferential right of any outstanding shares having preference; or

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Marshall Islands	Delaware
Dissenters’ Rights of Appraisal

Creates, alters, or abolishes any provision or right in respect to the redemption of any outstanding shares; or

Alters or abolishes any preemptive right of such holder to acquire shares or other securities; or

Excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.

Shareholder’s Derivative Actions

An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time of bringing the action and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law.	In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

A complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board or the reasons for not making such effort.	Other requirements regarding derivative suits have been created by judicial decision, including that a shareholder may not bring a derivative suit unless he or she first demands that the corporation sue on its own behalf and that demand is refused (unless it is shown that such demand would have been futile).

Such action shall not be discontinued, compromised or settled, without the approval of the High Court of the Republic of The Marshall Islands.

Reasonable expenses including attorney’s fees may be awarded if the action is successful.

A corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and the shares have a value of less than $50,000.

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DESCRIPTION OF DEBT SECURITIES

The following summary of the terms of the debt securities describes general terms that apply to the debt securities. The debt securities offered pursuant to this prospectus will be either senior debt or subordinated debt. The particular terms of any debt securities will be described more specifically in each prospectus supplement relating to those debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Senior debt securities and subordinated debt securities will be issued under either of two debt indentures summarized below. Where we make no distinction in our summary between senior debt securities and subordinated debt securities, the applicable information refers to any debt securities. Since this is only a summary, it does not contain all of the information that may be important to you. A form of senior debt indenture relating to senior debt securities and a form of subordinated debt indenture relating to subordinated debt securities are exhibits to the registration statement of which this prospectus is a part. We encourage you to read those documents.

General

The indentures do not limit the aggregate principal amount of debt securities we may issue and provide that we may issue debt securities thereunder from time to time in one or more series. The indentures do not limit the amount of other indebtedness or debt securities, other than certain secured indebtedness as described below, which we may issue. Under the indentures, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the subordinated debt securities will be unsecured obligations of ours and, as set forth below under “—Subordinated Debt Securities,” will be subordinated in right of payment to all of our senior indebtedness.

Because some of our assets are held in subsidiaries, our rights and the rights of our creditors (including the holders of debt securities) and stockholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise may be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of debt securities we are offering by that prospectus supplement. The terms may include:

•	the title and specific designation of the debt securities, including whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	whether the debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the currency or currencies, or composite currencies, in which the debt securities will be denominated and in which we will make payments on the debt securities;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

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•	the place or places where we must pay the debt securities and where any debt securities issued in registered form may be sent for transfer or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the debt securities;

•	the terms and conditions of any sinking fund;

•	if other than denominations of $1,000, the denominations in which we may issue the debt securities;

•	the amount we will pay if the maturity of the debt securities is accelerated;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any addition to or changes in the events of default or covenants that apply to the debt securities;

•	whether the debt securities will be defeasible; and

•	any other terms of the debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of the debt securities, including those relating to the subordination of any debt securities.

Unless the accompanying prospectus supplement specifies otherwise, the debt securities will not be listed on any securities exchange.

Unless the accompanying prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the accompanying prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities. Debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in the prospectus supplement, we will pay principal, premium, interest and additional amounts, if any, on the debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may pay interest on debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on debt securities issued in registered form will be payable on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to:

•	issue, register the transfer of, or exchange, debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

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We shall appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

We may issue the debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the accompanying prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units, or if any debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or currency units in the prospectus supplement.

We will comply with Section 14(e) under the U.S. Securities Exchange Act of 1934 (or the Exchange Act), and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the indentures do not limit our ability to incur debt or give holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any changes in the events of default described below or covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Subordinated Debt Securities

Unless otherwise provided in the accompanying prospectus supplement, the following provisions will apply for subordinated debt securities.

Before we pay the principal of, premium, if any, and interest on, the subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness as described below, except for:

•	obligations issued or assumed as the deferred purchase price of property;

•	conditional sale obligations;

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•	obligations arising under any title retention agreements;

•	indebtedness relating to the applicable subordinated debt securities;

•	indebtedness owed to one of our subsidiaries; and

•	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable subordinated debt securities.

Generally, indebtedness means:

•	the principal of, premium, if any, and interest on indebtedness for money borrowed;

•	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

•	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

•	obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

•	obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

•	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one’s property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

•	there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

•	the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable;

unless, among other things, in either case:

•	the default has been cured or waived; or

•	full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the subordinated debt securities to pay the principal of, premium, if any, and interest on the subordinated debt securities as and when such payment obligations become due.

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The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the subordinated debt securities or on account of any purchase or other acquisition of the subordinated debt securities by us or any of our subsidiaries, in the event of:

•	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

•	any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities.

In addition, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the subordinated debt securities.

The indenture covering subordinated debt securities will not limit the aggregate amount of senior indebtedness that we may issue. If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person unless:

•	if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States, or any state thereof, the District of Columbia or the Republic of The Marshall Islands and assumes our obligations under the debt securities;

•	immediately after the transaction, no event of default occurs and continues; and

•	we meet certain other conditions specified in the indentures.

Modification and Waiver

We and the trustee may modify and amend the indentures without the consent of the holders of the outstanding debt securities of each affected series, in order to, among other things:

•	evidence the succession of another corporation to us and the assumption of all of our obligations under the debt securities, any related coupons and our covenants by a successor;

•	add to our covenants for the benefit of holders of debt securities or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting debt securities that are not yet issued;

•	secure certain debt securities;

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•	establish the form or terms of debt securities not yet issued;

•	make provisions with respect to conversion or exchange rights of holders of debt securities;

•	evidence and provide for successor trustees; or

•	correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indentures in any material respect.

In addition, we and the trustee may modify and amend the indentures with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series. However, without the consent of each holder, we cannot modify or amend the indentures in a way that would:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

•	reduce the principal or interest on any debt security;

•	change the place or currency of payment of principal or interest on any debt security;

•	impair the right to sue to enforce any payment on any debt security after it is due; or

•	reduce the percentage in principal amount of outstanding debt securities necessary to modify or amend the indentures, to waive compliance with certain provisions of the indentures or to waive certain defaults.

The holders of at least a majority in aggregate principal amount of outstanding debt securities may waive our compliance with certain restrictive covenants of the indentures. The holders of at least a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indentures with respect to outstanding debt securities of that series, which will be binding on all holders of debt securities of that series, except a default in the payment of principal or interest on any debt security of that series or in respect of a provision of the indentures that cannot be modified or amended without each holder’s consent.

Events of Default

Each of the following will be an event of default:

•	default for 30 days in the payment of any interest;

•	default in the payment of principal;

•	default in the deposit of any sinking fund payment;

•	default in the performance of any other covenant in the indentures for 90 days after written notice; and

•	certain events in bankruptcy, insolvency or reorganization.

We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the indentures. The trustee may withhold notice of any default to the holders of debt securities of any series (except for a default on principal or interest payments on debt securities of that series) if it considers it in the interest of the holders to do so.

If an event of default occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us (and to the trustee if given by the holders). Upon any such declaration, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

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Except for certain duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. If the holders provide this security or indemnity, the holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security may bring any lawsuit or other proceeding with respect to the indentures or for any remedy under the indentures, unless:

•	the holder first gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity; and

•	the trustee fails to institute the proceeding within 60 days of the written request and has not received from holders of a majority in principal amount of the outstanding debt securities of the series in default a direction inconsistent with that request.

However, the holder of any debt security has the absolute right to receive payment of the principal of and any interest on the debt security on or after the stated due dates and to take any action to enforce any such payment.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on such debt securities to the date of deposit (if the debt securities have become due and payable) or to the maturity date, as the case may be.

Unless a prospectus supplement states that the following provisions do not apply to the debt securities of that series, we may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust), such an action a “defeasance”; or

•	to be released from our obligations under the applicable indenture as may be further described in any prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to such debt securities, such an action a “covenant defeasance.”

Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the debt securities on the scheduled due dates. Additional conditions to defeasance or covenant defeasance require that:

•	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

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•	no event of default has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

•	we have delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax for the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

If we accomplish covenant defeasance on debt securities of certain holders, those holders can still look to us for repayment of their debt securities in the event of any shortfall in the trust deposit. If one of the remaining events of default occurred, such as our bankruptcy, and the debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, such holders may not be able to obtain payment of the shortfall.

In the case of subordinated debt securities, the subordination provisions described under “—Subordinated Debt Securities” above are made subject to the provisions for defeasance and covenant defeasance. In other words, if we accomplish defeasance or covenant defeasance on any subordinated debt securities, such securities would cease to be so subordinated.

Governing Law

The indentures and the debt securities will be governed by and interpreted under the laws of the State of New York.

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DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

The following summary of the terms of the convertible debt securities describes general terms that apply to the convertible debt securities. The convertible debt securities offered pursuant to this prospectus will be either convertible senior debt or convertible subordinated debt. The particular terms of any convertible debt securities will be described more specifically in each prospectus supplement relating to those convertible debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Convertible senior debt securities and convertible subordinated debt securities will be issued under either of two debt indentures summarized below. The indentures are the same as the indentures described above under “Description of Debt Securities”. Where we make no distinction in our summary between convertible senior debt securities and convertible subordinated debt securities, the applicable information refers to any convertible debt securities. Since this is only a summary, it does not contain all of the information that may be important to you. We may issue convertible debt securities under our senior debt indenture and our subordinated debt indenture, and forms of each of these indentures are exhibits to the registration statement of which this prospectus is a part. We encourage you to read those documents.

General

The indentures do not limit the aggregate principal amount of convertible debt securities we may issue and provides that we may issue convertible debt securities thereunder from time to time in one or more series. The indentures do not limit the amount of other indebtedness or convertible debt securities, other than certain secured indebtedness as described below, which we or our subsidiaries may issue. Under the indentures, the terms of the convertible debt securities of any series may differ and we, without the consent of the holders of the convertible debt securities of any series, may reopen a previous series of convertible debt securities and issue additional convertible debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, the convertible senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the convertible subordinated debt securities will be unsecured obligations of ours and, as set forth below under “—Convertible Subordinated Debt Securities,” will be subordinated in right of payment to all of our senior indebtedness.

Because some of our assets are held in subsidiaries, our rights and the rights of our creditors (including the holders of convertible debt securities) and stockholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise may be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of convertible debt securities we are offering by that prospectus supplement. The terms may include:

•	the title and specific designation of the convertible debt securities, including whether they are convertible senior debt securities or convertible subordinated debt securities;

•	any limit on the aggregate principal amount of the convertible debt securities or the series of which they are a part;

•	whether the convertible debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the currency or currencies, or composite currencies, in which the convertible debt securities will be denominated and in which we will make payments on the convertible debt securities;

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•	the date or dates on which we must pay principal;

•	the rate or rates at which the convertible debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the convertible debt securities;

•	the terms and conditions of any sinking fund;

•	if other than denominations of $1,000, the denominations in which we may issue the convertible debt securities;

•	the terms and conditions upon which conversion of the convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	the amount we will pay if the maturity of the convertible debt securities is accelerated;

•	whether we will issue the convertible debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any addition to or changes in the events of default or covenants that apply to the convertible debt securities;

•	whether the convertible debt securities will be defeasible; and

•	any other terms of the convertible debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of the convertible debt securities, including those relating to the subordination of any convertible debt securities.

Unless the accompanying prospectus supplement specifies otherwise, the convertible debt securities will not be listed on any securities exchange.

Unless the accompanying prospectus supplement specifies otherwise, we will issue the convertible debt securities in fully registered form without coupons. If we issue convertible debt securities of any series in bearer form, the accompanying prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those convertible debt securities and to payment on and transfer and exchange of those convertible debt securities. Convertible debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in the prospectus supplement, we will pay principal, premium, interest and additional amounts, if any, on the convertible debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may pay interest on convertible debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on convertible debt securities issued in registered form will be payable on any interest payment date to the registered owners of the convertible debt securities at the close of business on the regular record date for the interest payment. We will name in the prospectus supplement all paying agents we initially designate for the convertible debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the convertible debt securities are payable.

Unless otherwise stated in the prospectus supplement, the convertible debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so

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requires) or exchanged for other convertible debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to:

•	issue, register the transfer of, or exchange, convertible debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such convertible debt securities and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

We shall appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any convertible debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the convertible debt securities are payable.

Unless otherwise stated in the prospectus supplement, we will issue the convertible debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The convertible debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

We may issue the convertible debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any convertible debt securities that are issued as original issue discount securities in the accompanying prospectus supplement.

If the purchase price of any convertible debt securities is payable in one or more foreign currencies or currency units, or if any convertible debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the convertible debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the convertible debt securities and the foreign currency or currency units in the prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase convertible debt securities at the option of the holders. Any such obligation applicable to a series of convertible debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any convertible debt securities, the indentures do not limit our ability to incur debt or give holders of convertible debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of convertible debt securities for

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information regarding any changes in the events of default described below or covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion Rights

An accompanying prospectus supplement will set forth the terms on which the convertible debt securities of any series are convertible into common stock or other securities. Those terms will address whether conversion is mandatory, at the option of the holder or at our option. The terms may also provide that the number of shares or interests of our common stock or other securities, as the case may be, to be received by the holders of the convertible debt securities will be calculated according to the market price of our common stock or other securities, as the case may be, as of a time stated in the prospectus supplement or otherwise.

Convertible Subordinated Debt Securities

Unless otherwise provided in the accompanying prospectus supplement, the following provisions will apply for convertible subordinated debt securities.

Before we pay the principal of, premium, if any and interest on, the convertible subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness as described below, except for:

•	obligations issued or assumed as the deferred purchase price of property;

•	conditional sale obligations;

•	obligations arising under any title retention agreements;

•	indebtedness relating to the applicable convertible subordinated debt securities;

•	indebtedness owed to one of our subsidiaries; and

•	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable convertible subordinated debt securities.

Generally, indebtedness means:

•	the principal of, premium, if any, and interest on indebtedness for money borrowed;

•	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

•	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

•	obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

•	obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

•	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one’s property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

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Generally, we may not pay the principal of, premium, if any, or interest on the convertible subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

•	there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

•	the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable;

unless, among other things, in either case:

•	the default has been cured or waived; or

•	full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the convertible subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the convertible subordinated debt securities to pay the principal of, premium, if any, and interest on the convertible subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the convertible subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the convertible subordinated debt securities or on account of any purchase or other acquisition of the convertible subordinated debt securities by us or any of our subsidiaries, in the event of:

•	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

•	any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities.

In addition, the rights of the holders of the convertible subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the convertible subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the convertible subordinated debt securities.

The convertible indenture covering convertible subordinated debt securities will not limit the aggregate amount of senior indebtedness that we may issue. If this prospectus is being delivered in connection with the offering of a series of convertible subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

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Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person unless:

•	if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States, or any state thereof, the District of Columbia or the Republic of The Marshall Islands, and assumes our obligations under the convertible debt securities;

•	immediately after the transaction, no event of default occurs and continues; and

•	we meet certain other conditions specified in the indentures.

Modification and Waiver

We and the trustee may modify and amend the indentures without the consent of the holders of the outstanding convertible debt securities of each affected series, in order to, among other things:

•	evidence the succession of another corporation to us and the assumption of all of our obligations under the convertible debt securities, any related coupons and our covenants by a successor;

•	add to our covenants for the benefit of holders of convertible debt securities or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting convertible debt securities that are not yet issued;

•	secure certain convertible debt securities;

•	establish the form or terms of convertible debt securities not yet issued;

•	make provisions with respect to conversion or exchange rights of holders of convertible debt securities;

•	evidence and provide for successor trustees;

•	permit payment in respect of convertible debt securities in bearer form in the United States, if allowed without penalty under applicable laws and regulations; or

•	correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of convertible debt securities of any series issued under the indentures in any material respect.

In addition, we and the trustee may modify and amend the indentures with the consent of the holders of at least a majority in aggregate principal amount of the outstanding convertible debt securities of each affected series. However, without the consent of each holder, we cannot modify or amend the indentures in a way that would:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

•	reduce the principal or interest on any debt security;

•	change the place or currency of payment of principal or interest on any debt security;

•	impair the right to sue to enforce any payment on any debt security after it is due; or

•	reduce the percentage in principal amount of outstanding convertible debt securities necessary to modify or amend the indentures, to waive compliance with certain provisions of the indentures or to waive certain defaults.

The holders of at least a majority in aggregate principal amount of outstanding convertible debt securities may waive our compliance with certain restrictive covenants of the indentures. The holders of at least a majority in principal amount of the outstanding convertible debt securities of any series may waive any past default under the indentures

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with respect to outstanding convertible debt securities of that series, which will be binding on all holders of convertible debt securities of that series, except a default in the payment of principal or interest on any debt security of that series or in respect of a provision of the indentures that cannot be modified or amended without each holder’s consent.

Events of Default

Each of the following will be an event of default:

•	default for 30 days in the payment of any interest;

•	default in the payment of principal;

•	default in the deposit of any sinking fund payment;

•	default in the performance of any other covenant in the indentures for 90 days after written notice; and

•	certain events in bankruptcy, insolvency or reorganization.

We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the indentures. The trustee may withhold notice of any default to the holders of convertible debt securities of any series (except for a default on principal or interest payments on convertible debt securities of that series) if it considers it in the interest of the holders to do so.

If an event of default occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding convertible debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us (and to the trustee if given by the holders). Upon any such declaration, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding convertible debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Except for certain duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. If the holders provide this security or indemnity, the holders of a majority in principal amount of the outstanding convertible debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the convertible debt securities of that series.

No holder of a convertible debt security may bring any lawsuit or other proceeding with respect to the indentures or for any remedy under the indentures, unless:

•	the holder first gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in principal amount of the outstanding convertible debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity; and

•	the trustee fails to institute the proceeding within 60 days of the written request and has not received from holders of a majority in principal amount of the outstanding convertible debt securities of the series in default a direction inconsistent with that request.

However, the holder of any convertible debt security has the absolute right to receive payment of the principal of and any interest on the convertible debt security on or after the stated due dates and to take any action to enforce any such payment.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of convertible debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in

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U.S. dollars or in the foreign currency in which such convertible debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on such convertible debt securities to the date of deposit (if the convertible debt securities have become due and payable) or to the maturity date, as the case may be.

Unless a prospectus supplement states that the following provisions do not apply to the convertible debt securities of that series, we may elect either:

•	to defease and be discharged from any and all obligations with respect to such convertible debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the convertible debt securities and other obligations to provide for the conversion rights of the holders of such convertible debt securities, to register the transfer or exchange of such convertible debt securities, to replace temporary or mutilated, destroyed, lost or stolen convertible debt securities, to maintain an office or agency with respect to such convertible debt securities and to hold moneys for payment in trust), such an action a “defeasance”; or

•	to be released from our obligations under the applicable indenture as may be further described in any prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to such convertible debt securities, such an action a “covenant defeasance”.

Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the convertible debt securities on the scheduled due dates. Additional conditions to defeasance or covenant defeasance require that:

•	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no event of default has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

•	we have delivered to the trustee an opinion of counsel to the effect that the holders of such convertible debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax for the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

If we accomplish covenant defeasance on convertible debt securities of certain holders, those holders can still look to us for repayment of their convertible debt securities in the event of any shortfall in the trust deposit. If one of the remaining events of default occurred, such as our bankruptcy, and the convertible debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, such holders may not be able to obtain payment of the shortfall.

In the case of convertible subordinated debt securities, the subordination provisions described under “—Convertible Subordinated Debt Securities” above are made subject to the provisions for defeasance and covenant defeasance. In other words, if we accomplish defeasance or covenant defeasance on any convertible subordinated debt securities, such securities would cease to be so subordinated.

Governing Law

The indentures and the convertible debt securities will be governed by and interpreted under the laws of the State of New York.

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USE OF GLOBAL SECURITIES

The debt securities of any series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with a depositary or its nominee identified in the series prospectus supplement.

The specific terms of the depositary arrangement covering debt securities will be described in the prospectus supplement relating to that series. We anticipate that the following provisions or similar provisions will apply to depositary arrangements relating to debt securities, although to the extent the terms of any arrangement differs from those described in this section, the terms of the arrangement shall supersede those in this section as ultimately described in the applicable indenture and related documents.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit, to accounts in its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global security. These accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Only institutions that have accounts with the depositary or its nominee, and persons who hold beneficial interests through those participants, may own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, its nominee or any such participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interest in a global security.

As long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names and will not be entitled to receive physical delivery of the debt securities in definitive form.

We will make all payments of principal of, any premium and interest on, and any additional amounts with respect to, debt securities issued as global securities to the depositary or its nominee. Neither we nor the trustee, any paying agent or the security registrar assumes any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The indentures provide that if:

•	the depositary notifies us that it is unwilling or unable to continue as depositary for a series of debt securities, or if the depositary is no longer legally qualified to serve in that capacity, and we have not appointed a successor depositary within 90 days of written notice;

•	we determine that a series of debt securities will no longer be represented by global securities and we execute and deliver an order to that effect to the trustee; or

•	an event of default with respect to a series of debt securities occurs and continues;

the global securities for that series will be exchanged for registered debt securities in definitive form. The definitive debt securities will be registered in the name or names the depositary instructs the trustee. We expect that these instructions may be based upon directions the depositary receives from participants with respect to ownership of beneficial interests in global securities.

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DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

General

We may issue warrants to purchase common stock, preferred stock and debt securities or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

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DESCRIPTION OF UNITS

We may issue units composed of any combination of our common stock, preferred stock, debt securities, convertible debt securities or warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement will describe the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file these documents with the SEC for incorporation by reference into this prospectus, as applicable. Please read “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Convertible Debt Securities” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

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SELLING SHAREHOLDER

This prospectus covers the offering for resale of up to 8,178,517 shares of our common stock by the selling shareholder identified below.

An aggregate of 8,178,517 shares of our common stock covered by this prospectus are held by affiliates of GA Holdings LLC, which was our sole shareholder prior to our initial public offering in August 2013. These shares were issued to GA Holdings LLC (i) in a private transaction prior to our initial public offering when it exchanged its 100% interest in Ardmore Shipping LLC for 8,049,500 shares of Ardmore Shipping Corporation, and Ardmore Shipping LLC became a wholly owned subsidiary of Ardmore Shipping Corporation and (ii) pursuant to our Dividend Reinvestment Plan.

The table below provides information about the ownership of the selling shareholder of our common shares and the maximum number of common shares that may be offered from time to time by the selling shareholder under this prospectus. The information in the table below is based on information filed with the SEC and information provided to us. The selling shareholder may currently hold or acquire at any time common shares in addition to those registered hereby. In addition, the selling shareholder may sell, transfer or otherwise dispose of some or all of its common shares in private placement transactions exempt from, or not subject to, the registration requirements of the Securities Act. Accordingly, we cannot estimate the number or percentage of common shares that will be held by the selling shareholder upon termination of this offering. For information on the methods of sale that may be used by the selling shareholder, please read “Plan of Distribution.”

Information concerning the selling shareholder may change from time to time and, to the extent required, we will supplement this prospectus accordingly.

Two members of our board of directors, Reginald Jones and Niall McComiskey, are affiliated with GA Holdings LLC. For additional information about certain relationships and transactions between us and the selling shareholder, please read “Item 7. Major Shareholders and Related Party Transactions” in our Annual Report on Form 20-F.

We have prepared the following table and the related notes solely based on information filed with the SEC or supplied to us by the selling shareholder. We have not sought to verify such information. Additionally, the selling shareholder may have sold or transferred some or all of the common shares listed below in exempt or non-exempt transactions since the date on which the information was filed with the SEC or provided to us. Other information about the selling shareholder may change over time.

Selling shareholder and Address	Common Shares Owned	Percentage of Common Shares Owned*	Common Shares That May be Offered Hereby
GA Holdings LLC(1)	8,178,517	31.3%	8,178,517
c/o 555 Theodore Fremd Avenue, Suite A-201 Rye, NY 10580

*	Based on a total of 26,109,304 common shares issued and outstanding on August 19, 2015.
(1)	This information is based in part on the Schedule 13G filed with the SEC on February 14, 2014. Approximately 98.6% of the limited company interests in GA Holdings LLC are owned by private investment funds managed by affiliates of Greenbriar Equity Group, LLC. Such entities and their control persons, Joel S. Beckman, Reginald L. Jones III (an Ardmore director) and Gerald Greenwald, have shared voting and investment power with respect to shares of the company held by GA Holdings LLC.

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TAX CONSIDERATIONS

The following is a discussion of the material Marshall Islands, Bermuda and U.S. federal income tax considerations relevant to an investment decision by a U.S. Holder and a Non-U.S. Holder, each as defined below, with respect to our common shares. This discussion does not purport to deal with the tax consequences of owning our common shares to all categories of investors, some of which, such as financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, persons holding our common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that have elected the mark-to-market method of accounting for their securities, persons liable for alternative minimum tax, persons who are investors in partnerships or other pass-through entities for U.S. federal income tax purposes, dealers in securities or currencies, U.S. Holders whose functional currency is not the U.S. dollar and investors that own, actually or under applicable constructive ownership rules, 10% or more of our shares of common stock, who may be subject to special rules. This discussion deals only with holders who purchase common shares in connection with an offering and hold the common shares as a capital asset. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or non-U.S. law of the ownership of our common shares.

Marshall Islands Tax Considerations

In the opinion of Seward & Kissel LLP, the following are the material Marshall Islands tax consequences of our activities to us and of our common shares to our shareholders. We are incorporated in the Marshall Islands. Under current Marshall Islands law, we are not subject to tax on income or capital gains, and no Marshall Islands withholding tax will be imposed upon payments of dividends by us to our shareholders.

Bermuda Tax Considerations

The following are the material Bermuda tax consequences of the ownership of our common shares. We are not currently subject to taxation under the laws of Bermuda. Distributions received by us from our subsidiaries also are not subject to any Bermuda tax. We recently completed the transition of all of our vessel-owning subsidiaries to the Bermuda tax regime.

There is currently no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by non-residents of Bermuda in respect of capital gains realized on a disposition of our common shares or in respect of distributions they receive from us with respect to our common shares. While this position currently applies to the taxation of persons ordinarily resident in Bermuda, the law is subject to change and Bermuda shareholders are advised to consult their own tax advisors regarding possible Bermuda taxes with respect to dispositions of and distributions on our common shares.

We have received from the Minister of Finance under the Exempted Undertakings Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts any legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, the imposition of any such tax shall not be applicable to us or to any of our operations or shares, debentures or other obligations, until March 31, 2035. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land leased to the Company. The assurance also does not exempt us from paying import duty on goods imported into Bermuda.

The taxation laws of Bermuda are applicable to persons ordinarily resident in Bermuda, which includes us and certain of our subsidiaries. We and our subsidiaries incorporated in Bermuda do pay such sundry taxes and annual government fees to the Bermuda government as are applicable.

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Bermuda currently has no tax treaties in place with other countries in relation to double-taxation or for the withholding of tax for foreign tax authorities.

U.S. Federal Income Tax Considerations

In the opinion of Seward & Kissel LLP, our U.S. tax counsel, the following are the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders, each as defined below, of our common shares. The following discussion of U.S. federal income tax matters is based on the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the United States Department of the Treasury (or the Treasury Regulations), all of which are subject to change, possibly with retroactive effect.

U.S. Federal Income Taxation of United States Holders

As used herein, the term “U.S. Holder” means a holder that for U.S. federal income tax purposes is a beneficial owner of our common shares and is an individual U.S. citizen or resident, a U.S. corporation or other U.S. entity taxable as a corporation, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common shares, you are encouraged to consult your tax advisor.

Distributions. Subject to the discussion of passive foreign investment companies below, any distributions made by us with respect to our common shares to a U.S. Holder will generally constitute dividends to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of such earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in our common shares and thereafter as capital gain. Because we are not a U.S. corporation, U.S. Holders that are corporations will not be entitled to claim a dividends received deduction with respect to any distributions they receive from us. Dividends paid with respect to our common shares will generally be treated as foreign source dividend income and will generally constitute “passive category income” for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes.

Subject to applicable limitations, including a holding period requirement, dividends paid on our common shares to certain non-corporate U.S. Holders will generally be treated as “qualified dividend income” that is taxable to such U.S. Holders at preferential tax rates provided that (1) the common shares are readily tradable on an established securities market in the United States (such as the NYSE, on which our common shares are traded); and (2) we are not a passive foreign investment company for the taxable year during which the dividend is paid or the immediately preceding taxable year (which, as discussed below, we do not believe that we are or will be for any future taxable years).

There is no assurance that any dividends paid on our common shares will be eligible for these preferential rates in the hands of such non-corporate U.S. Holders, although, as described above, we expect such dividends to be so eligible provided an eligible non-corporate U.S. Holder meets all applicable requirements. Any dividends paid by us which are not eligible for these preferential rates will be taxed as ordinary income to a non-corporate U.S. Holder.

Special rules may apply to any “extraordinary dividend”—generally, a dividend in an amount which is equal to or in excess of 10% of a shareholder’s adjusted tax basis in a common share—paid by us. If we pay an “extraordinary dividend” on our common shares that is treated as “qualified dividend income,” then any loss derived by certain non-corporate U.S. Holders from the sale or exchange of such common shares will be treated as long term capital loss to the extent of such dividend.

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Sale, Exchange or Other Disposition of Common Shares. Assuming we do not constitute a passive foreign investment company for any taxable year, a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of our common shares in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such shares. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Such capital gain or loss will generally be treated as U.S. source income or loss, as applicable, for U.S. foreign tax credit purposes. Long-term capital gains of certain non-corporate U.S. Holders are currently eligible for reduced rates of taxation. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

3.8% Tax on Net Investment Income

Certain U.S. Holders that are individuals, estates, or, in certain cases, trusts, are subject to a 3.8% tax on certain investment income, including dividends and capital gains. U.S. Holders should consult their tax advisors regarding the effect, if any, of this tax on their ownership of our common shares.

Passive Foreign Investment Company Status and Significant Tax Consequences

Special U.S. federal income tax rules apply to a U.S. Holder that holds shares in a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder holds our common shares, either

•	at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

•	at least 50% of the average value of our assets during such taxable year produce, or are held for the production of, passive income.

For purposes of determining whether we are a PFIC, cash held by us will be treated as passive assets. In addition, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business.

Based on our current and anticipated operations, we do not believe that we are currently a PFIC or will be treated as a PFIC for any future taxable year. Our belief is based principally on the position that the gross income we derive from our time chartering activities should constitute services income, rather than rental income. Accordingly, such income should not constitute passive income, and the assets that we own and operate in connection with the production of such income, in particular, the vessels, should not constitute passive assets for purposes of determining whether we are a PFIC. There is substantial legal authority supporting this position consisting of case law and IRS pronouncements concerning the characterization of income derived from time charters as services income for other tax purposes. However, there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. Accordingly, no assurance can be given that the IRS or a court of law will accept this position, and there is a risk that the IRS or a court of law could determine that we are a PFIC. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund” (or QEF election). As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to our common shares, as discussed below. A U.S. holder of shares in a PFIC will be required to file an annual information return on IRS Form 8621 containing information regarding the PFIC as required by applicable Treasury Regulations.

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Taxation of U.S. Holders Making a Timely QEF Election. If a U.S. Holder makes a timely QEF election, which U.S. Holder we refer to as an “Electing Holder,” the Electing Holder must report for U.S. federal income tax purposes its pro rata share of our ordinary earnings and net capital gain, if any, for each of our taxable years during which we are a PFIC that ends with or within the taxable year of the Electing Holder, regardless of whether distributions were received from us by the Electing Holder. No portion of any such inclusions of ordinary earnings will be treated as “qualified dividend income.” Net capital gain inclusions of certain non-corporate U.S. Holders would be eligible for preferential capital gains tax rates. The Electing Holder’s adjusted tax basis in the common shares will be increased to reflect any income included under the QEF election. Distributions of previously taxed income will not be subject to tax upon distribution but will decrease the Electing Holder’s tax basis in the common shares. An Electing Holder would not, however, be entitled to a deduction for its pro rata share of any losses that we incur with respect to any taxable year. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of our common shares. A U.S. Holder would make a timely QEF election for our common shares by filing one copy of IRS Form 8621 with its U.S. federal income tax return for the first year in which it held such shares when we were a PFIC. If we determine that we are a PFIC for any taxable year, we would provide each U.S. Holder with all necessary information in order to make the QEF election described above.

Taxation of U.S. Holders Making a Mark-to-Market Election. Alternatively, if we were to be treated as a PFIC for any taxable year and, as we anticipate will be the case, our shares are treated as “marketable stock,” a U.S. Holder would be allowed to make a “mark-to-market” election with respect to our common shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the common shares at the end of the taxable year over such Holder’s adjusted tax basis in the common shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common shares over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in its common shares would be adjusted to reflect any such income or loss amount recognized. In a year when we are a PFIC, any gain realized on the sale, exchange or other disposition of our common shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the common shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Holder.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election. If we were to be treated as a PFIC for any taxable year, a U.S. Holder who does not make either a QEF election or a “mark-to-market” election for that year, whom we refer to as a “Non-Electing Holder,” would be subject to special rules with respect to (i) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on the common shares in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common shares), and (ii) any gain realized on the sale, exchange or other disposition of our common shares. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the common shares;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, would be taxed as ordinary income and would not be “qualified dividend income”; and

•	the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed tax deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

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U.S. Federal Income Taxation of Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a holder that, for U.S. federal income tax purposes, is a beneficial owner of common shares (other than a partnership) that is not a U.S. Holder.

If a partnership holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common shares, you are encouraged to consult your tax advisor.

Dividends on Common Shares. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on dividends received from us with respect to our common shares, unless that income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.

Sale, Exchange or Other Disposition of Common Shares. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale, exchange or other disposition of our common shares, unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States; or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and other conditions are met.

Income or Gains Effectively Connected with a U.S. Trade or Business. If the Non-U.S. Holder is engaged in a U.S. trade or business for U.S. federal income tax purposes, dividends on the common shares and gain from the sale, exchange or other disposition of the shares, that is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), will generally be subject to regular U.S. federal income tax in the same manner as discussed in the previous section relating to the taxation of U.S. Holders. In addition, in the case of a corporate Non-U.S. Holder, its earnings and profits that are attributable to the effectively connected income, which are subject to certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable U.S. income tax treaty.

Backup Withholding and Information Reporting. In general, dividend payments, or other taxable distributions, and the payment of the gross proceeds on a sale of our common shares, made within the United States to a non-corporate U.S. Holder will be subject to information reporting. Such payments or distributions may also be subject to backup withholding if the non-corporate U.S. Holder:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that it has failed to report all interest or dividends required to be shown on its federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding with respect to dividends payments or other taxable distribution on our common shares by certifying their status on an applicable IRS Form W-8. If a Non-U.S. Holder sells our common shares to or through a U.S. office of a broker, the payment of the proceeds is subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder certifies that it is a non-U.S. person, under penalties of perjury, or it otherwise establishes an exemption. If a Non-U.S. Holder sells our common shares through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid outside the United States, then information reporting and backup withholding generally will not apply to that payment. However, U.S. information reporting requirements, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our common shares through a non-U.S. office of a broker that is a U.S. person

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or has some other contacts with the United States. Such information reporting requirements will not apply, however, if the broker has documentary evidence in its records that the Non-U.S. Holder is not a U.S. person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Rather, a refund may generally be obtained of any amounts withheld under backup withholding rules that exceed the taxpayer’s U.S. federal income tax liability by filing a timely refund claim with the IRS.

Individuals who are U.S. Holders (and to the extent specified in applicable Treasury regulations, Non-U.S. Holders and certain U.S. entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code) are required to file IRS Form 8938 with information relating to the asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher dollar amount as prescribed by applicable Treasury Regulations). Specified foreign financial assets would include, among other assets, our common shares, unless the common shares are held in an account maintained with a U.S. financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury Regulations, a Non-U.S. Holder or a U.S. entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including U.S. entities) and Non-U.S. Holders are encouraged to consult their own tax advisors regarding their reporting obligations in respect of our common shares.

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PLAN OF DISTRIBUTION

We or the selling shareholder may sell shares of our securities offered by this prospectus and applicable prospectus supplements from time to time on a continuous or delayed basis:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers or other persons or entities;

•	through a combination of any such methods of sale; or

•	through other means.

We or the selling shareholder may enter into hedging transactions with respect to our securities. For example, we or the selling shareholder may:

•	enter into transactions involving short sales of our securities by underwriters, brokers or dealers;

•	sell our securities short and deliver the securities to close out short positions;

•	enter into option or other types of transactions that require us or the selling shareholder to deliver shares of our securities to an underwriter, broker or dealer, who will then resell or transfer the shares of securities under this prospectus; or

•	loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned shares of securities or, in the event of default, sell the pledged securities.

If underwriters are used to sell our securities, we and/or the selling shareholder will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from us or the selling shareholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. Any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 under the Securities Act rather than pursuant to this prospectus.

The applicable prospectus supplement relating to our securities will set forth, among other things:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us, if any, from such sale;

•	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

•	any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale by us or the selling shareholder, the shares of our securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the New York Stock Exchange:

•	at a fixed price or prices that may be changed;

•	at market prices prevailing at the time of sale;

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•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Our securities may be offered to the public by us or the selling shareholder either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Our securities may be sold directly by us or the selling shareholder from time to time, at prevailing market prices or otherwise. Our securities may also be sold through agents designated by us or the selling shareholder from time to time, at prevailing market prices or otherwise. The selling shareholder may act independently from us in making decisions with respect to the timing, manner and size of each sale. Any agent involved in the offer or sale of shares of our securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us or the selling shareholder to be indemnified by us or the selling shareholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us or the selling shareholder to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. We may also indemnify the selling shareholder against certain liabilities in connection with sales of shares under this prospectus, including certain liabilities arising under the Securities Act.

Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us or the selling shareholder in the ordinary course of business.

Any underwriters to whom shares of our securities are sold by us or the selling shareholder for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for our securities.

Certain persons participating in any offering of shares of our securities, whether by us or by the selling shareholder, may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell shares of our securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of our securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of shares of our securities than they are required to purchase from us or the selling shareholder in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such security is repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. These activities will be described in more detail in the applicable prospectus supplement.

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SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Republic of The Marshall Islands as a corporation. The Republic of The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.

Most of our directors and officers and those of our controlled affiliates are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside of the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us or our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. However, we have expressly submitted to the jurisdiction of the U.S. federal and New York state courts sitting in the City of New York for the purpose of any suit, action or proceeding arising under the securities laws of the United States or any state in the United States, and we have appointed Seward & Kissel LLP to accept service of process on our behalf in any such action.

Seward & Kissel LLP, our counsel as to Marshall Islands law, has advised us that there is uncertainty as to whether the courts of the Republic of The Marshall Islands would (1) recognize or enforce against us or our directors and officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws or (2) impose liabilities against us or our directors and officers or those of our controlled affiliates in original actions brought in the Republic of The Marshall Islands, based on these laws.

LEGAL MATTERS

Unless otherwise stated in any applicable prospectus supplement, Perkins Coie LLP will pass upon certain legal matters for us with respect to the offering of our securities. Unless otherwise stated in any applicable prospectus supplement, the validity of shares of our equity securities and certain other legal matters with respect to the laws of the Republic of The Marshall Islands will be passed upon for us by Seward & Kissel LLP. As appropriate, legal counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement and may opine to certain legal matters

EXPERTS

The consolidated financial statements of Ardmore Shipping Corporation appearing in Ardmore Shipping Corporation’s Annual Report (Form 20-F/A) for the year ended December 31, 2014, have been audited by Ernst & Young, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports with and furnish information to the SEC. You may inspect and copy any document we file with or furnish to the SEC at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the SEC at that address, at prescribed rates, or from the SEC’s website on the internet at www.sec.gov free of charge. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. You can also obtain information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

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As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 20-F/A for the fiscal year ended December 31, 2014;

•	all subsequent Annual Reports on Form 20-F filed with the SEC prior to the termination of this offering;

•	our Reports on Form 6-K filed with the SEC on April 10, 2015 and on August 4, 2015, which contains our unaudited condensed interim consolidated financial statements and related notes for the six months ended June 30, 2015 and June 30, 2014;

•	all subsequent Reports on Form 6-K filed with the SEC prior to the termination of this offering that we identify in such Reports as being incorporated by reference into the registration statement of which this prospectus is a part; and

•	the description of our capital stock as described in our Registration Statement on Form 8-A filed on July 29, 2013, including any subsequent amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its public reference facilities or its website at the addresses provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our internet website at www.ardmoreshipping.com, or by writing or calling us at the following address:

Ardmore Shipping Corporation

Hamilton House

10 Queen Street, Suite 102

Hamilton, HM 11

Bermuda

(441) 405 7800

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document. The information contained in our website is not part of this prospectus.

In reviewing any agreements included as exhibits to the registration statement relating to the securities covered by this prospectus or to other SEC filings incorporated by reference into this prospectus or any prospectus supplement, please be aware that these agreements are attached as exhibits to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by

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each of the parties to the applicable agreement, which representations and warranties may have been made solely for the benefit of the other parties to the applicable agreement and, as applicable:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that may have been made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied upon by investors in considering whether to invest in our securities.

EXPENSES

The following table sets forth costs and expenses, other than any underwriting discounts and commissions, we expect to incur in connection with the issuance and distribution of the shares of our securities covered by this prospectus. All amounts are estimated except the SEC registration fee.

U.S. Securities and Exchange Commission registration fee		$34,364
FINRA filing fees		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing costs		*
Transfer agent fees		*
New York Stock Exchange listing fee		*
Miscellaneous		*

Total	$	*

*	To be provided in a prospectus supplement or in a Report on Form 6-K subsequently incorporated by reference into this prospectus.

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5,579,978 Shares

ARDMORE SHIPPING CORPORATION

Common Stock

PROSPECTUS SUPPLEMENT

November 28, 2017

MORGAN STANLEY